UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☑

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IMPERIAL INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $.01, of Imperial Industries, Inc.
	(2)	Aggregate number of securities to which transaction applies: As of August 7, 2012,there were 2,566,210 shares of Imperial common stock outstanding
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The maximum aggregate value was determined based upon 2,566,210 shares of common stock multiplied by $.30 per share.  In accordance with Rule 0-11of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .0001146 by the sum calculated in the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $769,863
	(5)	Total fee paid: $88.23

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form, Schedule or Registration Statement No.:
Filing Party:
Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, AUGUST 20, 2012

Imperial Industries, Inc.
1259 NW 21st Street
Pompano Beach, Florida 33069

Dear Stockholder,

You are cordially invited to attend a special meeting of Imperial Industries, Inc. stockholders to be held on October 17, 2012, starting at 10:00 a.m. at the law offices of Legon, Ponce & Fodiman, P. A. located at 1111 Brickell Avenue, Suite 2150, Miami, Florida 33131.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement under which Imperial would be acquired by Q.E.P. Co., Inc. Imperial entered into this merger agreement on July 30, 2012. If the merger is completed, you, as a holder of Imperial common stock, will be entitled to receive $.30 in cash, without interest and less any applicable withholding taxes, for each share of Imperial common stock owned by you at the consummation of the merger, as more fully described in the enclosed proxy statement.

After careful consideration, Imperial’s board of directors has unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Imperial and its stockholders and unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is very important, regardless of the number of shares of common stock you own. Imperial cannot consummate the merger unless the merger agreement is approved by the affirmative vote of a majority of the outstanding shares of Imperial’s common stock. Therefore, the failure of any stockholder to vote will have the same effect as a vote by that stockholder against the adoption of the merger agreement.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this document. Imperial encourages you to read this document and the merger agreement carefully and in their entirety. You may also obtain more information about Imperial from documents Imperial has filed with the Securities and Exchange Commission.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

/s/ S. Daniel Ponce

S. Daniel Ponce
Chairman of the Board
Pompano Beach, Florida

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated August 22, 2012, and is first being mailed to stockholders on or about August 25, 2012.

Imperial Industries, Inc.
1259 NW 21st Street
Pompano Beach, Florida 33069

To the Stockholders of Imperial:

A special meeting of stockholders of Imperial Industries, Inc., a Delaware corporation, or Imperial, will be held on October 17, 2012 starting at 10:00 a.m. at the law offices of Legon, Ponce & Fodiman, P. A. located at 1111 Brickell Avenue, Suite 2150, Miami, Florida 33131, for the following purposes:

1.
To consider and vote on a proposal to adopt an Amended and Restated Agreement and Plan of Merger, dated as of August 8, 2012, among Imperial Industries, Inc., Q.E.P. Co., Inc. and wholly owned subsidiary of Q.E.P. Co., Inc., as it may be amended from time to time, pursuant to which Imperial will be acquired by Q.E.P. Co., Inc.

2.
To consider and vote on a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.

3.	To consider and vote on such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Imperial’s board of directors has specified the close of business on August 22, 2012 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Imperial common stock held on the record date.

Under Delaware law, Imperial stockholders who do not vote in favor of the merger agreement and the merger will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and the merger and comply with the other Delaware law procedures explained in the accompanying proxy statement.

Regardless of whether you plan to attend the special meeting in person, Imperial requests that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be present in person or represented at the special meeting. If you have Internet access, Imperial encourages you to record your vote via the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “ FOR ” the adoption of the merger agreement and “ FOR ” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.

THE IMPERIAL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

By Order of the Board of Directors,

S. Daniel Ponce
Chairman of the Board
Pompano Beach, Florida

ADDITIONAL INFORMATION

This document incorporates important business and financial information about Imperial from documents that are not included in or delivered with this document. See “Where You Can Find More Information” on page 44. You can obtain documents incorporated by reference in this document by requesting them in writing from Imperial Industries, Inc., 1259 NW 21st Street, Pompano Beach, Florida 33069 or by telephone at (954) 917-4114. You will not be charged for any of these documents that you request. If you wish to request documents, you should do so by October 1, 2012 in order to receive them before the special meeting.

For additional questions about the merger, assistance in submitting proxies or voting shares of Imperial’s common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact Imperial’s proxy solicitor:

Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
(800) 460-1014 (toll free)
(203) 658-9400 (collect)

i

TABLE OF CONTENTS (continued)

Page
THE MERGER AGREEMENT	27
The Merger	27
The Merger Consideration and the Conversion of Capital Stock	28
Payment Procedures	28
Treatment of Options, Restricted Stock and Other Equity Awards	28
Stockholders’ Meeting	29
Representations and Warranties	29
Covenants Regarding Conduct of Business by Imperial Pending the Merger	31
No Solicitations	33
Imperial Board Recommendation	34
Employee Compensation and Benefits
Other Covenants and Agreements	34
Reasonable Best Efforts
Conditions to the Merger	36
Termination of the Merger Agreement	37
SUBMISSION OF STOCKHOLDER PROPOSALS
APPRAISAL RIGHTS	39
CURRENT MARKET PRICE OF COMMON STOCK	42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43
WHERE YOU CAN FIND MORE INFORMATION	44

Annex A: Amended and Restated Agreement and Plan of Merger

Annex B: Opinion of Cassel Salpeter & Co.

Annex C: Section 262 of the General Corporation Law of the State of Delaware

Annex D Form of Stockholder Support Agreement

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the proposed merger and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of shares of Imperial common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. Imperial sometimes makes reference to Imperial Industries, Inc. and its subsidiaries in this proxy statement by using the terms “Imperial,” or the “Company.”

Q:	What is the transaction?

A:
Imperial and Q.E.P. have entered into a definitive agreement pursuant to which, subject to the terms and conditions of the merger agreement, Q.E.P. will acquire Imperial through the merger of a wholly owned subsidiary of Q.E.P. with and into Imperial. Imperial will be the surviving corporation (which Imperial refers to as the surviving corporation) in the merger and will continue as a wholly owned subsidiary of Q.E.P.

Q:	What will an Imperial stockholder receive when the merger occurs?

A:
For every share of Imperial common stock held at the time of the merger, Imperial stockholders will be entitled to receive $.30 in cash, without interest, less any applicable withholding taxes. This does not apply to shares held by Imperial stockholders, if any, who have perfected their appraisal rights under Delaware law.

Q:	What will happen in the merger to Imperial’s stock options?

A:
Upon the consummation of the merger, the options to acquire Imperial common stock outstanding immediately prior to the effective time of the merger will be cancelled and each holder of options shall receive no consideration in exchange thereof as the exercise prices of all outstanding options exceed the price per share offered in connection with the merger.

Q:	How does the merger consideration compare to the market price of Imperial common stock?

A:
The merger consideration of $.30 per share of Imperial common stock represents a 50% premium over the closing price per share of Imperial common stock on the over the counter market on July 27, 2012, the last trading day before the date the merger agreement was executed. You are encouraged to obtain current market quotations for Imperial common stock in connection with voting your shares.

Q:	When do you expect the merger to be completed?

A:
Imperial expects the merger to be completed by October 17, 2012. However, the merger is subject to various closing conditions, including Imperial stockholder approval, and it is possible that the failure to timely meet these closing conditions or other factors outside of Imperial’s control could require Imperial to complete the merger at a later time or not at all.

Q:	Why am I receiving this proxy statement?

A:
You are receiving this proxy statement because you were a stockholder of Imperial as of August 22, 2012 the record date for the special meeting. To complete the merger, Imperial’s stockholders holding a majority of the outstanding shares of Imperial common stock must vote in favor of the merger and adopt the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. Imperial will submit the merger agreement to its stockholders for adoption at the special meeting described in this proxy statement. You should read the section entitled “The Special Meeting” beginning on page 12.

Q:	When and where will the special meeting of stockholders be held?

A:
The special meeting of Imperial stockholders (which Imperial refers to as the special meeting) will be held on October 17, 2012 starting at 10:00 a.m. at the law offices of Legon, Ponce & Fodiman, P. A. located at 1111 Brickell Avenue, Suite 2150, Miami, FL 33131.

Q:	What are the proposals that will be voted on at the special meeting?

A:
You will be asked to consider and vote on: (1) the adoption of the merger agreement; (2) the adjournment or postponement of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q:	Who is entitled to attend and vote at the special meeting?

A:
The record date for the special meeting is August 22, 2012. If you own shares of Imperial common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were approximately 2,566,210 shares of Imperial common stock issued and outstanding.

Q:	How many votes are required to adopt the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies?

A:
The adoption of the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of shares of Imperial common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. In connection with the transactions contemplated by the merger agreement, each member of Imperial’s board of directors, S. Daniel Ponce, Chairman, Lisa Brock, Vice Chairman, Howard L. Ehler, Jr., Executive Vice President, Milton J. Wallace and Morton Weinberger, who beneficially owned, as of the record date, approximately 2.127%, 5.534%, 1.073%, 1.545% and 1.161% respectively, of the total outstanding shares of Imperial common stock have entered into Stockholder Support Agreements with Q.E.P. to, among other things, vote their respective shares of Imperial common stock in favor of the merger, unless the merger agreement has been terminated.

Q.	How does the Imperial board of directors recommend that I vote on the proposals?

A:
Imperial ’s board of directors has determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable to and in the best interests of Imperial’s stockholders and unanimously recommends that you vote “ FOR ” the proposal to adopt the merger agreement. You should read the section entitled “The Merger—Reasons for the Merger; Recommendation of Imperial’s Board of Directors” beginning on page 17.

Q:	How are votes counted? Why is my vote important?

A:
Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions. The affirmative vote of a majority of the outstanding shares of Imperial common stock is required under Delaware law to adopt the merger agreement. As a result, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Because the affirmative vote of a majority of the shares of Imperial common stock present in person or represented by proxy at the special meeting is required to adopt the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, abstentions will count as a vote “AGAINST” the proposal but the failure to vote your shares will have no effect on the outcome of the proposal.

Q:	What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A:
Your brokerage firm, bank, trust or other nominee will not be able to vote your shares unless you have properly instructed your nominee on how to vote. The adoption of the merger agreement requires an affirmative vote of a majority of the outstanding shares of Imperial common stock for approval. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares of Imperial common stock present in person or represented at the special meeting and entitled to vote thereon. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares as described below. You have one vote for each share of Imperial common stock you own as of the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote:

• by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

• by using the telephone number printed on your proxy card or via the Internet; or

• in person by appearing at the special meeting.

If you are voting by telephone or via the Internet, your voting instructions must be received by 7:00 p.m Eastern time on the date prior to the date of the special meeting.

Voting by telephone or via the Internet or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail or by telephone even if you plan to attend the special meeting in person to ensure that your shares of Imperial common stock are present in person or represented at the special meeting.

If you return your signed proxy card, but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the adoption of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. With respect to any other matter that properly comes before the special meeting, shares present in person or represented by all proxies received by Imperial will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:
If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What constitutes a quorum for the special meeting?

A:
The presence, in person or by proxy, of stockholders representing a majority of the shares of Imperial common stock entitled to vote at the special meeting will constitute a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card, vote by telephone or via the Internet or vote in person at the special meeting, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of Imperial common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q:	What does it mean if I receive more than one proxy?

A:
If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:	Should I send in my stock certificates now?

A:
No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Imperial common stock for the merger consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:	What happens if I sell my shares of Imperial common stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Imperial common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” on page 39 and Annex C.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:
Stockholders are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which Imperial refers to as Delaware law, provided they satisfy the special criteria and conditions set forth in Section 262 of Delaware law. For more information regarding appraisal rights, see “Appraisal Rights” on page 39. In addition, a copy of Section 262 of Delaware law is attached as Annex C to this proxy statement.

Q:	What are the material federal income tax consequences of the merger to me?

A:
The receipt of cash for shares of Imperial common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a holder of Imperial common stock will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the merger and (ii) the holder’s adjusted tax basis in the shares. Stockholders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger.

Q:	Who can answer further questions?

A:
For additional questions about the merger, assistance in submitting proxies or voting shares of Imperial common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact Imperial at:

Imperial Industries, Inc.
1259 NW 21st Street
Pompano Beach, Florida 33069
Attention: Howard L. Ehler, Jr.

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

SUMMARY

The following summary highlights information in this proxy statement and may not contain all the information that is important to you. Accordingly, Imperial encourages you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Imperial sometimes makes reference to Imperial Industries, Inc. and its subsidiaries in this proxy statement by using the terms “Imperial,” or the “Company.” Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Merger

The Amended and Restated Agreement and Plan of Merger, dated as of August 8, 2012, which is referred to as the merger agreement, among Imperial, Q.E.P. Co., Inc., which is referred to as Q.E.P., and Imperial Acquisition Sub Inc., which is referred to as Merger Sub, provides that Merger Sub, a wholly owned subsidiary of Q.E.P., will merge with and into Imperial.  As a result of the merger, Imperial will become a wholly owned subsidiary of Q.E.P. Upon completion of the proposed merger, shares of Imperial’s common stock will no longer be listed on any stock exchange or quotation system. At the completion of the merger, each outstanding share of Imperial common stock will be converted into the right to receive $.30 in cash, without interest and less applicable withholding taxes (other than shares of Imperial common stock held by any holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of Delaware law, as described in this proxy statement). This amount in this proxy statement is referred to as the merger consideration.

The Special Meeting

Date, Time and Place. The special meeting will be held on October 17, 2012, starting at 10:00 a.m. at the law offices of Legon, Ponce & Fodiman, P. A. located at 1111 Brickell Avenue, Suite 2150, Miami, FL 33131.

Purpose. You will be asked to consider and vote upon: (1) the adoption of the merger agreement; (2) the adjournment or postponement of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date and Quorum. You are entitled to vote at the special meeting if you owned shares of Imperial common stock at the close of business on August 22, 2012 the record date for the special meeting. You will have one vote for each share of Imperial common stock that you owned on the record date. As of August 22, 2012 there were 2,566,210 shares of Imperial common stock issued and outstanding and entitled to vote. A majority of Imperial common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of the special meeting. In the event that a quorum is not present at the special meeting, the meeting may be adjourned or postponed to solicit additional proxies.

Vote Required. The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Imperial common stock. Approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of Imperial common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

Voting and Proxies. Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting in person at the special meeting. If you intend to submit your proxy by telephone or via the Internet you must do so no later than 7:00 p.m. Eastern time on the date prior to the date of the special meeting. If you do not return your proxy card, submit your proxy by phone or attend the special meeting, your shares of Imperial common stock will not be  voted, which will have the same effect as a vote “ AGAINST ” the adoption of the merger agreement. Even if you plan to attend the special meeting, if you hold your shares of common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “ FOR ” the proposal to adopt the merger agreement and “ FOR ” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, if applicable.

If your shares of Imperial common stock are held in “street name,” you should instruct your broker, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your broker or nominee. If your shares of Imperial common stock are held in “street name,” you must obtain a legal proxy from such nominee in order to vote in person at the special meeting. If you fail to provide your nominee with instructions on how to vote your shares of Imperial common stock, your nominee will not be able to vote such shares at the special meeting. Because the adoption of the merger agreement requires an affirmative vote of a majority of the outstanding shares of Imperial common stock for approval, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Because the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of common stock present in person or represented at the special meeting and entitled to vote thereon, and because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to instruct your nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

Revocability of Proxy. Any stockholder of record of Imperial common stock may revoke his or her proxy at any time, unless noted below, before it is voted at the special meeting by any of the following actions:

•	delivering to Imperial’s Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;
•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);
•	signing and delivering a new proxy, relating to the same shares of Imperial common stock and bearing a later date; or
•
submitting another proxy by telephone or on the Internet before 7:00 p.m. Eastern time on the date prior to the date of the special meeting (the latest telephone or Internet voting instructions will be followed).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Imperial Industries, Inc.
1259 NW 21st Street
Pompano Beach, Florida 33069
Attention: Howard L. Ehler, Jr.

If you are a “street name” holder of Imperial common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

The Companies

Imperial

Imperial is a Delaware corporation, which, through its predecessor corporations, has been in existence since 1968. Its executive offices are located at 1259 NW 21st Street, Pompano Beach, Florida 33069 and the telephone number at Imperial’s office is (954) 917-4114.

Imperial is engaged in the manufacture and distribution of building materials through its wholly-owned subsidiary, Premix-Marbletite Manufacturing Co. (“Premix”) to building materials dealers and others located primarily in Florida, and to a lesser extent, other states in the Southeastern United States and the Caribbean.  Imperial has two facilities. One facility is used primarily for producing, marketing and distributing Imperial’s manufactured products. The other facility is primarily used for marketing and distributing Imperial’s manufactured products as well as products purchased from other manufacturers, in addition to manufacturing products. Such products are sold to building materials dealers, contractors and others.

The Premix facilities primarily produce and distribute pool finish coatings, roof tile mortar, stucco and plaster products. Pool finish products are applied as coatings for in-ground swimming pools. Roof tile mortar is used to adhere cement roof tiles to the roof. Stucco products are applied as a finishing coat to exterior surfaces and plaster customarily is used to finish interiors of structures.

Imperial’s business is directly related to the level of activity in the new and renovation construction markets in the Southeast United States, principally Florida. Its products are used by developers, general contractors and subcontractors in the construction or renovation of residential, multi-family and commercial buildings and swimming pools. Demand for new construction is related to, among other things, population growth and job growth. Population growth, in turn, is principally a function of migration of new residents to Imperial’s markets. When economic conditions reduce migration, demand for new construction would be expected to decrease. Construction activity is also affected by the size of the inventory of available housing units, mortgage interest rates, availability of financing and local government growth management policies. Imperial’s operations are directly related to the general economic conditions existing in the Southeastern United States, particularly Florida.

Q.E.P.

Q.E.P. founded in 1979, is a provider of innovative, quality and value-driven flooring and industrial solutions. As a worldwide manufacturer, marketer and distributor Q.E.P. delivers a comprehensive line of hardwood flooring, flooring installation tools, adhesives and flooring related products targeted for the professional installer as well as the do-it-yourselfer. In addition, Q.E.P. provides industrial tools with cutting edge technology to all of the industrial trades.

Q.E.P. continues to build its reputation for offering its customers the most comprehensive flooring installation product line and wood flooring available from one company. Q.E.P. markets over 5,000 products under various brand names that are well respected in their market niches. Brand names include QEP®, ROBERTS®, HarrisWood® Capitol®, Vitrex®, PRCI®, Porta-Nails®, Nupla®, HISCO® and Elastiment®. Strategically located around the world, Q.E.P. currently has over 1,000,000 square feet of distribution and manufacturing capability located throughout the United States, Canada, Australia, New Zealand, United Kingdom, France and China.  Q.E.P’s address is 1001 Broken Sound Parkway, NW, Suite A, Boca Raton, FL  33487 and its telephone number is (561) 994-5550.

Merger Sub

Imperial Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Q.E.P., was formed solely for the purpose of facilitating Q.E.P.’s acquisition of Imperial.  Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Merger Sub will merge with and into Imperial and will cease to exist, with Imperial continuing as a wholly-owned subsidiary of Q.E.P.  Merger Sub's address is 1001 Broken Sound Parkway, NW, Suite A, Boca Raton, FL  33487, and its telephone number is (561) 994-5550.

Reasons for the Merger

In reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the other transactions contemplated by the merger agreement, Imperial’s board of directors, which is referred to as the Imperial board or board of directors, consulted with Imperial’s management, as well as its financial and legal advisors, and considered a number of factors that the board members believed supported their decision.

Recommendation of Imperial Board of Directors

The Imperial board of directors deemed that the merger and the other transactions contemplated by the merger agreement together represent a transaction that is fair to, advisable and in the best interests of Imperial and its stockholders, and unanimously adopted and approved, and declared advisable, the merger agreement, the merger and the other transactions contemplated thereby. The Imperial board of directors unanimously recommends that Imperial stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Stockholder Support Agreement

In connection with the transactions contemplated by the merger agreement, each of Imperial’s board members S. Daniel Ponce, Lisa Brock, Howard L. Ehler, Jr., Milton J. Wallace and Morton Weinberger, who beneficially owned, as of the record date, approximately 2.127%, 5.534%, 1.073%, 1.545% and 1.161% respectively, of the total outstanding shares of Imperial common stock have entered into Stockholder Support Agreements with Q.E.P. to, among other things, vote their respective shares of Imperial common stock in favor of the merger, unless the merger agreement has been terminated.

Opinion of Imperial’s Financial Advisor

Cassel Salpeter & Co., an investment banking firm, rendered its oral opinion to the Imperial board of directors on July 27, 2012 (which was subsequently confirmed in writing by delivery of Cassel Salpeter & Co.’s written opinion dated the same date) as to the fairness to holders of Imperial common stock, from a financial point of view, of the merger consideration to be received by such holders in the merger pursuant to the merger agreement. The opinion was provided for the use and benefit of the board of directors of Imperial in connection with its consideration of the merger and only addressed the fairness to holders of Imperial common stock, from a financial point of view, of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, as of the date of the opinion, and did not address any other aspect or implication of the merger. The summary of this opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex B  to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Cassel Salpeter & Co. in preparing its opinion. However, neither Cassel Salpeter & Co.’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and neither constitutes, advice or a recommendation to the Imperial board of directors, Imperial, holders of Imperial common stock or any other security holder as to how they should vote or act with respect to any matter relating to the merger or otherwise.

Treatment of Options and Other Awards

Stock Options. Each option to purchase shares of Imperial common stock that is outstanding immediately prior to the effective time of the merger will be automatically cancelled and the holders of such options will receive no consideration in exchange thereof as the exercise prices of all outstanding options exceed the price per share offered in connection with the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash for shares of Imperial common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a holder of Imperial common stock will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the merger and (2) the holder’s adjusted tax basis in the shares. Stockholders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger.

Interests of Imperial’s Directors and Executive Officers in the Merger

Howard L. Ehler, Jr. the Company’s Executive Vice President, who also is a director, may have economic interests in the merger that is different from, or in addition to, his interests as an Imperial stockholder. The Imperial board of directors was aware of and considered these interests, among other matters, in reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the other transactions contemplated the merger agreement. Mr. Ehler is party to an employment agreement with Imperial that contains a severance arrangement in the event of a change of control of Imperial including consummation of the merger. The Board of Directors, including Mr. Ehler also have rights to indemnification and directors’ and officers’ liability insurance that will survive consummation of the merger.

Common Stock Ownership of Directors and Executive Officers

As of August 22, 2012 the record date for the special meeting, the directors and executive officers of Imperial beneficially owned in the aggregate approximately 293,618 shares of Imperial ’s outstanding common stock entitled to vote at the special meeting or approximately 11.44% of Imperial ’s outstanding common stock as of the record date for the special meeting.

Appraisal Rights

Under Delaware law, Imperial stockholders who do not vote in favor of the merger agreement and the merger will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and the merger and comply with the other Delaware law procedures explained in this proxy statement.

Conditions to the Merger

Conditions to Each Party’s Obligations. Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of the following mutual conditions:

•	approval and adoption of the merger agreement and the merger by an affirmative majority of the outstanding shares of Imperial common stock;

•
no governmental entity with jurisdiction over any party will have issued any order, injunction or other judgment , seeking to or making the merger illegal or otherwise  restraining, enjoining or otherwise prohibiting the consummation of the merger or seeking to obtain from Imperial, Q.E.P. or Merger Sub damages that are material to Imperial and its subsidiaries taken as a whole assuming the merger has been consummated; and

•	no law or regulation preventing the merger shall be in effect.

Conditions to Imperial’s Obligations. The obligation of Imperial to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•
the representations and warranties of Q.E.P. and Merger Sub made in the merger agreement, that are qualified as to materiality will be true and correct and those not qualified as to materiality, will be true and correct in all material respects when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date and those not so qualified will be true and correct in all material respects on and as of such earlier date), other than such failures to be true and correct that individually or in the aggregate have not had and could not be reasonable expected to have a material adverse effect on Q.E.P. or prevent or materially delay consummation of the merger;

•	Q.E.P. and Merger Sub will have performed in all material respects their respective obligations under the merger agreement on or prior to the consummation of the merger;

•	Imperial will have received a certificate signed on Q.E.P.’s behalf by an executive officer of Q.E.P. as to the satisfaction of the conditions described in the preceding two bullets; and

Conditions to Q.E.P.’s and Merger Sub Obligations. The obligation of Q.E.P. and Merger Sub to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•
the representations and warranties of Imperial made in the merger agreement, that are qualified as to materiality will be true and correct and those not qualified as to materiality, will be true and correct in all material respects when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date and those not so qualified will be true and correct in all material respects on and as of such earlier date), other than such failures to be true and correct that individually or in the aggregate have not had and could not be reasonable expected to have a material adverse effect on Imperial or prevent or materially delay consummation of the merger.;

•	Imperial will have performed, in all material respects, its obligations under the merger agreement on or prior to the consummation of the merger;

•
Q.E.P. will have received a certificate signed on Imperial’s behalf by its principal executive officer and chief financial officer  of Imperial as to the satisfaction of the conditions described in the preceding two paragraphs;

•
Since March 31, 2012, there will not have been any fact, event, circumstance, event or effect that has had or is reasonably expected to have a material adverse effect on the business, operations, assets , properties, liabilities, financial condition, results of operations or prospects of Imperial and its subsidiaries taken as a whole, other than certain specified changes;

•	the number of shares of shareholders seeking appraisal rights shall not represent more than ten percent (10%) of the outstanding Imperial common stock;

•	Q.E.P. will have received a legal opinion from Imperial’s counsel, addressed to Q.E.P. substantially in the form attached to the merger agreement; and

•	Any consents, approvals and filings under applicable law shall have been obtained or made.

Termination of the Merger Agreement

Imperial and Q.E.P. may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, with certain exceptions, either Q.E.P. or Imperial may terminate the merger agreement at any time before the consummation of the merger if:

•
the merger is not consummated before December 15, 2012; provided that a party whose willful and material breach of any provision of the merger agreement resulted in the failure of the merger to be consummated before the end date will not be entitled to exercise its right to terminate the merger agreement because of this reason provided, further that the passage of such period shall be tolled for any part thereof during which any party is subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the merger

•
any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree, ruling or other action becomes final and non-appealable; or

•
the merger agreement has been submitted to Imperial’s stockholders for approval and adoption and the required vote has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof).

Imperial may also terminate the merger agreement if:

•
prior to the receipt of approval of the adoption of the merger agreement by Imperial’s stockholders, the Imperial board of directors authorizes Imperial, in compliance with the other terms of the merger agreement, to enter into a binding definitive agreement in respect of a superior proposal if (1) Imperial pays the termination fee described below at or prior to termination of the merger agreement and (2) Imperial substantially concurrently enters into a binding definitive agreement with respect to such superior proposal; or

•
Q.E.P. or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure  cannot be or has not been cured by Q.E.P. or Merger Sub within 30 days after giving notice of such breach,  provided that Imperial is not then in willful and material breach of any of its representations, warranties or covenants contained in the merger agreement

Q.E.P. may also terminate the merger agreement if:

•
Imperial’s board of directors or any committee thereof: (i) withdraws or modifies in a manner adverse to Q.E.P. or Merger Sub its approval or recommendation of the merger; (ii) proposes to withdraw in a manner adverse to Q.E.P. or Merger Sub its approval or recommendation of the merger; (iii) fails to recommend to Imperial’s stockholders that they approve the merger; or (iv) proposes to approve and recommends any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving Imperial, or approves or recommends or proposes to approve or recommend a superior proposal which is defined as any proposal made by a third party to acquire (a) all the Imperial Common Stock, (b) all, or substantially all, the assets of Imperial, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all or substantially all its assets or otherwise, or (c) or offer to acquire a majority equity interest in Imperial (A) on terms which a majority of the members of the Company Board determines in good faith to be superior from a financial point of view to the holders of Imperial Common Stock than the merger agreement, the merger and the transactions contemplated thereby (after consultation with the Company’s independent financial advisor), taking into account all the terms and conditions of such proposal and the merger agreement (including any proposal by Q.E.P. to amend the terms of the transactions contemplated by the merger agreement) (B) that is not subject to a financing condition, or if subject to a financing condition, shall have (X) delivered to Imperial (and Imperial shall have delivered to Q.E.P.) duly executed commitment letters from financial institutions of international reputation committing, subject to (and only to) customary terms and conditions expressly set forth therein, to provide debt and equity financing to such offeror, that, assuming the financings contemplated by such letters were consummated in accordance with their terms, the offeror would have sufficient funds to pay, when due, all obligations of the offeror pursuant to its offer and (Y) confirmed in writing as of the determination of whether such offer constitutes a Superior Proposal that (x) no amendment or modification of any of such commitment letters shall be contemplated by the offeror, (y) the respective commitments contained in the commitment letters have not been withdrawn or rescinded in any respect and (z) the offeror has no reason to believe that any of the conditions to the financings contemplated by such commitment letters will not be satisfied on a timely basis or that the financing contemplated by the commitment letters will not be made available on a timely basis and (C) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.(a “Superior Proposal”);

•	Imperial’s board of directors fails to reaffirm unconditionally its recommendation to Imperial stockholders that they vote to approve the merger;

•
Imperial or any of its officers, directors, employees, representatives or agents solicits, initiates or encourages the submission of a takeover proposal, enters into a takeover proposal or participates in discussions or negotiations regarding or furnishes any information with respect to or takes other action to facilitate inquiries or the making of any proposal that could reasonably be expected to lead to a takeover proposal or has breached any of its obligations under the non-solicitation provisions in the merger agreement or gives notice of its decision to withdraw or modify approval of the merger; or

•
Imperial breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure cannot be or has not been cured by Imperial within 30 days after giving notice of such breach,  provided that Q.E.P is not then in willful and material breach of any of its representations, warranties or covenants contained in the merger agreement

Termination Fees and Expenses

Imperial has agreed to pay Q.E.P. a termination fee of $38,500 in the event that the merger agreement is terminated: (a) by Q.E.P. pursuant to the provisions described in the first two bullet points in the third paragraph under “Summary—Termination of the Merger Agreement” above, or (b) by Imperial pursuant to the provisions described in the first bullet point in the second paragraph under “Summary—Termination of the Merger Agreement” above; or (c) Q.E.P. pursuant to the provisions described in the third or fourth bullet points in the third paragraph  under “Summary—Termination of the Merger Agreement” and within 12 months following the date of such termination Imperial has entered into a definitive agreement with respect to, or completed, an acquisition proposal with any party for a change of control. In addition, if the merger agreement is terminated by Q.E.P. pursuant to the provisions described in the third or fourth bullet points in the third paragraph under “Summary—Termination of the Merger Agreement,”  Imperial has agreed to reimburse Q.E.P. for all its reasonable out-of-pocket fees and expenses incurred in connection with the merger agreement, merger and related transaction.  If the merger agreement is terminated by mutual agreement of the parties or by either party under the first and third  bullet points under “Summary-Termination of the Merger Agreement” and within 12 months following the date of such termination Imperial has entered into a definitive agreement with respect to, or completed, an acquisition proposal with any party for a change of control then Imperial shall reimburse Q.E.P and Merger Sub for their expenses actually incurred not in excess of $150,000 for: (i) professional services including accountants, counsel and financial advisors; (ii) actual travel and travel related costs; and (iii) costs and expenses associated with any management presentations and meetings in connection with the merger agreement, merger and related transactions.

No Solicitation

Immediately upon signing of the merger agreement, Imperial and its subsidiaries agreed to cease any discussions, negotiations or other activities with respect to any actual or potential competing acquisition proposal. In addition, under the merger agreement, Imperial and its subsidiaries are not permitted to, among other things directly or indirectly: (i) solicit, initiate, or encourage the submission of any proposal or the making of any inquiries, offer or proposal that could reasonably be expected to lead to an acquisition proposal or (ii) conduct or engage in any discussions or negotiations regarding, or furnish  any information with respect to, or take any action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal.

Notwithstanding these restrictions, prior to the adoption of the merger agreement by Imperial’s stockholders, the Imperial board of directors directly or indirectly through any representative, may to the extent required by the fiduciary obligations of the board of directors, engage in discussions or negotiations with, or furnish information to a person who has made (and not withdrawn) a bona fide unsolicited acquisition proposal in writing so long as: (i) a majority of the Imperial board of directors believes in good faith, after consultation with its outside legal counsel and independent financial advisor that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal; (ii) prior to taking such action, Imperial enters into an acceptable confidentiality agreement with the third party or group who has made the acquisition proposal; and (iii) the Imperial board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Consummation of the Merger

Imperial currently anticipates that the merger will be completed by October 17, 2012. However, Imperial cannot predict the exact timing of the consummation of the merger and whether the merger will be consummated. In order to consummate the merger, Imperial’s stockholders holding a majority of the outstanding shares of Imperial common stock must vote in favor of the merger and adopt the merger agreement and the other closing conditions under the merger agreement, must be satisfied or, to the extent legally permitted, waived.

Current Market Price of Common Stock

The closing sale price of Imperial common stock on the over the counter market on July 30, 2012 was $.20. You are encouraged to obtain current market quotations for Imperial common stock in connection with voting your shares.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which Imperial  refers you in this proxy statement, include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary,” “The Special Meeting,” “The Merger,” “Opinion of Imperial’s Financial Advisor,” “Financial Projections,” “Regulatory Approvals,” and in statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “predict,” “potential,” “contemplates,” “expects,” “may,” “will,” “likely,” “could,” “should” or “would” or other similar words or phrases. These statements are subject to risks, uncertainties, and other factors, including, among others:

•	the effect of the announcement of the merger on Imperial ’s business relationships, operating results and business generally;

•	the retention of certain key employees at Imperial;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•
the adoption of the merger agreement by Imperial’s stockholders or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule;

•	the amount of the costs, fees, expenses and charges related to the merger; and

•	Imperial’s and Q.E.P.’s ability to meet expectations regarding the timing and completion of the merger.

The outcome of any legal proceedings that may be instituted against Imperial related to the merger.

In addition, Imperial is are subject to risks and uncertainties and other factors detailed in Imperial’s annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission, which Imperial  refers to herein as the SEC, on March 29, 2012 and Imperial’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012, filed with the SEC on May 14, 2012 and August 8, 2012, respectively, which should be read in conjunction with this proxy statement. See “Where You Can Find More Information” on page 44. Many of the factors that will determine Imperial’s future results are beyond Imperial’s ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Imperial cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent Imperial’s views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, Imperial assumes no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to Imperial’s stockholders as part of the solicitation of proxies by the Imperial board of directors for use at the special meeting to be held on October 17, 2012, starting at 10:00 a.m., at the law offices of Legon, Ponce & Fodiman, P. A. located at 1111 Brickell Avenue, Suite 2150, Miami, Florida 33131, or at any postponement or adjournment thereof. The purpose of the special meeting is for Imperial’s stockholders to consider and vote on adoption of the merger agreement and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Imperial’s stockholders must adopt the merger agreement in order for the merger to occur. If Imperial’s stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety.

Record Date and Quorum

Imperial has fixed the close of business on August 22, 2012 as the record date for the special meeting, and only holders of record of Imperial common stock on the record date are entitled to vote at the special meeting. As of August 22, 2012, there were 2,566,210 shares of Imperial common stock outstanding and entitled to vote. Each share of Imperial common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of Imperial common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals. Shares of Imperial common stock present in person or represented at the special meeting but not voted, including shares of Imperial common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

You may vote FOR or AGAINST, or you may ABSTAIN from voting on, the proposal to adopt the merger agreement. Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of a majority of the outstanding shares of Imperial common stock. Therefore, if you abstain or fail to vote, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The adoption of the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of Imperial common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Therefore, if you abstain, it will have the same effect as a vote “AGAINST” the adoption of the proposal to adjourn or postpone the special meeting and if you fail to vote, it will have no effect on the outcome of the proposal.

As of the record date, Imperial ’s directors and executive officers held and are entitled to vote, in the aggregate, approximately 293,618 shares of Imperial common stock, representing approximately 11.44% of Imperial’s outstanding common stock.

Proxies and Revocation

If you are a stockholder of record of your shares of Imperial common stock and you submit a proxy by telephone, via Internet or by returning a signed and dated proxy card by mail that is received by Imperial at any time prior to 7:00 p.m. Eastern time on the date prior to the date of the special meeting, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of the Imperial board of directors on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof, for a vote.

If your shares of Imperial common stock are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. Brokers who hold shares of Imperial common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as adoption of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker or other nominee holds your shares of Imperial common stock in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement. Because it is expected that brokers and other nominees will not have discretionary authority to vote on either proposal, Imperial anticipates that there will not be any broker non-votes in connection with either proposal.

Proxies received by Imperial at any time before the vote being taken at the special meeting, which have not been revoked or superseded before being voted, will be voted at the special meeting. If you are a stockholder of record of shares of Imperial common stock, you have the right to change or revoke your proxy at any time, unless noted below, before the vote is taken at the special meeting:

•	by delivering to Imperial ’s Corporate Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by signing and delivering a new proxy, relating to the same shares of Imperial common stock and bearing a later date; or

•	if you voted by telephone or the Internet, by voting again by telephone or the Internet prior to 11:59 p.m. Eastern time on the date prior to the date of the special meeting;

If you are a “street name” holder of Imperial common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Imperial Industries, Inc.
1259 NW 21st Street
Pompano Beach, Florida 33069

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Imperial’s amended and restated bylaws provide that any adjournment may be made without notice if announced at the meeting at which the adjournment is taken and if the adjournment is to a date that is not greater than 30 days after the original date fixed for the special meeting and no new record date is fixed for the adjourned meeting. Any signed proxies received by Imperial prior to the date of the special meeting in which no voting instructions are provided on such matter will be voted “FOR” an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Whether or not a quorum exists, holders of a majority of Imperial shares of common stock present in person or represented by proxy and entitled to vote at the special meeting may adjourn the special meeting. Because a majority of the votes present in person or represented at the meeting, whether or not a quorum exists, is required to approve the proposal to adjourn the meeting, abstentions will have the same effect on such proposal as a vote “AGAINST” the proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Imperial’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned or postponed.

Solicitation of Proxies

Imperial has retained Morrow & Co. to assist in the solicitation of proxies for the special meeting for a fee of approximately $5,000, plus reimbursement of reasonable out-of-pocket expenses. Imperial’s directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. Imperial will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Imperial common stock that the brokers and fiduciaries hold of record. Upon request, Imperial will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Morrow & Co. toll free at (800) 460-1014 or collect at (203) 658-9400.

Availability of Documents

Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided by first class mail without charge to each person to whom this proxy statement is delivered upon written or oral request of such person. In addition, Imperial’s list of stockholders entitled to vote at the special meeting will be available for inspection at Imperial’s principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any stockholder present at the meeting. See “Where You Can Find More Information” for more information regarding where you request any of the documents incorporated by reference in this proxy statement or other information concerning Imperial.

THE COMPANIES

Imperial

Imperial is a Delaware corporation, which, through its predecessor corporations, has been in existence since 1968. Its executive offices are located at 1259 NW 21st Street, Pompano Beach, Florida 33069 and the telephone number at Imperial’s office is (954) 917-4114.

Imperial is engaged in the manufacture and distribution of building materials through its wholly-owned subsidiary, Premix-Marbletite Manufacturing Co. (“Premix”) to building materials dealers and others located primarily in Florida, and to a lesser extent, other states in the Southeastern United States and the Caribbean.  Imperial has two facilities. One facility is used primarily for producing, marketing and distributing Imperial’s manufactured products. The other facility is primarily used for marketing and distributing Imperial’s manufactured products as well as products purchased from other manufacturers, in addition to manufacturing products. Such products are sold to building materials dealers, contractors and others.

The Premix facilities primarily produce and distribute pool finish coatings, roof tile mortar, stucco and plaster products. Pool finish products are applied as coatings for in-ground swimming pools. Roof tile mortar is used to adhere cement roof tiles to the roof. Stucco products are applied as a finishing coat to exterior surfaces and plaster customarily is used to finish interiors of structures.

Imperial’s business is directly related to the level of activity in the new and renovation construction markets in the Southeast United States, principally Florida. Its products are used by developers, general contractors and subcontractors in the construction or renovation of residential, multi-family and commercial buildings and swimming pools. Demand for new construction is related to, among other things, population growth and job growth. Population growth, in turn, is principally a function of migration of new residents to Imperial’s markets. When economic conditions reduce migration, demand for new construction would be expected to decrease. Construction activity is also affected by the size of the inventory of available housing units, mortgage interest rates, availability of financing and local government growth management policies. Imperial’s operations are directly related to the general economic conditions existing in the Southeastern United States, particularly Florida.

Q.E.P.

Q.E.P. founded in 1979, is a provider of innovative, quality and value-driven flooring and industrial solutions. As a worldwide manufacturer, marketer and distributor Q.E.P. delivers a comprehensive line of hardwood flooring, flooring installation tools, adhesives and flooring related products targeted for the professional installer as well as the do-it-yourselfer. In addition, Q.E.P. provides industrial tools with cutting edge technology to all of the industrial trades.

Q.E.P. continues to build its reputation for offering its customers the most comprehensive flooring installation product line and wood flooring available from one company. Q.E.P. markets over 5,000 products under various brand names that are well respected in their market niches. Brand names include QEP®, ROBERTS®, HarrisWood®, Capitol®, Vitrex®, PRCI®, Porta-Nails®, Nupla®, HISCO® and Elastiment®. Strategically located around the world, Q.E.P. currently has over 1,000,000 square feet of distribution and manufacturing capability located throughout the United States, Canada, Australia, New Zealand, United Kingdom, France and China. Q.E.P.’s address is 1001 Broken Sound Parkway, NW, Suite A, Boca Raton, FL  33487 and its telephone number is (561) 994-5550.

Merger Sub

Imperial Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Q.E.P., was formed solely for the purpose of facilitating Q.E.P.’s acquisition of Imperial.  Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Merger Sub will merge with and into Imperial and will cease to exist, with Imperial continuing as a wholly-owned subsidiary of Q.E.P.  Merger Sub's address is 1001 Broken Sound Parkway, NW, Suite A, Boca Raton, FL  33487 and its telephone number is (561) 994-5550.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

Over the last several years, Imperial has investigated the possibility of raising debt or equity capital.  In February 2009, Imperial engaged an investment banking firm in an attempt to find a possible buyer for its distribution operations or to find investors for Imperial, without success.  In 2011, at the direction of the Imperial board Howard L. Ehler, Jr. met with representatives of various commercial banks in an effort to obtain debt financing and was told by all such banks that Imperial would not be eligible for bank financing from their institutions due to its size, stockholder’s equity deficit and operating losses.  During the early part of 2012, Mr. Ehler had discussions with and/or met with representatives of ten financial institutions, as well as with several private investors in Imperial’s efforts to obtain debt and/or equity financing.  Of the ten financial institutions, only three provided proposals.  Two proposals were for a factoring arrangement and one was for a line of credit which included inventory financing.

On April 17, 2012, Imperial’s former commercial lender contacted Mr. Ehler to inform him that Q.E.P. was seeking an introduction to Imperial to discuss the possibility of Q.E.P. acquiring Imperial.  Later that day, Lewis Gould, Chairman and CEO of Q.E.P. contacted Mr. Ehler and requested a meeting to discuss Q.E.P.’s possible acquisition of Imperial.

During the period between April 17, 2012 and April 19, 2012, Mr. Ehler discussed Q.E.P.’s interest in Imperial with the other members of Imperial’s board.  At the Imperial board’s suggestion, on April 19, 2012, Mr. Ehler met with Lewis Gould, as well as Leonard Gould, Q.E.P.’s President and Richard Brooke, Chief Financial Officer of Q.E.P.

On April 23, 2012, Imperial’s board held a special meeting at which it reviewed and discussed the acquisition inquiry from Q.E.P. The board authorized Mr. Ehler to execute a confidentiality agreement with Q.E.P. for a limited period.  The board also authorized Mr. Ehler to continue negotiations with two potential lenders for financing arrangements to satisfy Imperial’s immediate working capital needs.

On April 24, 2012, Imperial and Q.E.P. entered into a Confidentiality Agreement to enable the parties to exchange information and begin to evaluate the potential acquisition and the parties exchanged financial and other information after execution of the Confidentiality Agreement.

On April 27, 2012, Q.E.P. delivered to Imperial’s board of directors, a non-binding letter of intent, proposing an acquisition of all of Imperial’s common stock at a price of up to $.40 per share in cash, subject to due diligence. On April 30, 2012, Imperial’s board of directors held a special meeting at which it reviewed and discussed Q.E.P.’s proposal and potential responses with Imperial’s legal advisors.  Imperial’s counsel also discussed the board’s fiduciary obligations. Following discussion, Imperial’s board rejected the letter of intent and sent a revised letter of intent to Q.E.P. that included comments obtained from Imperial’s board and its legal counsel and included a proposed per share purchase price of up to $.75.  At the same board meeting, the board discussed the financing proposals it received and authorized Mr. Ehler to sign a non-binding proposal with the commercial lender so that the lender could commence a more in depth due diligence of Imperial.  The non-binding proposal was scheduled to expire by June 23, 2012 if not closed before that date.

On May 18, 2012, Q.E.P. delivered to Imperial a revised letter of intent, proposing an acquisition of all of Imperial’s common stock at a price of $.10 per share in cash and an additional letter of intent in which it proposed a $500,000 credit facility for Imperial’s immediate working capital needs, as well as transaction costs in the event agreement could be reached as to the proposed acquisition.

On May 21, 2012, Imperial’s board held a special meeting at which it reviewed and discussed Q.E.P.’s revised proposal and potential responses and the status of discussions with other possible parties for financing.  Imperial’s counsel reviewed his comments to the proposal with the board.  Following discussion, Imperial’s board rejected the letter of intent and Q.E.P. was informed that negotiations would be terminated unless the per share price was increased significantly above $.10.

After subsequent discussions between Imperial and Q.E.P., Imperial’s board held a special meeting on May 23, 2012 during which the Board made revisions to the letter of intent that included a per share price of $.43, which revised letter of intent was sent to Q.E.P.

On May 25, 2012, Q.E.P. delivered to Imperial’s board of directors, a further revised letter of intent, proposing an acquisition of all of Imperial’s common stock at a price of $.23 per share in cash.  On May 28, 2012, Imperial’s board of directors held a special meeting at which it reviewed and discussed Q.E.P.’s revised proposal and once again determined to reject the proposal based upon, among other things, the inadequate stock price.  The Imperial board authorized Mr. Ponce, Imperial’s Chairman of the Board and Mr. Ehler to meet with senior management of Q.E.P to determine if agreement could be met.

During the period of negotiation of the letter of intent, Q.E.P. continued to conduct its due diligence, which included a visit to Imperial’s Winter Springs, Florida facility on May 29, 2012.

At the direction of Imperial’s board, on June 6, 2012, Messrs. Ponce and Ehler and Imperial’s outside counsel, met with the senior management of Q.E.P., at Q.E.P. headquarters, and the parties came to substantial agreement on the terms of the letter of intent.

On June 8, 2012, Q.E.P. delivered to Imperial’s board, further revised letters of intent, proposing an acquisition of all of Imperial’s common stock at a price of up to $.30 per share in cash and the provision of a $500,000 credit facility.  On June 9, 2012, Imperial’s board held a special meeting at which it reviewed the details of its other financing proposals and discussed Q.E.P.’s revised proposal and approved the terms of the revised letter of intent, such approval subject to review by Imperial’s counsel and final review by the Imperial board prior to execution. Imperial executed letters of intent on June 12, 2012 for both the proposed merger and the credit facility.  The merger letter of intent had an expiration date of July 12, 2012 and provided for a purchase price of no more than $.30 per share.  As the financing proposal Imperial received from the financial institution was scheduled to expire on June 23, 2013 if not closed, the QEP letter of intent for its $500,000 line of credit had an expiration date of June 15, 2012, which was later extended to June 18, 2012

On June 18, 2012, Imperial’s board held a special meeting and approved the terms of the Q.E.P. $500,000 credit facility and Imperial executed bridge loan and security agreements with Q.E.P.  In approving the credit facility, the Imperial board took into account Imperial’s immediate need for financing and compared the Q.E.P. credit facility terms with those that had been received from other third parties and concluded that the Q.E.P. credit facility was the most favorable.  At that time, Imperial terminated the non-binding proposal it had with the financial institution.

On July 12, 2012, Imperial’s board held a special meeting and agreed to extend the terms of the Q.E.P. letter of intent for the merger in order to allow the parties additional time to complete their due diligence and the negotiations of the final merger terms, including the price, which was subsequently set at $.30 per share. Imperial’s board also authorized the retention of Cassel, Salpeter & Co., to undertake analyses as to whether it could render an opinion with respect to the fairness to holders of Imperial common stock, from a financial point of view, of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.

On July 27, 2012, Imperial’s board met and discussed the terms proposed by Q.E.P. Imperial’s outside counsel discussed the board’s fiduciary obligations and presented a detailed presentation of the terms and conditions of the Q.E.P. proposal, including with respect to each party’s conditions and obligations regarding transaction certainty, and the timing, risks and expectations with respect to the proposed transactions. During the meeting, at the request of Imperial’s board, Cassel, Salpeter & Co. reviewed its financial analyses with respect to Imperial and the proposed transaction with Q.E.P. and rendered its oral opinion to Imperial’s board (which opinion was subsequently confirmed in writing by delivery of Cassel, Salpeter & Co.’s written opinion dated the same date), to the effect that as of such date and based upon and subject to various assumptions, limitations and qualifications on the review undertaken by Cassel Salpeter & Co. in rendering the opinion, the $.30 in cash per share of Imperial common stock to be received by the holders of Imperial common stock in the Q.E.P. merger was fair, from a financial point of view, to such stockholders.

On July 30, 2012, Imperial’s board, after deliberations and consideration, unanimously determined  that the merger agreement, the merger contemplated thereby and the other transactions contemplated by the merger agreement were advisable and in the best interest of Imperial’s stockholders and approved the merger agreement, the merger contemplated thereby and the other transactions contemplated by the merger agreement, recommended that Imperial’s stockholders adopt the merger agreement and instructed management and counsel to finalize all documentation related to the merger as promptly as practicable.  On July 30, 2012, Imperial and Q.E.P. executed the merger agreement.

Reasons for the Merger; Recommendation of Imperial’s Board of Directors

The Imperial board has unanimously (i) determined that the merger agreement, the merger and the transactions contemplated by the merger agreement are advisable and in the best interest of Imperial’s stockholders, (ii) approved the merger agreement, the merger and the transactions contemplated by the merger agreement, and (iii) recommended that Imperial’s stockholders vote in favor of adoption and approval of the merger agreement and approval of the merger.

In reaching its determination, Imperial’s board consulted with its management, as well as its legal and financial advisors, and reviewed: (i) historical information concerning Imperial’s business, financial performance and condition, operations, technology and competitive position; (ii) the financial condition, results of operations, businesses and strategic objectives of Imperial; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to Imperial’s common stock; (iv) the consideration to be received by Imperial’s stockholders in the merger; (v) the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations; (vi) the terms of an alternative financing transactions proposed by third parties  and the relative risks of consummation of those proposals; and (vii) possible alternative strategies as well as the prospects of Imperial as an independent company.

In addition, the Imperial board considered the following material factors:

▪   Imperial’s sales have continued to decline and its operations have generated negative cash flows since 2007.  As of December 31, 2011, Imperial had a cash balance of $636,000.  In 2011, Imperial had negative cash flow of $743,000, which included receipt of $825,000 from settlements of litigation. Without the receipt of such proceeds from the settlement of litigation, Imperial’s negative cash flow would have been $1,568,000. Imperial has continued to incur negative cash flow in the six months ended June 30, 2012 in the amount of $510,000 resulting in a cash balance on that date of $126,000.  Imperial has projected that it will continue to have negative cash flow for the foreseeable future.

▪   Imperial does not have sufficient cash or line of credit to sustain operations for any significant period beyond the date of the special meeting of stockholders if it were to remain an independent public company.  Based on historical experience, it is doubtful that Imperial would be able to obtain new debt financing in an amount sufficient to repay its bridge loan, as well as to provide the amount of additional funds necessary to sustain operations for a significant period of time thereafter.  Accordingly, if the merger agreement is not approved by Imperial’s stockholders, Imperial would have to quickly seek strategic alternatives, including trying to find other potential investors, possibly a new buyer, as well as the possibility of renegotiating the terms of its bridge loan with QEP, or ultimately being forced to liquidate its operations.

▪   Imperial has a high proportion of fixed costs that do not fluctuate and therefore recent decreases in annual sales cannot be offset by decreased expenses.

▪   Imperial as a public reporting company incurs substantial accounting, legal, insurance and Sarbanes-Oxley expenses associated with SEC disclosure and corporate compliance requirements. Such costs inhibit the ability of Imperial to achieve profitability if it were to remain a public company.

▪   Imperial has insufficient capital and lacks the ability to obtain new capital to develop new products or expand operations into new markets to increase sales in amounts to attain sufficiently profitable operations in the near term.

▪   Imperial’s business is directly related to the level of activity in the new and renovation construction markets in the Southeast United States, principally Florida. The recent economic downturn has resulted in a prolonged period of weak demand and excess supply which has negatively affected Imperial’s  revenues and margins and adversely affected its liquidity, financial condition and operating results   During the second quarter of 2006, residential construction demand began to be impacted by a number of adverse factors, including higher interest rates, an increase in available inventory of unsold new and existing homes, and homebuilders reporting lower order rates for new homes. As a consequence, residential construction activity, and applications for building permits for new residential units, considered a strong sign for future construction activity, began to decline sharply in Florida in the last six months of 2006.  Further, the significant decline in building permits in the Florida markets since 2006 indicates that future residential construction activity and demand for Imperial’s products is expected to remain weak in such markets in 2012. High levels of new and existing home inventory available for sale, low consumer confidence in the housing market, reduced home affordability and loss of jobs  have negatively impacted Imperial’s revenues and liquidity.

▪   Imperial is liable for the guarantee of certain obligations of Just-Rite, including obligations collateralized by assets being sold in the liquidation of that business, and other obligations related to Just-Rite’s obligations under non-cancellable lease agreements. To the extent the proceeds realized from the assets sold are less than the amount of the guaranteed obligations, or the amounts claimed by lessors are in excess of the amounts Imperial has estimated, it will result in a remaining obligation for Imperial. At this date, it is uncertain what the amount of any remaining obligation will be after the sale of those collateralized assets, and the final disposition of Imperial’s guarantee obligations under the leases.

Factors Relating to the Specific Terms of Imperial’s Merger Agreement with Q.E.P.:

▪   Q.E.P. has, and has represented in the merger agreement that it has, adequate capital resources to pay the merger consideration.

▪   Imperial performed a substantial investigation of the interest of other potential lenders and investors who might offer better terms than Q.E.P. for a financing and  acquisition, including:

▪   The merger agreement, subject to the limitations and requirements contained in the agreement, allows Imperial’s board to furnish information to and conduct negotiations with a third party in certain circumstances and, upon the payment to Q.E.P. of a termination fee of $38,750, to terminate the merger agreement to accept a superior offer.

▪   The merger agreement provides reasonable certainty of consummation, because it includes limited conditions to Q.E.P. obligation to complete the merger, including:

▪   Q.E.P. is generally obligated to close the merger notwithstanding any breaches of Imperial’s representations and warranties, unless those breaches would have a material adverse effect on Q.E.P.; and

▪   Although Q.E.P. has the right not to complete the merger if changes, among other things, occur that have a material adverse effect on Imperial as a whole, the effects of the announcement and pendency of the merger and changes in general financial market and industry conditions to the extent such changes do not disproportionately affect Imperial, are excluded in determining whether any material adverse effect has occurred.

▪   The merger must be approved and the merger agreement must be adopted and approved by a vote of a majority of Imperial’s outstanding shares of common stock.

▪  The financial analyses reviewed and discussed with its board by representatives of Cassel. Salpeter & Co., on July 27, 2012, as well as the oral opinion of Cassel Salpeter & Co., rendered to Imperial’s board on July 27, 2012 (which opinion was subsequently confirmed in writing by delivery of Cassel. Salpeter & Co.’s., written opinion dated the same date) to the effect that as of such date and based upon and subject to various assumptions, limitations and qualifications, the $.30 in cash per share of Imperial common stock to be received by the holders of Imperial common stock in the merger was fair, from a financial point of view to such stockholders. The summary of Cassel. Salpeter & Co.’s, opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Cassel. Salpeter & Co., in preparing its opinion.

Imperial’s board considered the general terms and conditions of the merger agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations as well as the likelihood of the consummation of the merger, the proposed transaction structure, the termination provisions of the agreement and the Imperial board’s evaluation of the likely time period necessary to close the transaction.

Potential Negative Factors Relating to the Transaction:

In the course of its deliberations, Imperial’s board also considered a variety of risks and other potentially negative factors, including the following:

•	The merger agreement precludes Imperial from actively soliciting alternative proposals.

•
Imperial is obligated to pay to Q.E.P. a termination fee of $38,500 and reimbursement of Q.E.P.’s expenses not to exceed $150,000 if the merger agreement is terminated under certain circumstances. Although the board felt that these payment terms were reasonable when viewed in context with all other aspects of the merger agreement, it is possible that these provisions could discourage a competing proposal to acquire Imperial or reduce the price in an alternative transaction.

•
The merger consideration consists solely of cash and will be taxable to Imperial’s stockholders for U.S. federal income tax purposes. In addition, because Imperial’s stockholders are receiving cash for their stock, they will not participate after the closing in any future growth or the benefits of synergies resulting from the merger.

•
One of Imperial’s directors, who is an executive officer may have a conflict of interest in connection with the merger, as he may receive certain benefits that are different from, and in addition to, those of Imperial’s other stockholders. See “The Merger—Interests of Imperial ’s Directors and Executive Officers in the Merger.”

•
Imperial may incur significant risks and costs if the merger does not close, including the diversion of management and employee attention during the period after the signing of the merger agreement, potential employee attrition and the potential effect on Imperial’s business and customer relations. In that regard, under the merger agreement, Imperial must conduct its business in the ordinary course and Imperial is subject to a variety of other restrictions on the conduct of Imperial’s business prior to completion of the merger or termination of the merger agreement, which may delay or prevent Imperial from undertaking business opportunities that may arise.

The above discussion is not intended to be exhaustive, but Imperial believes it addresses the material information and factors considered by Imperial’s board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the number and variety of factors and the amount of information considered, Imperial’s board of directors did not find it practicable to make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, Imperial’s board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of Imperial’s board of directors may have given different weights to different factors.

IMPERIAL’S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT IMPERIAL’S STOCKHOLDERS VOTE IN FAVOR OF ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

Opinion of Imperial’s Financial Advisor

On July 27, 2012, Cassel Salpeter & Co. rendered its oral opinion to the board of directors of Imperial (which was confirmed in writing by delivery of Cassel Salpeter &Co.’s written opinion dated such date) as to the fairness to holders of Imperial common stock, from a financial point of view, of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.

The opinion was addressed to the Imperial board of directors and only addressed the fairness to holders of Imperial common stock, from a financial point of view, of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, as of the date of the opinion.  The opinion did not address any other term or aspect of the merger or the merger agreement, including, but not limited to any term or aspect of the merger that is not susceptible to financial analyses, the fairness of the merger, or all or any portion of the merger consideration, to any other security holders of Imperial or any creditors or other constituencies of Imperial, nor the fairness of the amount or nature, or any other aspect, of any compensation to or consideration payable to or received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the consideration to be received by the holders of Imperial common stock in the merger pursuant to the merger agreement, or otherwise.  The summary of the opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion, which is included as Annex B to this proxy statement and sets forth the assumptions made, matters considered, procedures followed, and limitations on the review undertaken by Cassel Salpeter & Co. in rendering the opinion.  Neither the opinion nor this summary of the opinion and the related analyses set forth in this proxy statement is intended to be, and neither constitutes, a recommendation to the Imperial board of directors, Imperial, holders of Imperial common stock or any other security holder as to how they should vote or act with respect to any matter relating to the merger or otherwise.

The opinion was addressed to the board of directors of Imperial for the use and benefit of the members of the board of directors of Imperial (in their capacities as such) in connection with the board of director’s evaluation of the merger.  The opinion may not be used for any other purpose without Cassel Salpeter & Co.’s prior written consent. The opinion is not intended to and does not constitute advice or a recommendation to any holders of Imperial common stock or other security holders as to how such holders of Imperial common stock or other security holder should vote or act with respect to any matter relating to the merger or otherwise.  The opinion should not be construed as creating any fiduciary duty on Cassel Salpeter &Co.’s’ part to Imperial or any other party to the merger agreement, any security holder of Imperial or such other party, any creditor of Imperial or such other party, or any other person.  Cassel Salpeter & Co.’s opinion was just one of the several factors the Imperial board of directors took into account in making its determinations to approve the merger, including those described elsewhere in this proxy statement.

The opinion did not address the relative merits of the merger as compared to any alternative transaction or business strategy that might exist for Imperial, or the merits of the underlying decision by Imperial to engage in or consummate the merger.  The financial and other terms of the merger were determined pursuant to negotiations between the parties to the merger agreement and were not determined by or pursuant to any recommendation from Cassel Salpeter & Co. In addition, Cassel Salpeter & Co. was not authorized to, and it did not, solicit indications of interest from third parties regarding a potential transaction involving Imperial.

Cassel Salpeter & Co.’s analysis and opinion were necessarily based upon market, economic and other conditions, as they existed on, and could be evaluated as of, the date of its opinion.  Accordingly, although subsequent developments may arise that would otherwise affect Cassel Salpeter & Co.’s opinion, Cassel Salpeter & Co. did not assume any obligation to update, review or reaffirm the opinion to the Imperial board of directors or any other person or otherwise to comment on or consider events occurring or coming to Cassel Salpeter & Co.’s attention after the date of its opinion.

In arriving at its opinion, Cassel Salpeter & Co. made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances.  Among other things, Cassel Salpeter & Co.:

▪	Reviewed a draft of the merger agreement dated as of July 27, 2012.
▪
Reviewed certain publicly available financial information and other data with respect to Imperial that Cassel Salpeter &Co. deemed relevant, including Imperial Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and its Current Reports on Form 8-K filed June 20, 2012 and July 13, 2012, respectively.

▪	Considered and compared the financial and operating performance of Imperial with that of companies with publicly traded equity securities that Cassel Salpeter & Co. deemed relevant.
▪	Considered the publicly available financial terms of certain transactions that Cassel Salpeter & Co. deemed relevant.
▪	Discussed the business, financial condition, results of operations, and prospects of Imperial and the proposed merger with Imperial’s management and certain of Imperial’s representatives.
▪	Conducted such other analyses and inquiries, and considered such other information and factors as Cassel Salpeter & Co. deemed appropriate.

In arriving at its opinion, Cassel Salpeter & Co., with Imperial’s consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to it or available from public sources, and Cassel Salpeter & Co. further relied upon the assurances of Imperial’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading.  Cassel Salpeter & Co. is not a legal, tax, environmental, or regulatory advisor and, as such, Cassel Salpeter & Co. did not express any views or opinions as to any legal, tax, environmental, or regulatory matters relating to Imperial or the merger.  Cassel Salpeter & Co. understood and assumed that Imperial obtained or would obtain such advice as it deemed necessary or appropriate from qualified legal, tax, environmental, regulatory or other professionals.  The board of directors of Imperial advised Cassel Salpeter & Co., and Cassel Salpeter & Co. assumed, that the Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of Imperial with respect to the future financial performance of Imperial and that such information provided a reasonable basis upon which to analyze and evaluate Imperial and form an opinion.  Cassel Salpeter & Co. expressed no view with respect to the Projections or the assumptions on which they are based.  Cassel Salpeter & Co. did not evaluate the solvency of Imperial or any other party to the merger, the fair value of Imperial or any of its assets or liabilities, or whether Imperial or any other party to the merger is paying or receiving reasonably equivalent value in the merger under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor did Cassel Salpeter & Co. evaluate, in any way, the ability of Imperial or any other party to the merger to pay its obligations when they come due.  Cassel Salpeter & Co. did not physically inspect Imperial’s properties or facilities and did not make or obtain any evaluations or appraisals of Imperial’s assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities).  Cassel Salpeter & Co. did not attempt to confirm whether Imperial had good title to its assets.  Cassel Salpeter & Co.’s role in reviewing any information was limited solely to performing such a review as Cassel Salpeter & Co. deemed necessary to support its own advice and analysis and was not on behalf of the Imperial board of directors.

The board of directors advised Cassel Salpeter & Co., and for purposes of Cassel Salpeter & Co.’s analyses and opinion, Cassel Salpeter & Co. assumed, among other things, that: (i) Imperial incurred losses from continuing operations for the past five fiscal years, (ii) Imperial did not have a line of credit or other financing arrangement other than the loan agreement (the “Loan Agreement”) with Q.E.P. providing Imperial with a line of credit up to $500,000, (iii) the Loan Agreement was secured by a lien on substantially all the assets of Imperial, was subject to certain financial covenants and other restrictions, and would mature no later than on December 14, 2012, (iv) there was no assurances that Imperial would be able comply with the financial covenants and other restrictions under the Loan Agreement or that Imperial would be able to extend, replace, or refinance the Loan Agreement on or prior to the expiration or maturity thereof, or on terms satisfactory or otherwise acceptable to  Imperial, (v) in the absence of the Loan Agreement, Imperial would not have sufficient cash balances to sustain operations for the next twelve months, and (vi) in the absence of the proposed merger or a substantial and sustained improvement in unfavorable conditions in the construction industry and the economy generally, it was unlikely that Imperial would have adequate liquidity to continue as a going concern which, taking into account all of the foregoing, would be reasonably likely to result in the insolvency, bankruptcy, or voluntary or involuntary liquidation of Imperial without any proceeds from such bankruptcy or liquidation being paid to holders of Imperial common stock.  In this regard, Cassel Salpeter & Co. noted that Imperial’s independent registered public accounting firm issued a report dated March 29, 2012, in connection with its audit of Imperial s financial statements as of and for the year ended December 31, 2011 which included an explanatory paragraph describing the existence of conditions that raise substantial doubt about Imperial’s ability to continue as a going concern.  Management of Imperial further advised Cassel Salpeter & Co. that, despite management’s efforts to solicit alternative financing and strategic transaction proposals prior to entering into a letter of intent and the Loan Agreement with Q.E.P, management had been unable to obtain financing proposals or commitments more favorable to Imperial than the Loan agreement or strategic transaction proposals more favorable to Imperial and the holders of Imperial common stock than the merger.

Cassel Salpeter & Co. assumed, with Imperial’s consent, that the merger would be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the merger, no delay, limitation, restriction, or condition would be imposed that would have an adverse effect on Imperial or the merger.  Cassel Salpeter & Co. also assumed, with Imperial’s consent, that the final executed form of the merger agreement would not differ in any material respect from the draft Cassel Salpeter & Co. reviewed and that the merger will be consummated on the terms set forth in the merger agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof that is material to Cassel Salpeter & Co.’s analyses or opinion.  Cassel Salpeter & Co. also assumed that the representations and warranties of the parties to the merger agreement contained in such agreement were true and correct and that each such party would perform all of the covenants and agreements to be performed by it under the merger agreement.  Cassel Salpeter & Co. offered no opinion as to the contractual terms of the merger agreement or the likelihood that the conditions to the consummation of the merger set forth in the merger agreement would be satisfied.

In connection with preparing its opinion, Cassel Salpeter & Co. performed a variety of financial analyses.  The following is a summary of the material financial analyses performed by Cassel Salpeter & Co. in connection with the preparation of its opinion.  It is not a complete description of all analyses underlying such opinion.  The preparation of an opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.  As a consequence, neither Cassel Salpeter & Co.’s opinion nor the respective analyses underlying its opinion is readily susceptible to partial analysis or summary description.  In arriving at its opinion, Cassel Salpeter & Co. assessed as a whole the results of all analyses undertaken by it with respect to the opinion.  While it took into account, the results of each analysis, in reaching its overall conclusions Cassel Salpeter & Co. did not make separate or quantifiable judgments regarding individual analyses and did not draw, in isolation, conclusions from or with regard to any individual analysis or factor.  Therefore, Cassel Salpeter & Co. believes that the analyses underlying the opinion must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors underlying the opinion collectively, could create a misleading or incomplete view of the analyses performed by Cassel Salpeter& Co. in preparing the opinion.

The implied valuation reference ranges indicated by Cassel Salpeter & Co.’s analyses are not necessarily indicative of actual values nor predictive of future results, which may be significantly more or less favorable than those suggested by such analyses.  Much of the information used in, and accordingly the results of, Cassel Salpeter & Co.’s analyses are inherently subject to substantial uncertainty.

The following summary of the material financial analyses performed by Cassel Salpeter & Co. in connection with the preparation of its opinion includes information presented in tabular format.  The tables alone do not constitute a complete description of these analyses.  Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses Cassel Salpeter & Co. performed.

For purposes of its analyses, Cassel Salpeter & Co. reviewed a number of financial metrics including:

•
Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options and other outstanding convertible securities) plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock and minority interests less the amount of cash on its balance sheet).

•	EBITDA — generally the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.

Unless the context indicates otherwise, share prices for the selected companies used in the selected companies analyses described below were as of July 25, 2012, estimates of financial performance for Imperial for the years ending December 31, 2012 to 2014 were based on the Projections.  Estimates of financial performance for the selected companies listed below for the calendar years ending December 31, 2012 and 2013 were based on publicly available research analyst estimates for those companies.  In the selected companies analyses, estimates of EBITDA for the selected companies were adjusted to exclude unusual and extraordinary expenses and income.

Discounted Cash Flow Analysis

Cassel Salpeter & Co. did not perform a discounted cash flow analysis of Imperial because the Projections reflected negative cash flow for Imperial throughout the period covered by the Projections.

Selected Companies Analysis

Cassel Salpeter & Co. considered certain financial data for Imperial and selected companies with publicly traded equity securities Cassel Salpeter & Co. deemed relevant. These companies were selected because they were deemed to be similar to Imperial in one or more respects.

Given Imperial’s negative historical and projected EBITDA, the financial data for the selected companies reviewed included:

•	Enterprise Value as a multiple of revenue for the most recently completed twelve month period for which financial information had been made public, or LTM Revenue
•	Enterprise Value as a multiple of projected revenue for the year ending December 31, 2012, or 2012 Projected Revenue.

The selected companies and resulting multiples data were:

•	Builders FirstSource, Inc.
•	Patrick Industries, Inc.
•	Q.E.P. Co., Inc.
•	US Home Systems, Inc.
•	Monarch Cement Co.
•	PFB Corp.
•	Novik Inc.
•	Luxor Industrial Corp.
•	Metwood, Inc.

Enterprise Value Multiple of	Mean		Median		High		Low
LTM Revenue	0.65	x	0.62	x	0.92	x	0.25	x
2012 Projected Revenue	0.43	x	0.43	x	0.55	x	0.31	x

Taking into account the results of the selected companies analysis, Cassel Salpeter & Co. applied multiple ranges of 0.20x to 0.25x to Imperial’s LTM Revenue and 0.20 to 0.25x to Imperial management’s estimate of 2012 projected revenue, which resulted in an implied valuation reference range of $0.06 to $0.22 per share of Imperial common stock, as compared to the merger consideration of $0.30 per share of Imperial common stock.

None of the selected companies have characteristics identical to Imperial.  An analysis of selected publicly traded companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed.

Selected Transactions Analysis

Cassel Salpeter & Co. also considered the financial terms of certain business combinations and other transactions Cassel Salpeter & Co. deemed relevant.  These transactions were selected because the target companies were deemed to be similar to Imperial in one or more respects.

Given Imperial’s negative historical and projected EBITDA, the financial data for the selected transactions reviewed included the implied Enterprise Value (based on the purchase price paid in the transaction) as a multiple of the target company’s LTM Revenue.  The selected transactions and resulting multiples data were:

Target	Acquirer
Lyman Lumber Company	BlackEagle Partners, LLC
Pacific Award Metals, Inc.	Southeastern Metals Mfg Co.
Tallant Industries, Inc.	Onduline S.A.
ArborCraft, LLC	Q.E.P. Co. Inc.
Armstrong World Industries, Inc.	TPG Capital, L.P.
Paradigm Polymers, Inc.	Eco-Built Systems, LLC
Metecno, Inc.	Kingspan-Medusa, Inc.
Adorn, LLC	Patrick Industries, Inc.

Enterprise Value Multiple of	Mean		Median		High		Low
LTM Revenue	0.51	x	0.46	x	0.91	x	0.24	x

Taking into account the results of the selected transactions analysis, Cassel Salpeter & Co. applied multiple range of 0.25x to 0.30x to Imperial’s LTM Revenue, which resulted in an implied valuation reference range of $0.18 to $0.33 per share of Imperial common stock, as compared to the merger consideration of $0.30 per share of Imperial common stock.

None of the target companies in the selected transactions have characteristics identical to Imperial.  Accordingly, an analysis of selected transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the selected transactions and other factors that could affect the acquisition values of the transactions reviewed.

Other Matters

As part of its investment banking business, Cassel Salpeter & Co. regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements and other purposes.  The Imperial board of directors retained Cassel Salpeter & Co. because Cassel Salpeter & Co. is a recognized investment banking firm that has substantial experience in providing financial advice in connection with mergers, acquisitions, sales of companies, businesses and other assets and other transactions.  Cassel Salpeter & Co. received a fee for acting as financial advisor to the Imperial board of directors in connection with the merger and rendering its opinion, no portion of which was contingent upon the completion of the merger.  In addition, Imperial agreed to reimburse certain of Cassel Salpeter & Co.’s expenses and to indemnify Cassel Salpeter & Co. and its related parties for certain liabilities that may arise out of its engagement or the rendering of its opinion.  In accordance with Cassel Salpeter& Co.’s policies and procedures, a fairness committee was not required to, and did not approve the issuance of the Cassel Salpeter & Co. opinion.

Interests of Imperial’s Directors and Executive Officers in the Merger

In considering the recommendation of the Imperial board of directors that you vote to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, you should be aware that Imperial’s Executive Vice President Howard L. Ehler., Jr. may have economic interests in the merger that are different from, or in addition to, those of Imperial’s stockholders generally.  Mr. Ehler has an employment agreement with Imperial that provides for a change of control severance payment to Mr. Ehler equal to 3 times his annual salary.  Such severance would be in the amount of $525,000, payable in cash at the closing of a change of control transaction.  However, in order to facilitate a merger transaction with Q.E.P. Mr. Ehler agreed to accept $30,000 in full  satisfaction of such severance obligations and to terminate his employment agreement with Imperial. Q.E.P. has determined to retain Mr. Ehler as a Vice President of Imperial at his current salary with standard employee benefits after the merger. The Imperial board of directors was aware of and considered these interests, among other matters, in reaching its decisions to adopt and approve, and declare advisable, the merger agreement, the merger and the transactions contemplated by the merger agreement.

Insurance and Indemnification of Imperial’s Directors and Officers.

The merger agreement provides that, for not less than three years after the effective time of the merger, the surviving corporation of the merger will, maintain directors’ and officers’ liability insurance and indemnification policies of Imperial and its subsidiaries to the extent that it provides coverage for acts or omissions occurring prior to the effective time of the merger.  In addition, the merger agreement provides that, prior to the effective time of the merger, Imperial and each of its subsidiaries shall purchase an extended reporting period for directors’ and officers’ liability and fiduciary liability insurance covering current directors’ and officers’ for a period of at least three years liability following the effective time of the merger, on terms to be no less favorable than those in effect on the date of the merger agreement.

The merger agreement further provides that, from and after the consummation of the merger, the surviving corporation will, and Q.E.P. will cause the surviving corporation and its subsidiaries to, fulfill and honor in all respects the obligations of Imperial and its subsidiaries pursuant to (1) each indemnification agreement in effect between Imperial and any of its subsidiaries and any person who is now, or has been prior to the execution of the merger agreement, or who becomes prior to the consummation of the merger, a director or officer of Imperial or any of its subsidiaries and (2) any indemnification provision and any exculpation provision set forth in the certificate of incorporation or bylaws of Imperial as in effect as of the date of the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of Imperial common stock whose shares are exchanged for cash in the merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, which is referred to as the Code, U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of the proxy statement and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Imperial common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of Imperial common stock, the tax treatment of a partner in such entity will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of Imperial common stock, you should consult your tax advisor.

This discussion assumes that a U.S. holder holds the shares of Imperial common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). The following does not address all aspects of U.S. federal income tax that might be relevant to U.S. holders in light of their particular circumstances, or U.S. holders that may be subject to special rules (including, for example, dealers in securities or currencies, traders in securities that elect mark-to-market treatment, financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships or other flow-through entities and their partners or members, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold Imperial common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Imperial common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders who exercise statutory appraisal rights). In addition, the discussion does not address any aspect of foreign, state, local, estate, gift or other tax law that may be applicable to a U.S. holder.

Holders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Imperial common stock pursuant to the merger.

The receipt of cash in exchange for shares of Imperial common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of Imperial common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between: (1) the amount of cash received; and (2) the holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains of non-corporate U.S. holders, including individuals, are generally eligible for reduced rates of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Imperial common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of Imperial common stock.

Payments of cash made to a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28%), unless such holder properly establishes an exemption or provides a correct taxpayer identification number, and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or a credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Stockholder Support Agreements

In connection with the transactions contemplated by the merger agreement, each member of Imperial’s board of directors  S. Daniel Ponce, Lisa Brock, Howard L. Ehler, Jr., Milton J. Wallace and Morton Weinberger, who beneficially owned, as of the record date, approximately 2.127%, 5.534%, 1.073%, 1.545% and 1.161% respectively, of the total outstanding shares of Imperial common stock have entered into Stockholder Support Agreements with Q.E.P. to, among other things, vote their respective shares of Imperial common stock in favor of the merger, unless the merger agreement has been terminated.

The following descriptions of the Stockholder Support Agreement describe the material terms of the Stockholder Support Agreement. These descriptions of the Stockholder Support Agreement are qualified in its entirety by reference to the copies of the form of Stockholder Support Agreement which is attached as Annex D and is incorporated herein by reference. Imperial encourages you to read the form of Stockholder Support Agreement in its entirety. The shares of Imperial common stock covered by the Stockholder Support Agreements are referred to as “subject Imperial shares.”

The Stockholder Support Agreement provides that Messrs.  Ponce, Ehler, Wallace and Weinberger and Ms. Brock will vote, unless the merger agreement has been terminated, their subject Imperial shares:

•	in favor of approval of the merger agreement and any other action of Imperial stockholders requested in furtherance thereof; and

•	against any of the following:

•
any action or agreement submitted for approval of the stockholders of Imperial that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Imperial contained in the merger agreement or of the stockholder contained in the Stockholder Support Agreement ;

•
against any other action, agreement or transaction submitted for approval to the stockholders of Imperial that would constitute a Takeover Proposal; provided however, if the Imperial board of directors in good faith in accordance with Section 5.02(b) of the merger agreement withdraw or modify its approval based on the submission of a Superior Company Proposal, the stockholder shall not be required to comply with such provisions; or

•
any amendment of Imperial’s certificate of incorporation or bylaws or other proposal, action or transaction involving the Company or any of its subsidiaries, which amendment, proposal, action or transaction would reasonably be expected to either (i) impede, delay, postpone, prevent, discourage or materially and adversely affect the timely consummation of the merger or the transactions contemplated by the merger agreement, (ii) nullify, interfere with or be inconsistent with the merger agreement or transactions contemplated thereby.

As part of the Stockholder Support Agreements, Messrs.  Ponce, Ehler, Wallace and Weinberger and Ms. Brock also granted to Q.E.P. a proxy to vote their respective Imperial shares on any of the foregoing matters at any meeting of the Imperial stockholders. Such proxy may be revoked if the Imperial board of directors in good faith in accordance with Section 5.02(b) of the merger agreement withdraw or modify its approval based on the submission of a Superior Company Proposal Messrs. Ehler, Ponce, Wallace and Weinberger and Ms. Brock also agreed: (i) to be bound by the non-solicitation provisions of the merger agreement described below under “The Merger Agreement—No Solicitations,” and (ii) to certain restrictions on the transfer of their subject Imperial shares.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read carefully the merger agreement in its entirety.

The Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with Delaware law at the effective time of the merger, Merger Sub  will be merged with and into Imperial and, as a result of the merger, the separate corporate existence of Merger Sub will cease and Imperial will continue as the surviving corporation and become a wholly owned subsidiary of Q.E.P.. As the surviving corporation, Imperial will continue to be governed by Delaware law and all of its rights, privileges, immunities, powers and franchises will continue unaffected by the merger.

Merger Sub and the surviving corporation will take all necessary actions such that, at the effective time of the merger, the certificate of incorporation of Imperial will be amended to read in its entirety as set forth in the form attached to the merger agreement, and the bylaws of the surviving corporation will be those of Merger Sub  as in effect immediately prior to the merger.

The closing of the merger will occur as soon as practicable but in any event within two business days after all of the conditions set forth in the merger agreement and described under “—Conditions to the Merger” are satisfied or waived, or at such other time as agreed to by the parties.

The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties. It is currently anticipated that the effective time of the merger will occur on or before October __, 2012. However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at a later time as agreed by the parties or at all.

The Merger Consideration and the Conversion of Capital Stock

At the effective time of the merger, by virtue of the merger, each share of Imperial common stock issued and outstanding immediately prior to the effective time of the merger (except for shares that are held be any person who is entitled to demand and properly demands appraisal of such shares) will be cancelled and converted into the right to receive $.30 in cash, without interest and less any applicable withholding taxes, other than the following shares, which will be cancelled and no payment made with respect thereto:

•	shares of Imperial common stock held by Imperial as treasury stock; and

•	shares of Imperial common stock owned by Q.E.P. or any subsidiary of either Imperial or Q.E.P. immediately prior to the effective time of the merger.

The price to be paid for each share of Imperial common stock in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of capital stock of Imperial, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend with respect to the shares of Imperial common stock that occurs prior to the effective time of the merger.

Each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock, par value $0.01 per share, of the surviving corporation with the same rights, powers and privileges as the shares so converted and will thereafter constitute the only outstanding shares of capital stock of the surviving corporation.

Payment Procedures

Prior to the effective time of the merger, Q.E.P. will deposit with the paying agent for the merger the aggregate consideration to be paid to holders of shares of Imperial common stock in the merger.

Each holder of shares of Imperial common stock that are converted into the right to receive the merger consideration will be entitled to receive the merger consideration upon: (i) surrender to the exchange agent of a certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the exchange agent, or (ii) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares. Until so surrendered or transferred, each such certificate or uncertificated share will represent after the effective time of the merger for all purposes only the right to receive such merger consideration. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificate or uncertificated share. Upon payment of the merger consideration pursuant to these provisions, each certificate or certificates so surrendered will immediately be cancelled.

Treatment of Options, Restricted Stock and Other Equity Awards

Stock Options. Each option to purchase shares of Imperial common stock that is outstanding immediately prior to the effective time of the merger will be automatically cancelled and the holders of such options will receive no consideration in exchange thereof as the exercise prices of all outstanding options exceed the price per share offered in connection with the merger.

Stockholders’ Meeting

Pursuant to the terms of the merger agreement, Imperial has agreed to, as promptly as practicable after the date of the merger agreement, establish a record date for, duly call and give notice of, convene and hold a meeting of its stockholders (which is referred to as the special meeting) for the purpose of obtaining the vote of Imperial’s stockholders necessary to satisfy the voting condition described in “—Conditions to the Merger.

Unless the merger agreement is terminated, as described below under “—Termination of the Merger Agreement,” Imperial has agreed to submit the merger agreement to a vote of Imperial’s stockholders, even if Imperial’s board of directors has approved, endorsed or recommended another takeover proposal, or withdraws or modifies its unanimous recommendation as described below under “—Imperial Board Recommendation” that Imperial’s stockholders vote in favor of the adoption of the merger agreement. As soon as practicable after the date that the definitive proxy statement cleared by the SEC, Imperial has agreed to use its reasonable best efforts to mail to its stockholders the definitive proxy statement and all other proxy materials for the special meeting and, if necessary to comply with applicable securities laws, after the definitive proxy statement has been mailed, promptly circulate amended, supplemental or supplemented proxy materials and, if required in connection therewith, re-solicit proxies.

Representations and Warranties

The merger agreement contains representations and warranties made by Imperial to Q.E.P. and Merger Sub  and representations and warranties made by Q.E.P. and Merger Sub to Imperial. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Moreover, these representations and warranties have been qualified by certain disclosures that Imperial made to Q.E.P. and Merger Sub in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders. The representations and warranties were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.  The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings Imperial publicly files with the SEC. This description of the representations and warranties is included to provide Imperial’s stockholders with information regarding the terms of the merger agreement.

In the merger agreement, Imperial has made representations and warranties to Q.E.P. and Merger Sub with respect to, among other things:

•	the due incorporation, valid existence, good standing, power and authority of Imperial;

•	its authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against Imperial;

•	the adoption and unanimous recommendation of the Imperial board of directors to enter into the merger agreement, the merger and the transactions contemplated by the merger agreement;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•
the absence of conflicts with, creation of liens, violations or defaults under Imperial ’s or its subsidiaries’ governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•
its capitalization, including in particular the number of outstanding shares of Imperial common stock, preferred stock, and restricted stock and the number of shares of common stock issuable upon the exercise of stock options and warrants and upon conversion of its outstanding convertible debt;

•	its subsidiaries and their due incorporation or organization, valid existence, good standing, power and authority;

•	its SEC filings, including financial statements contained therein and its internal control procedures for compliance with the Sarbanes-Oxley Act of 2002;

•
conduct of business and absence of certain changes, except as contemplated by the merger agreement, including that there has been no fact, event, change, development or set of circumstances, that has had or would reasonably be expected to have, a material adverse effect to Imperial ;

•	the absence of undisclosed material liabilities;

•	the absence of certain litigation;

•	Imperial s and its subsidiaries’ compliance with applicable legal requirements;

•	matters with respect to Imperial’s material contracts;

•	matters related to Imperial ’s employee benefit plans;

•	labor and employment matters;

•	tax matters;

•	compliance with laws and permits, including environmental laws and regulations;

•	title to properties and the absence of encumbrances;

•	intellectual property matters;

•	the accuracy and compliance with applicable securities laws of the information supplied by Imperial in this proxy statement;

•	relationships with, and other matters related to, major customers and suppliers of Imperial;

•	receipt by the Imperial board of directors of a fairness opinion from Cassel Salpeter & Co.;

•	insurance matters; and

•	the absence of undisclosed brokers’ fees and expenses.

Many of the representations and warranties in the merger agreement made by Imperial are qualified by a “materiality” or “material adverse effect to Imperial” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect to Imperial). For purposes of the merger agreement, a “material adverse effect to Imperial” means a material adverse effect on the business, financial condition, results of operations  or prospects of Imperial and its subsidiaries, taken as a whole.

For purposes of above, the definition of “material adverse effect to Imperial ” excludes any change, circumstance, event or effect arising out of or resulting from: (i) conditions generally affecting the United States economy or generally affecting one or more industries in which Imperial and/or any of its subsidiaries operates, but only to the extent that the impact of such conditions on Imperial and/or its subsidiaries, taken as a whole, is not disproportionate to the impact on other similarly situated companies in the same industries in which Imperial conducts its business; (ii) changes after the date of the merger agreement in laws, rules or regulations of general applicability; (iii) announcement, execution, delivery, performance, consummation or anticipation of the transactions contemplated by, or compliance with, this Agreement and the transactions contemplated hereby; or (iv) continuing losses from Imperial or its subsidiaries’ operations consistent with losses incurred in the first quarter of calendar 2012 (provided, however, that continuing losses shall not include any reasonable fees and expenses incurred by Imperial in connection with the merger and the transactions contemplated thereby).

In the merger agreement, Q.E.P. and Merger Sub made customary representations and warranties to Imperial with respect to, among other things:

•	the due incorporation, valid existence, good standing and power of Q.E.P. and Merger Sub;

•
the authority of each of Q.E.P. and Merger Sub to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of Q.E.P. and Merger Sub;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•
the absence of conflicts with, violations or defaults under Q.E.P.’s or Merger Sub’s governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	the accuracy and compliance with applicable securities laws of the information supplied by Q.E.P. and Merger Sub contained in this proxy statement; and

•	the sufficiency of funds to pay the merger consideration.

The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time of the merger. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time of the merger.

Covenants Regarding Conduct of Business by Imperial Pending the Merger

Except as required by applicable law or agreed to in writing by Q.E.P., from the date of the merger agreement until the earlier of the consummation of the merger or the termination of the merger agreement, Imperial will, and will cause each of its subsidiaries to, conduct its business in the usual, regular and ordinary course, in substantially the same manner as previously conducted, and use its commercially reasonable efforts to:

•	preserve intact its current business organization;

•	keep available the services of its directors, officers and employees; and

•
keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the effective time of the merger.

In addition, except as required by the terms of the merger agreement or agreed to in writing by Q.E.P. (which in certain specified instances may not be unreasonably withheld or delayed), from the date of the merger agreement until the earlier of the consummation of the merger or the termination of the merger agreement, Imperial will not, nor will it permit its subsidiaries to:

▪   (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Imperial or any Imperial subsidiary (other than Just-Rite) or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

▪   issue, deliver, sell or grant (A) any shares of its capital stock, (B) any voting Imperial debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting Imperial debt, voting securities or convertible or exchangeable securities or (D) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Imperial common stock upon the exercise of stock options outstanding on the date of the merger agreement and in accordance with their present terms;

▪   amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

▪   acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Imperial and the Imperial subsidiaries (other than Just-Rite), taken as a whole;

▪   grant to any employee, executive officer or director of the Imperial or any Imperial subsidiary (other than Just-Rite) any increase in compensation, (B) grant to any employee, executive officer or director of the Imperial or any Imperial subsidiary (other than Just-Rite) any increase in severance or termination pay, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee, executive officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement, Imperial benefit Plan or Imperial benefit agreement, (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement, Imperial benefit plan or Imperial benefit agreement, or (F) pay any bonuses to any current or former officer, director, employee or other service provider, except, in the case of the foregoing clauses (A), (B), (C), (D) and (E), as otherwise expressly required by applicable law;

▪   make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of Imperial, except insofar as may have been required (a) by GAAP or (b) by applicable law;

▪   sell, lease (as lessor) or otherwise dispose of, or subject to or permit any lien on, any material properties or material assets;

▪   (A) incur any indebtedness for borrowed money other than under existing credit agreements reflected on the SEC Documents filed by Imperial or guarantee any such indebtedness of another person, issue or sell any debt securities or other rights to acquire any debt securities of the Imperial or any Imperial Subsidiary (other than Just-Rite), guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than any direct or indirect wholly owned subsidiary of the Imperial;

▪   make or agree to make any new capital expenditure or expenditures that are in excess of $20,000;

▪   make or change any material tax election, change tax accounting methods, file any amended tax Returns, consent to any extension or waiver of the statute of limitations applicable to any tax claim or assessment, or settle or compromise any material tax Liability or refund;

▪   (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or as set forth in the disclosure letter provided by Imperial, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Imperial or any Imperial subsidiary (other than Just-Rite) is a party;

▪   enter into, grant, authorize or agree to any agreement that licenses intellectual property or allows the license of intellectual property to any person;

▪   permit to be canceled or terminated, or cancel or terminate, any insurance policy naming the Imperial or any Imperial subsidiary (other than Just-Rite) as a beneficiary or loss payee, unless such policy is replaced by a policy with comparable coverage, or otherwise fail to maintain insurance at less than current levels or otherwise in a manner consistent with past practices in all respects; provided, however, Imperial shall have the right to settle any present litigation related to insurance coverage without being required to comply with these provisions; provided, further that Imperial provide prompt written notice of such settlements to Q.E.P.;

▪   notwithstanding the foregoing, take any action, that will materially decrease the working capital or the cash balance of the Imperial from their June 30, 2012 balances other than (A) in the ordinary course of business consistent with past practice,  (B) any payments in connection with this Agreement and the Transactions, and (C) as a result of continuing losses consistent with the quarter ended March 31, 2012.

▪   enter into, amend, or otherwise modify, terminate or waive any material provision of, any material contract (other than any extension or expiration of such material contract in accordance with its terms);

▪   (A) file, or suffer to exist, a voluntary or involuntary petition seeking relief under any applicable law, (B) consent to, or fail to contest in a timely and appropriate manner to, the institution of any relief proceedings or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Imperial or any Imperial subsidiary or for any substantial part of their assets, (C) make an assignment for the benefit of creditors, or (D) take any action in furtherance of any of the foregoing or (E) admit in writing its inability to pay its debts as such debts become due;

▪   hire any new employees other than to replace current manufacturing employees on terms and conditions no more favorable than the employee being replaced;

▪   make any voluntary changes with respect to the management, supervisory or other key personnel;

▪   pay or incur any obligation to pay any compensation or remuneration, whether in cash, stock, or in-kind, to any member of the Imperial’s or any Imperial subsidiary’s board of directors on account of their service in such capacity except for (A) any compensation or remuneration to a Board member that was earned and unpaid as of June 12, 2012, (B) reimbursing Board members for their reasonable out-of-pocket expenses for attending Board meetings in accordance with the Imperial’s or any Imperial subsidiary’s policies and procedures, and (C) the payment of regular employment compensation for an employee director, or

▪   authorize any of, or commit or agree to take any of, the things described above.

No Solicitations

Imperial has agreed that, neither Imperial nor any of its subsidiaries will, nor will Imperial or any of its subsidiaries authorize or permit any of its or their directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives acting in such capacity (whom is referred to collectively as representatives) to, and Imperial will instruct, and cause each applicable subsidiary, if any, to instruct, each such representative not to directly or indirectly solicit, initiate or encourage the submission of any acquisition proposal (as defined below) or the making of any inquiry, offer or proposal that could reasonably be expected to lead to any acquisition proposal, enter into an agreement with respect to a Takeover Proposal; or directly or indirectly conduct or engage in any discussions or negotiations regarding, or furnish any information with respect to, or take any action to facilitate any inquiries or the making of a proposal that constitutes, or may be reasonably expected to lead to, any Takeover Proposal.

Takeover Proposal, for these purposes, ” means: (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving Imperial; (ii) any proposal for the issuance by Imperial of more than 10% of its equity securities as consideration for the assets or securities of another Person; or (iii) any proposal or offer to acquire in any manner, directly or indirectly, more than 10% of the equity interest in any voting securities of, or the assets of, Imperial or any Imperial Subsidiary, in each case other than the merger and the transactions contemplated thereby.

Notwithstanding the restrictions described above, at any time before the adoption of the merger agreement by Imperial’s stockholders, the Imperial board of directors, directly or indirectly through any representative, may: (i) engage in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide unsolicited acquisition proposal in writing after the date of the merger agreement, that did not result from or arise out of a willful and material breach of the non-solicitation provisions of the merger agreement, and that the Imperial board of directors believes in good faith, after consultation with its outside legal counsel and independent financial advisor, constitutes or would reasonably be expected to lead to a superior proposal (as defined below); and (ii) thereafter furnish to such third party information relating to Imperial or any of its subsidiaries pursuant to an acceptable confidentiality agreement, but in each case under the preceding clauses (i) and (ii), only if the Imperial board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

The merger agreement requires Imperial to promptly advise Q.E.P. orally and in writing of any acquisition proposal or any inquiry with respect to or that could reasonably be expected to lead to any acquisition proposal, and the identity of the person making any such proposal or inquiry including any change to the material terms of any such proposal or inquiry.  The Company has agreed to keep Q.E.P. fully informed of the status including any change to the material terms of any such acquisition proposal or inquiry.

Imperial Board Recommendation

Subject to the provisions described below, the Imperial board of directors agreed to unanimously recommend that Imperial’s stockholders vote in favor of the adoption and approval of the merger agreement and approval of the merger in accordance with the applicable provisions of Delaware law (which is referred to as the board recommendation). The Imperial board of directors also agreed to include the board recommendation in this proxy statement. Subject to the provisions described below, the merger agreement provides that neither the Imperial board of directors nor any committee thereof will: (i) withdraw or modify in a manner adverse to Q.E.P. or Merger Sub  or propose publicly to withdraw or modify, in a manner adverse to Q.E.P. or Merger Sub  the approval or recommendation by the Imperial board or any such committee, of the merger agreement or the merger; (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any other acquisition proposal; or (iii) approve or recommend, or propose to approve or recommend, any other acquisition proposal.  Notwithstanding the foregoing, if, prior to the obtaining of the Imperial stockholder approval, the Imperial Board receives a superior proposal (as defined below) and as a result thereof a majority of the members of Imperial’s Board determine in good faith, after consultation with outside counsel and receipt of advice therefrom, that it is necessary to do so in order to comply with their fiduciary obligations, the Company Board may withdraw or modify its approval or recommendation of the Merger and this Agreement.

“Superior proposal” means any proposal made by a third party to acquire: (i) all the Imperial Common Stock; (ii) all, or substantially all, the assets of Imperial, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all or substantially all its assets or otherwise; or (iii) or offer to acquire a majority equity interest in Imperial: (A) on terms which a majority of the members of Imperial Board determines in good faith to be superior from a financial point of view to the holders of Imperial common stock than the merger agreement, the merger and the transactions contemplated thereby (after consultation with Imperial’s independent financial advisor), taking into account all the terms and conditions of such proposal and the merger agreement (including any proposal by Q.E.P. to amend the terms of the merger transactions); (B) that is not subject to a financing condition, or if subject to a financing condition, shall have (X) delivered to Imperial (and Imperial shall have delivered to Q.E.P.) duly executed commitment letters from financial institutions of international reputation committing, subject to (and only to) customary terms and conditions expressly set forth therein, to provide debt and equity financing to such offeror, that, assuming the financings contemplated by such letters were consummated in accordance with their terms, the offeror would have sufficient funds to pay, when due, all obligations of the offeror pursuant to its offer and (Y) confirmed in writing as of the determination of whether such offer constitutes a superior proposal that (x) no amendment or modification of any of such commitment letters shall be contemplated by the offeror, (y) the respective commitments contained in the commitment letters have not been withdrawn or rescinded in any respect and (z) the offeror has no reason to believe that any of the conditions to the financings contemplated by such commitment letters will not be satisfied on a timely basis or that the financing contemplated by the commitment letters will not be made available on a timely basis; and (C) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

Other Covenants and Agreements

Stock Options. Each option to purchase shares of Imperial common stock that is outstanding immediately prior to the effective time of the merger will be automatically cancelled and the holders of such options will receive no consideration in exchange thereof as the exercise prices of all outstanding options exceed the price per share offered in connection with the merger.

Access to Information; Confidentiality. From the date of the merger agreement until the consummation of the merger, subject to certain exceptions described in the merger agreement, Imperial has agreed to (i) give Q.E.P. and its representatives reasonable access to all its and its subsidiaries respective properties, books, contracts, commitments, personnel and records and, during such period, Imperial shall, and shall cause each of its subsidiaries (other than Just-Rite) to, furnish promptly to Q.E.P. (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Q.E.P. may reasonably request; provided, however, that Imperial may withhold (i) any document or information that is subject to the terms of a confidentiality agreement with a third party or (ii) any information which it reasonably believes, after consultation with outside counsel, it may not provide to Q.E.P. by reason of applicable law..

Director and Officer Indemnification and Insurance. The merger agreement provides that, for no more than three years after the effective time of the merger, the surviving corporation of the merger will, and Q.E.P. will cause the surviving corporation of the merger to, maintain directors’ and officers’ liability insurance for acts or omissions occurring prior to the effective time of the merger. In addition, the merger agreement provides that, prior to the effective time of the merger, Imperial and each of its subsidiaries shall purchase an extended reporting period for directors’ and officers’ liability and fiduciary liability insurance covering current directors’ and officers’ for a period of at least three years liability following the effective time of the merger, on terms to be no less favorable than those in effect on the date of the merger agreement.

The merger agreement further provides that, from and after the consummation of the merger, the surviving corporation will, and Q.E.P. will cause the surviving corporation and its subsidiaries to, fulfill and honor in all respects the obligations of Imperial and its subsidiaries pursuant to: (1) each indemnification agreement in effect between Imperial and any of its subsidiaries and any person who is now, or has been prior to the execution of the merger agreement, or who becomes prior to the consummation of the merger, a director or officer of Imperial or any of its subsidiaries; and (2) any indemnification provision and any exculpation provision set forth in the certificate of incorporation or bylaws of Imperial as in effect as of the date of the merger agreement.

From and after the effective time of the merger, Q.E.P. and the surviving corporation are required to honor and fulfill the obligations of Imperial and its subsidiaries under their respective certificate of incorporation or bylaws (or equivalent organizational documents) and under any indemnification or other similar agreements between Imperial or any of its subsidiaries and their current and former directors and officers (whom are referred to as indemnified parties) in effect on the date of the merger agreement.

If Q.E.P., the surviving corporation or any or its successors or assigns consolidates with or merges into any other person and is not the continuing or surviving corporation of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person, then the merger agreement requires that proper provision be made so that the continuing or surviving corporation or transferee of assets will assume all of the applicable obligations described above.

The indemnified parties (and their successors and heirs) are intended third party beneficiaries of the indemnification and insurance provisions in the merger agreement, and these provisions may not be amended in a manner that is adverse to the indemnified parties (including their successors and heirs) or terminated without their consent.

Public Announcements. Q.E.P. and Imperial have agreed that each will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the merger and the transactions contemplated thereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Notification of Certain Events. Imperial shall give prompt notice to Q.E.P., and Q.E.P. or Merger Sub shall give prompt notice to the Company, of: (i) any representation or warranty made by it contained in the merger agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect; or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the merger agreement.

Commercially Reasonable Efforts

Each of Imperial, Q.E.P. and Merger Sub have agreed to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the transactions contemplated thereby, including: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity; (ii) the obtaining of all necessary consents, approvals or waivers from third parties; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated thereby, including any proceeding in connection with appraisal shares or lawsuits and proceedings seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of the merger agreement.  In connection with and without limiting the foregoing, Imperial and its Board have agreed to: (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the merger, any transaction contemplated thereby or the merger agreement; and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the merger agreement, take all action necessary to ensure that the merger and the transactions  contemplated thereby may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of such statute or regulation on the merger.  Imperial also has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Q.E.P. in the obtaining of any employment agreements that Q.E.P. requests.

Conditions to the Merger

Conditions to Each Party’s Obligations. Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of the following mutual conditions:

•	approval and adoption of the merger agreement and the merger by an affirmative majority of the outstanding shares of Imperial common stock;

•
no governmental entity with jurisdiction over any party will have issued any order, injunction or other judgment , seeking to or making the merger illegal or otherwise restraining, enjoining or otherwise prohibiting the consummation of the merger or seeking to obtain from Imperial, QEP or Merger Sub damages  that are material to Imperial and its subsidiaries taken as a whole assuming the merger has been consummated; and

•	no law or regulation preventing the merger shall be in effect;

Conditions to Imperial’s Obligations. The obligation of Imperial to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

▪
the representations and warranties of Q.E.P. and Merger Sub made in the merger agreement, that are qualified as to materiality will be true and correct and those not qualified as to materiality, will be true and correct in all material respects when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date and those not so qualified will be true and correct in all material respects on and as of such earlier date), other than such failures to be true and correct that individually or in the aggregate have not had and could not be reasonable expected to have a material adverse effect on Q.E.P. or prevent or materially delay consummation of the merger;

▪
 Q.E.P. and Merger Sub will have performed in all material respects their respective obligations on or before the date on which the transactions contemplated by the merger agreement are to be completed;

▪	Imperial will have received a certificate signed on Q.E.P.’s behalf by an executive officer of Q.E.P. as to the satisfaction of the conditions described in the preceding two paragraphs.

Conditions to Q.E.P.’s and Merger Sub’s Obligations. The obligation of Q.E.P. and Merger Sub to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

▪
the representations and warranties of Imperial made in the merger agreement, that are qualified as to materiality will be true and correct and those not qualified as to materiality, will be true and correct in all material respects when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date and those not so qualified will be true and correct in all material respects on and as of such earlier date), other than such failures to be true and correct that individually or in the aggregate have not had and could not be reasonable expected to have a material adverse effect on Q.E.P. or prevent or materially delay consummation of the merger;

▪	Imperial will have performed, in all material respects, its obligations under the merger agreement on or prior to the consummation of the merger;

▪
Q.E.P. will have received a certificate signed on Imperial’s behalf by its principal executive officer and chief financial officer  of Imperial as to the satisfaction of the conditions described in the preceding two paragraphs;

▪
since March 31, 2012, there will not have been any fact, event, circumstance, event or effect that has had or is reasonably expected to have a material adverse effect on the business, operations, assets , properties, liabilities, financial condition, results of operations or prospects of Imperial and its subsidiaries taken as a whole other than certain specified changes;

▪	the number of shares of shareholders seeking appraisal rights shall not represent more than ten percent (10%) of the outstanding Imperial common stock;

▪	Q.E.P. a legal opinion, addressed to Q.E.P. substantially in the form attached to the merger agreement; and

▪	Any consents, approval and filings under applicable law shall have been obtained or made.

The above conditions may be amended or waived prior to the effective time of the merger if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, subsequent to the adoption of the merger agreement by Imperial ’s stockholders, no such amendment or waiver will be made that requires the approval of Imperial ’s stockholders under Delaware law unless the required further approval is obtained.

Termination of the Merger Agreement

Imperial and Q.E.P. may terminate the merger agreement by mutual written consent at any time before the consummation of the merger.

In addition, with certain exceptions, either Q.E.P. or Imperial may terminate the merger agreement at any time before the consummation of the merger if:

▪
the other representations and warranties of Q.E.P. and Merger Sub made in the merger agreement, that are qualified as to materiality will be true and correct and those not qualified as to materiality, will be true and correct in all material respects when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date and those not so qualified will be true and correct in all material respects on and as of such earlier date), other than such failures to be true and correct that individually or in the aggregate have not had and could not be reasonable expected to have a material adverse effect on Q.E.P. or prevent or materially delay consummation of the merger.

▪
the merger is not consummated before December 15, 2012 (which is referred to as the end date); provided that a party whose willful and material breach of any provision of the merger agreement resulted in the failure of the merger to be consummated before the end date will not be entitled to exercise its right to terminate the merger agreement because of this reason provide, further that the passage of such period shall be tolled for any part thereof during which any party is subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the merger;

▪
any governmental entity of competent jurisdiction issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree, ruling or other action becomes final and non-appealable; or

▪
the merger agreement has been submitted to Imperial’s stockholders for approval and adoption and the required vote has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof).

Imperial may also terminate the merger agreement if:

•
prior to the receipt of approval of the adoption of the merger agreement by Imperial’s stockholders, the Imperial board of directors authorizes Imperial, in compliance with the other terms of the merger agreement, to enter into a binding definitive agreement in respect of a superior proposal if (1) Imperial pays the termination fee described below at or prior to termination of the merger agreement and (2) Imperial substantially concurrently enters into a binding definitive agreement with respect to such superior proposal; or

•
Q.E.P. or Merger Sub materially breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, such that breaches cannot be or has not been cured by Q.E.P. or Merger Sub within 30 days provided that Imperial is not then in willful and material breach of any of its representations, warranties or covenants contained in the merger agreement

Q.E.P. may also terminate the merger agreement if:

•
If Imperial’s board of directors or any committee thereof withdraws or modifies in a manner adverse to Q.E.P. or Merger Sub or proposes to withdraw in a manner adverse to Q.E.P. or Merger Sub its approval or recommendation of the merger, fails to recommend to Imperial’s stockholders that they give Imperial stockholder approval or approves, recommends or proposes to approve and recommends any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving Imperial, or approves or recommends or proposes to approve or recommend a Superior Proposal;

•	Imperial’s Board of Directors fails to reaffirm unconditionally its recommendation to Imperial stockholders that they vote to approve the merger;

•
Imperial or any of its officers, directors, employees, representatives or agents solicits, initiates, participates in discussion or encourages the submission of a Takeover Proposal, or takes other action to facilitate inquiries or the making of any proposal that could reasonably be expected to lead to a Takeover Proposal or has breached any of its obligations under the non-solicitation provisions in the merger agreement; or

•
Imperial breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, such that breaches cannot be or has not been cured by Imperial within 30 days provided that Q.E.P is not then in willful and material breach of any of its representations, warranties or covenants contained in the merger agreement

The party that desires to terminate the merger agreement must give notice of termination to each other party to the merger agreement, except in the case of termination by mutual written consent.

Termination Fees and Expenses

If the merger agreement is terminated, it will become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to each other party thereto except as specifically provided in the merger agreement. No such termination will relieve any party of any liability for damages resulting from any willful or intentional breach of the merger agreement.

Imperial has agreed to pay Q.E.P. a termination fee of $38,500 in the event that the merger agreement is terminated: (a) by Q.E.P. pursuant to the provisions described in the first two bullet points in the third paragraph under “Termination of the Merger Agreement” above, or (b) by Imperial pursuant to the provisions described in the first bullet point in the second paragraph under “Termination of the Merger Agreement” above or (c) Q.E.P. pursuant to the provisions described in the third or fourth bullet points in the third paragraph under “Termination of the Merger Agreement” and within 12 months following the date of such termination Imperial has entered into a definitive agreement with respect to, or completed, an acquisition proposal with any party for a change of control. In addition, if the merger agreement is terminated by Q.E.P. pursuant to the provisions described in the third or fourth bullet points in the third paragraph under “Termination of the Merger Agreement”, Imperial has agreed to reimburse Q.E.P. for all its reasonable out-of-pocket fees and expenses incurred in connection with the merger agreement, merger and related transactions.  If the merger agreement is terminated by mutual agreement of the parties or by either party under the first and third bullet points under “Termination of the Merger Agreement” and within 12 months following the date of such termination Imperial has entered into a definitive agreement with respect to, or completed, an acquisition proposal with any party for a change of control then Imperial shall reimburse Q.E.P and Merger Sub for their expenses actually incurred not in excess of $150,000 for: (i) professional services including accountants, counsel and financial advisors; (ii) actual travel and travel related costs; and (iii) costs and expenses associated with any management presentations and meetings in connection with the merger agreement, merger and related transactions.

APPRAISAL RIGHTS

Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of Imperial common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of Delaware law in order to perfect their rights. Imperial will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of Delaware law, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of Delaware law may result in a termination or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Imperial common stock unless otherwise indicated.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes notice to Imperial’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•
You must deliver to Imperial a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

•
You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

•
You must continue to hold your shares of Imperial common stock through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of Imperial common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of Imperial common stock.

All demands for appraisal should be addressed to Imperial Industries, Inc., 1259 NW 21st Street, Pompano Beach, Florida 33069, Attn: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform Imperial of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to Imperial. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Imperial common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Imperial, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of Imperial to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Imperial will file such a petition or that Imperial will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of Class A common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

CURRENT MARKET PRICE OF COMMON STOCK

Imperial did not pay or declare cash dividends in fiscal 2010, fiscal 2011or fiscal 2012 to date, and anticipates retaining available funds to finance operations and has no present intention to pay cash dividends.

Imperial common stock is traded on the over the counter market under the symbol “IPII”. The following table sets forth the high and low sales prices of Imperial common stock for the periods indicated as reported by The OTC Bulletin Board through June 30, 2012.  Effective July 24, 2012, Imperial common stock is no longer reported on the OTC Bulletin Board:

Fiscal 2012	High	Low

First Quarter	$0.39	$0.15
Second Quarter	0.69	0.14
Fiscal 2011	High	Low

First Quarter	$0.81	$0.30
Second Quarter	1.01	0.40
Third Quarter	1.00	0.18
Fourth Quarter	0.70	0.20
Fiscal 2010	High	Low

First Quarter	$0.96	$0.25
Second Quarter	0.59	0.27
Third Quarter	0.55	0.21
Fourth Quarter	0.49	0.21

The following table sets forth the closing price of Imperial’s common stock, as reported on July 27, 2012, the last full trading day before the merger agreement was signed and on August 7, 2012, the day immediately preceding the filing of this proxy statement:

Common Stock Price
July 27, 2012	$0.20
August 7, 2012	$0.26

You are encouraged to obtain current market quotations for Imperial common stock in connection with voting your shares. Following the merger, there will be no further market for Imperial’s common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 8, 2012 with respect to the beneficial ownership of Imperial’s common stock by (i) each director of Imperial, (ii) each executive officer who is a Named Executive Officer in the Summary Compensation Table set forth in Imperial’s Annual Report on Form 10-K for the year ended December 31, 2011, (iii) each person known to the Company to own more than 5% of such shares, and (iv) all executive officers and directors as a group. (Except as otherwise provided herein, the information below is supplied by the holder):

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percent of Shares Beneficially Owned
Charles E. Cheever III (3)	175,499		6.9%
65 Comstock Hill Ave., Norwalk, CT 06850
Lisa M. Brock	160,019	(4)	6.2%
Howard L. Ehler, Jr.	47,544	(5)	1.8%
S. Daniel Ponce	72,593	(6)	2.8%
Milton J. Wallace	57,660	(7)	2.2%
Morton L. Weinberger	47,802	(8)	1.9%
All directors and officers as a group (5 persons)	385,618	(9)	14.5%

———————
(1)
Except as set forth herein, all securities are directly owned and the sole investment and voting power are held by the person named. Unless otherwise indicated, the address for each beneficial owner is the same as the Company.

(2)
The percent of class for common stockholders is based upon 2,566,210 shares of common stock outstanding and such shares of common stock such individual has the right to acquire within 60 days upon exercise of options or warrants that are held by such person (but not those held by any other person).

(3)	Such information was derived from a Schedule 13G filed by Mr. Cheever III with the U.S. Securities and Exchange Commission.

(4)	Includes 18,000 shares of common stock issuable upon exercise of stock options.

(5)	Includes 20,000 shares of common stock issuable upon exercise of stock options.

(6)	Includes 18,000 shares of common stock issuable upon exercise of stock options.

(7)	Includes 18,000 shares of common stock issuable upon exercise of stock options.

(8)	Includes 18,000 shares of common stock issuable upon exercise of stock options.

(9)	Includes 92,000 shares of common stock issuable upon exercise of stock options.

WHERE YOU CAN FIND MORE INFORMATION

Imperial files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Imperial files at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Imperial’s SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents Imperial files with the SEC by going to the Investor Relations page of Imperial’s corporate website at www.imperialind.com. Imperial’s website address is provided as an inactive textual reference only. The information provided on Imperial’s website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Imperial to “incorporate by reference” into this proxy statement documents filed with the SEC. This means that Imperial can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that Imperial files with the SEC will update and supersede that information. Imperial incorporates by reference the documents listed below and any documents filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed on March 29, 2012).

•	Quarterly Reports filed on Form 10-Q for the fiscal quarter ended March 31, 2012 (filed on May 14, 2012), and for the fiscal quarter ended June 30, 2012 (filed on August 8, 2012).

•	Current Reports filed on Form 8-K dated June 18, 2012 and July 30, 2012.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning Imperial, without charge, by written or telephonic request directed to Imperial Industries, Inc., 1259 NW 21st Street, Pompano Beach, Florida 33069 or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. IMPERIAL HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 22, 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

Dated as of August 8, 2012

By and Among

Q.E.P. CO., INC.,

IMPERIAL ACQUISITION SUB INC.,

and

IMPERIAL INDUSTRIES, INC.

Exhibit A	Voting Agreements
Exhibit B	Legal Opinion

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 8, 2012 by and among Q.E.P. CO., INC., a Delaware corporation (“Parent”), IMPERIAL ACQUISITION SUB INC., a Delaware corporation (“Merger Sub”), and a wholly owned subsidiary of Parent, and IMPERIAL INDUSTRIES, INC., a Delaware corporation (the “Company”).

WHEREAS the Parent, and Roberts International Holdings, Inc., a wholly-owned subsidiary of the Parent (“RHI”), the Company entered into the Agreement and Plan and Merger dated as of July 30, 2012 (the “Original Agreement”);

WHEREAS pursuant to Section 9.09 of the Original Agreement, on August 8, 2012, RHI assigned to Merger Sub and Merger Sub assumed from RHI, all of RHI’s rights and obligations under the Original Agreement;

WHEREAS the Parent, Merger Sub and the Company desire to enter into this Agreement to restate the Original Agreement to replace RHI with Merger Sub;

WHEREAS the respective Boards of Directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

WHEREAS concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, certain stockholders of the Company are entering into Voting Agreements with Parent in the form of Exhibit A (the “Voting Agreements”), pursuant to which such stockholders have agreed (on the terms and subject to the conditions therein set forth) to approve, and take other specified actions in furtherance of, the Merger;

WHEREAS the respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger (the “Merger”) of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) not beneficially owned by Parent, Merger Sub or the Company shall be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c)) as provided herein;

WHEREAS Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger.  Upon the terms and subject to the conditions of  this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub shall be merged with and into the Company at the Effective Time.  At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 1.02 Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Holland & Knight LLP, 701 Brickell Avenue, Suite 3000, Miami, FL 33131 at 10:00 a.m. (Eastern Daylight Savings Time) no later than the second business day following the satisfaction (or, to the extent permitted by Law, waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other location, time and date as shall be agreed in writing between Parent and the Company.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 1.03 Effective Time.  Prior to the Closing, the Company shall prepare, and on the Closing Date or as soon as practicable thereafter the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL.  The Merger shall become effective at 12:01 a.m. (the “Effective Time”) on the Closing Date and such time shall be specified as the Effective Time in the Certificate of Merger duly filed with such Secretary of State.

Section 1.04 Effects.  The Merger shall have the effects set forth in Section 259 of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities and duties of the Company and Merger Sub shall become the debts, Liabilities and duties of the Surviving Corporation.

Section 1.05 Certificate of Incorporation and By-laws.  (a)  The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to be the same as the certificate of incorporation of the Merger Sub, except that the corporate name of the Company shall remain the corporate name of the Surviving Corporation, and, as so amended and restated, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b)   The by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

Section 1.06 Directors.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.07 Officers.  The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified.

ARTICLE II

EFFECT ON THE CAPITAL STOCK OF THE

CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.01 Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

(a)   Capital Stock of Merger Sub.  Each issued and outstanding share of capital stock of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b)   Cancellation of Treasury Stock and Parent-Owned Stock.  Each share of Company Common Stock that is owned by the Company, Parent or Merger Sub, or any subsidiary of any of the foregoing, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c)   Conversion of Company Common Stock.

(1)  Subject to Sections 2.01(b) and 2.01(d), each issued share of Company Common Stock shall be converted into the right to receive $0.30 in cash.

(2) The cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(c) is referred to collectively as the “Merger Consideration”.  As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

(d)   Appraisal Rights.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares (“Appraisal Shares”) pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) shall not be converted into or represent the right to receive the Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair market value of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c).  The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock or Knowledge of any intent to demand appraisal of any shares of Company Common Stock, and following the Effective Time, Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands.  Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Section 2.02 Exchange of Certificates.  (a)  Paying Agent.  Prior to the Effective Time, Parent and the Company shall jointly agree on and shall select a bank, trust company or other appropriate institution to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration upon surrender of certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) or non-certificated shares of Company Common Stock (“Book-Entry Shares”).  Merger Sub shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Company Common Stock for Merger Consideration.  Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent at or prior to the Closing cash necessary to pay the Merger Consideration such that there will be available with the Paying Agent for payment for all shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the “Exchange Fund”).

(b)   Exchange Procedure.  As soon as reasonably practicable after the Effective Time, Parent shall cause to be mailed to each holder of record of the Certificates or Book-Entry Shares whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal in the form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify and which are consistent with letters of transmittals used in similar transactions) (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for Merger Consideration.  Upon surrender of a Certificate or Book-Entry Shares for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate or Book-Entry Shares shall have been converted pursuant to Section 2.01, and the Certificate or Book-Entry Shares so surrendered shall forthwith be canceled.  The Paying Agent shall use commercially reasonable efforts to pay the Merger Consideration to individual holders of Company Common Stock within 10 days following satisfaction of the conditions for payment as outlined in the Letter of Transmittal.  In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate or Book-Entry Shares so surrendered is registered, if such Certificate or Book-Entry Shares shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Shares or establish to the satisfaction of Parent that such tax has been paid or is not applicable.  Until surrendered as contemplated by this Section 2.02, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration theretofore represented by such Certificate or Book-Entry Share have been converted pursuant to Section 2.01.  No interest shall be paid or accrued on any cash payable upon surrender of any Certificate or Book-Entry Share.

(c)   No Further Ownership Rights in Company Common Stock.  The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.  After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(d)   Termination of Exchange Fund.  Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration.

(e)   No Liability.  None of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.   Any amounts remaining unclaimed by holders of  Company Common Stock at the end of such period of time as required by the abandoned property, escheat or similar laws applicable thereto after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(f)   Investment of Exchange Fund.  The Paying Agent shall invest any cash included in the Exchange Fund, , on a daily basis, in (i) savings accounts with, repurchase agreements, or certificates of deposit issued by, federally chartered banks or trust companies, the assets of which are at least $100,000,000 in excess of their liabilities, (ii) United States Treasury Bills (or an investment portfolio or fund investing only in United States Treasury Bills), (iii) commercial paper rated in the highest grade by a nationally recognized credit rating agency, or (iv) a U.S. Bank Money Market Fund as long as such money market fund is rated AAA by a nationally recognized credit rating agency.  Any interest and other income resulting from such investments shall be paid to Parent at the end of one year, except as specifically provided in Section 2.02(b.

(g)   Lost, Stolen or Destroyed Certificates.  In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however; that Parent may, in its discretion and as a condition precedent to the payment of the Merger Consideration, require such owner of a lost, stolen or destroyed Certificates to deliver an indemnity agreement in customary form and substance as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.  No interest shall be paid or accrued on any cash payable upon surrender of any Certificate.

Section 2.03 Withholding Rights.  Parent, the Surviving Corporation and Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of U.S. Federal, state, local or foreign tax Law.  To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the holder to whom such amounts would have been paid.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that except as set forth in the letter, dated as of the date of this Agreement, from the Company to Parent and Merger Sub (the “Company Disclosure Letter”):

Section 3.01 Organization, Standing and Power.  The Company and each of its subsidiaries (the “Company Subsidiaries”) is a corporation duly organized, validly existing and in good standing (or as applicable in the appropriate jurisdiction) under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.  The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary except where the failure to be so qualified has not had and is not expected to have a Company Material Adverse Effect.  The Company has made available to Parent true and complete copies of its current Certificate of Incorporation, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the current By-laws of the Company, as amended to the date of this Agreement (as so amended, the “Company By-laws”), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

Section 3.02 Company Subsidiaries; Equity Interests.  (a)  The Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization or incorporation (as applicable).  All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the Company Disclosure Letter, are owned by the Company free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”).

(b)   Except for its interests in the Company Subsidiaries and except for the ownership interests set forth in the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

Section 3.03 Capital Structure.  (a)  The authorized capital stock of the Company consists solely of (i) 10,000,000 shares of Company Common Stock, par value $.01 per share and (ii) 2,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”).  As of the close of business on July 30, 2012, (x) 2,566,210 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (y) no shares of Company Common Stock were held by the Company in its treasury, and (z)  123,250 shares of Company Common Stock were subject to outstanding Stock Options, none of which have an exercise price less than the per share Merger Consideration. The Company Disclosure Letter sets forth for each holder of Stock Options, as of the date of this Agreement: (W) such holder’s name and address; and (X)  the number of shares of Company Common Stock subject to Stock Options held by such holder (and the date of grant, exercise price and expiration thereof).  Except as set forth above or in the Company Disclosure Letter, as of the close of business on July 30, 2012, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding.

(b)    All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract to which the Company is a party or otherwise bound.  There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”).  Except as set forth in Section 3.03(a) or in the Company Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Common Stock.  As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

Section 3.04 Authority; Execution and Delivery; Enforceability.  (a)  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement (the “Transactions”).  The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval.  The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

(b)   The Board of Directors of the Company (the “Company Board”), at a meeting duly called and held, duly adopted resolutions (i) approving this Agreement, the Merger and the Transactions, (ii) determining that the terms of the Merger and the Transactions are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the Company’s stockholders adopt this Agreement and (iv) declaring that this Agreement is advisable.  Such resolutions are sufficient to render inapplicable to Parent and Merger Sub and this Agreement and the Transactions the provisions of Section 203 of the DGCL.  To the Company’s Knowledge, no other Company Charter or Company By-law provisions, state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any other Transaction.

(c)   The only vote of holders of any class or series of Company Common Stock necessary to approve and adopt this Agreement, the Merger and any other Transaction is the adoption of this Agreement by the holders of a majority of the outstanding Company Common Stock (the “Company Stockholder Approval”).

Section 3.05 No Conflicts; Consents.  (a)  Except as set forth in the Company Disclosure Letter, the execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and the Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any writ, judgment, order or decree (“Judgment”) or statute, law (including common law), ordinance, rule or regulation (“Law”) applicable to the Company or any Company Subsidiary or their respective properties or assets.

(b)   No consent, approval, license, permit, order or authorization of (“Consent”), or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the filing with the Securities and Exchange Commission (the “SEC”) of (A) a proxy statement relating to the adoption of this Agreement by the Company’s stockholders (the “Proxy Statement”), and (B) such reports under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement, the Merger and the Transactions, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iii) compliance with and such filings as may be required under applicable Environmental Laws, (iv) such filings as may be required in connection with the Taxes described in Section 6.08, (v) filings under any applicable state takeover Law (vi) compliance with applicable requirements of the Over-The-Counter Bulletin Board, and (vii) such other items (A) required solely by reason of the participation of Parent (as opposed to any third party) in the Transactions or (B) as are set forth in the Company Disclosure Letter.

Section 3.06 SEC Documents; Undisclosed Liabilities.  (a)  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since December 31, 2006 (the “Company SEC Documents”).

(b)   As of its respective date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied in all material respects with the requirements of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), the Sarbanes-Oxley Act, to the extent such act applied to the Company at the time of each such filing, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The consolidated financial statements of the Company included in the Company SEC Documents comply in all respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The unaudited consolidated statements of the Company on Form 10-Q included in the Company SEC Documents have been prepared in accordance with the requirements of Regulation S-X of the SEC and, on that basis, fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended.

(c)   Except as set forth in the Company Disclosure Letter and except for Liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2012 or in connection with this Agreement and the Transactions, neither the Company nor any Company Subsidiary has any Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.  Except for Liabilities reflected in the Filed Company SEC Documents, the Company and each Company Subsidiary has no off balance sheet Liability of any nature to, or any financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of expenses incurred by the Company or any Company Subsidiary.  The Company and the Company Subsidiaries have no Liabilities for accrued and unpaid dividends.

(d)   With respect to each Company SEC Document that is a report on Form 10-K or 10-Q or an amendment thereto:

(1)   the principal executive officer and chief financial officer of the Company (the “Certifying Officers”) at the time of the filing of such Company SEC Document reviewed such report or amendment prior to its filing with the SEC;

(2)   based on the Knowledge of the Certifying Officers, such report or amendment does not contain any untrue statement of any material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such report or amendment;

(3)   based on the Knowledge of the Certifying Officers, the financial statements, and other financial information included in such report or amendment, fairly present in all material respect the financial condition, result of operations and cash flows of the Company as of, and for, the periods presented in such report or amendment;

(4)   the Certifying Officers are responsible for establishing and maintaining disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the Exchange Act) for the Company and have: (i) designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the period in which such report or amendment was being prepared; (ii) evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within ninety (90) days prior to the filing date of such report or amendment; and (iii) presented in such report or amendment their conclusions about the effectiveness of the Company’s disclosure controls and procedures;

(5)   the Certifying Officers have disclosed, if any, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Company Board:  (i) all significant deficiencies in the design or operation of internal controls which could adversely affected the Company’s ability to record, process, summarize and report financial data and have identified to the Company’s auditors any material weaknesses in the Company’s internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

(6)   the Certifying Officers have indicated in such report or amendment any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective action with respect to significant deficiencies and material weaknesses; and

(7)   the Company Disclosure Letter summarizes all matters disclosed by the Certifying Officers in accordance with clause (5) above.

(e)   None of the Company Subsidiaries is, or has at any time been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act separate from their respective inclusion in the Company SEC Documents as consolidated subsidiaries of the Company.

Section 3.07 Information Supplied.  None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub in writing for inclusion or incorporation by reference therein.  The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

Section 3.08 Absence of Certain Changes or Events.  From the date of the most recent financial statements included in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”) to the date of this Agreement, except as set forth in the Company Disclosure Letter, the Company has conducted its business in all material respects in the ordinary course of business consistent with past practice, and during such period there has not been:

(i)   any event, change, effect or development that, individually or in the aggregate, has had or is expected to have a Company Material Adverse Effect other than continuing losses consistent with the quarter ended March 31, 2012; or

(ii)   any action that, if taken from the date of this Agreement to the Effective Time, would require Parent’s consent pursuant to Section 5.01(a).

Section 3.09 Taxes.  (a)  The Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf or has filed appropriate extensions thereof, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects and have been prepared in compliance with all applicable Laws.  The Company Disclosure Letter sets forth all Tax Returns that will be required to be filed by the Company after the date of this Agreement and the due date of such filing.  All Taxes shown to be due on such Tax Returns, or otherwise owed (whether or not shown on any Tax Return), have been timely paid.

(b)   The unpaid Taxes of the Company and the Company Subsidiaries (i) did not exceed any payable or liability for Taxes plus any reserve for Tax liability (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) in each case as set forth on the face of the most recent financial statements contained in the Filed Company SEC Documents (rather than any notes thereto) and (ii) do and will not exceed any such payable or liability for Taxes plus any such reserve as adjusted for the passage of time from the most recent financial statements contained in the Filed Company SEC Documents through the date hereof and the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their Tax Returns.

(c)   Except as set forth in the Company Disclosure Letter, there are no investigations, audits, actions or proceedings currently pending or, to the Knowledge of the Company or any Company Subsidiary, threatened against the Company or any Company Subsidiary by any Governmental Entity for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company or any Company Subsidiary, and there are no matters under discussion, audit or appeal between the Company or any Company Subsidiary with any Governmental Entity with respect to the assessment or collection of Taxes.  Neither the chief executive officer nor chief financial officer of the Company or any Company Subsidiary expects any Governmental Entity to assess any additional Taxes for any period for which Tax Returns have been filed, except as otherwise specifically provided in the Filed Company SEC Documents.  Any unpaid Taxes that have been claimed or imposed as a result of any examination of any Tax Return of the Company or any Company Subsidiary by any Governmental Entity have been paid in full or are being contested in good faith and are fully described in the Company Disclosure Letter.  Set forth in the Company Disclosure Letter is a list of the most recent examinations and audits by Governmental Entities for each Tax for which the Company or any Company Subsidiary have been audited since December 31, 2006.  The Company has made available to Parent true and complete copies of the final reports and notices of assessment of the relevant Governmental Entity for each such examination or audit showing the adjustments proposed and the basis asserted therefor.  The Company has made available to Parent true and complete copies of the Tax Returns for income Taxes filed on behalf of the Company and each Company Subsidiary since December 31, 2006.

(d)   None of the Company or any Company Subsidiary has agreed to make any material adjustment under Code Section 481(a) (or, to the Company’s Knowledge, any analogous provision of Law) by reason of a change in accounting method or otherwise.  No power of attorney has been granted by or with respect to the Company or any Company Subsidiary with respect to any matter relating to Taxes.  None of the Company or any Company Subsidiary has participated in a transaction that is described as a “reportable transaction” within the meaning of Treasury Regulation § 1.6011-4(b)(1).  Each of the Company and the Company Subsidiaries have disclosed on their Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Code Section 6662.  None of the Company or any Company Subsidiary has been a party to any transaction to which Code Section 355 applied.  None of the Company or any Company Subsidiary has received any claim from any Governmental Entity in a jurisdiction in which the Company or any Company Subsidiary has not filed Tax Returns that it may be subject to taxation by that jurisdiction.  No adjustment relating to the timing of income, deductions, losses or credits of the Company or any Company Subsidiary has been made in writing by any Governmental Entity in any completed audit or examination which, by application of the result of such adjustment, could reasonably be expected to result in a material Tax Liability for any subsequent period.  None of the Company or any Company Subsidiary is subject to any action or proceeding of a Governmental Entity imposing on the Company or any Company Subsidiary any obligations or Liabilities with respect to another Person’s Taxes.

(e)   The Company and each Company Subsidiary has withheld or deducted all Taxes or other amounts from payments to employees or other Persons required to be so withheld or deducted, and has timely paid over such Taxes or other amounts to the appropriate Governmental Entity to the extent due and payable.

(f)   Except as set forth in the Company Disclosure Letter, none of the Company or any Company Subsidiary has requested, offered to enter into or entered into any agreement or other arrangement, or executed any waiver, providing for any extension of time within which (i) to file any Tax Return covering any Taxes for which it is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which it is or may be liable; (iii) it is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Government Entity may assess or collect Taxes for which it is or may be liable.  Except as set forth in the Company Disclosure Letter, none of the Company nor any Company Subsidiary has entered into any agreement with, or provided any undertaking to, any Person, and no circumstances exist by reason of which the Company or any Company Subsidiary has assumed liability for the payment of Taxes owing by another Person, or has or may be liable for another Person’s Taxes, whether pursuant to a tax allocation or tax sharing agreement, as a transferee or successor, by contract, or otherwise.  None of the Company nor any of the Company Subsidiaries has been included in any “consolidated,” “unitary”, “combined” or similar Tax Return under Federal, state, local or foreign Tax Law with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than with respect to a group of which the Company and/or the Company Subsidiaries are the only members).  None of the Company nor any of the Company Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).  No Company Subsidiary organized outside of the United States has conducted activities in the United States that would give rise to a taxable presence in the United States.

(g)   There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary.

Section 3.10 Absence of Changes in Benefit Plans.  From the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, except as set forth in the Company Disclosure Letter, there has not been any adoption or amendment in any respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, “Company Benefit Plans”).  Except as disclosed in the Company Disclosure Letter, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, executive officer or director of the Company or any Company Subsidiary (collectively, the “Company Benefit Agreements”), nor does the Company or any Company Subsidiary have any general severance plan or policy.

Section 3.11 Employee Benefits; Excess Parachute Payments.  (a)  The Company Disclosure Letter contains a list of all employee pension benefit plans, employee welfare benefit plans and all other Company Benefit Plans and Company Benefit Agreements maintained, or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, consultants, officers or directors of the Company or any Company Subsidiary in the United States.  Each Company Benefit Plan and each Company Benefit Agreement has been administered and maintained in all material respects in accordance with its terms and applicable Law.  The Company outsources management and administration of the Company 401(k) Plan to Martin, Martin, Randall & Associates, Inc.,  (the “Administrators”).  To the Company’s Knowledge, the Administrator has administered such Company 401(k) Plan in material compliance with applicable Law.  The Company has made available to Parent and its agents and representatives copies of (i) each Company Benefit Plan; (ii) the most recent annual report (Form 5500) filed with the IRS with respect to each such Company Benefit Plan; (iii) each trust agreement and any other material written agreement relating to each such Company Benefit Plan; (iv) the most recent summary plan description for each such Company Benefit Plan for which a summary plan description is required, and (v) the most recent determination or opinion letter issued by the IRS with respect to any such Company Benefit Plan intended to be qualified under Section 401(a) of the Code.

(b)   Except as set forth in the Company Disclosure Letter, neither the execution and delivery by the Company of this Agreement nor the consummation of the Merger and the Transactions will result in any “excess parachute payment” (as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) to any employee, officer or director of the Company or any of its Affiliates.

(c)   Except as disclosed in the Company Disclosure Letter, the execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and the Transactions and compliance with the terms hereof and thereof will not, (i) entitle any employee, officer or director of the Company or any Company Subsidiary to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or (iii) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement.

(d)   There are no pending, or to the Company's Knowledge, threatened claims or litigation relating to the Company Benefit Plans and Company Benefit Agreements (other than routine claims for benefits).

Section 3.12 Litigation.  Except as disclosed in the Company Disclosure Letter, there is no action, suit, arbitration, mediation, claim, investigation or proceeding pending or, to the Company’s Knowledge, threatened against the Companies or any Company Subsidiary (other than Just-Rite) or any of their respective assets or properties (or against any director, officer, employee, agent or other similar representative of the Company or any Company Subsidiary (other than Just-Rite) in their capacity as such or relating to their employment, services or relationship with the Company or any Company Subsidiary (other than Just-Rite)) nor, to the Company’s Knowledge, is there any reasonable basis for any such action, suit, arbitration, mediation, claim, investigation or proceeding.  The Company or a Company Subsidiary (other than Just-Rite), as applicable, has in the reasonable judgment of the Company’s management sufficient insurance coverage for any amounts which may be imposed upon them as a result of any such actions, suits, arbitrations, mediations, claims, investigations or proceedings.  There are no outstanding Judgments, injunctions or settlements with or of any Governmental Entity to which the Company or any Company Subsidiary (other than Just-Rite) is subject or to which any of their respective properties are bound.  None of the Company or any Company Subsidiary (other than Just-Rite) has any action, suit, arbitration, mediation, claim, investigation or proceeding pending, or which they intend to initiate, against any other Person.  Except as disclosed in the Company Disclosure Letter, or in Company SEC Documents (other than Just-Rite) there has not been since December 31, 2006 nor are there currently any internal investigations or inquiries being conducted by the Company or any Company Subsidiary (other than Just-Rite), the Company’s Board or to the Knowledge of the Company, any third Person or Governmental Entity or at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, self-dealing, breach of fiduciary duty, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.  The Company Disclosure Letter sets forth a summary of all the material terms of any settlements with insurance carriers relating to or associated with any asbestos claims including the time frames and claims covered by such settlements since December 31, 2007.  Parent has been provided with copies of all such settlement agreements.  The Company Disclosure Letter sets forth (i) a list of all settled or dismissed litigation related to or associated with any asbestos claims to which the Company or a Company Subsidiary (other than Just-Rite) was a party since January 1, 2007 and (ii) a list of all other settled or dismissed litigation to which the Company or a Company Subsidiary (other than Just-Rite) was a party since January 1, 2009.

Section 3.13 Compliance with Applicable Laws.  Except as disclosed in the Company Disclosure Letter,  the Company and each Company Subsidiary (other than Just-Rite) hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (the “Company Permits”), and all such Company Permits are listed in the Company Disclosure Letter.  Except as set forth on the Company Disclosure Letter, the Company Permits are in full force and effect and the Company and each applicable Company Subsidiary is in compliance with the terms of the Company Permits in all material respects.  The business of the Company and each Company Subsidiary (other than Just-Rite) has not been and is not being conducted in violation of any applicable Law in any material respect.  As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review.

Section 3.14 Brokers; Schedule of Fees and Expenses.  No broker, investment banker, financial advisor or other Person, other than Cassel Salpeter & Co., LLC., the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the Transactions based upon arrangements made by or on behalf of the Company.  The Company has furnished to Parent a true and complete copy of all agreements between the Company and Cassel Salpeter & Co., LLC. relating to the Merger and the Transactions.

Section 3.15 Opinion of Financial Advisor.  The Company has received the written opinion of Cassel Salpeter & Co., LLC. , dated the date the Board of Directors of the Company approved this Agreement, to the effect that, as of such date and based upon and subject to the assumptions, qualifications, limitations and other matters considered in preparing such opinion, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to this Agreement is fair to such holders from a financial point of view.  The Company will provide Parent with a copy of such opinion for informational purposes promptly following receipt thereof by the Company.

Section 3.16 Environmental Matters.  Except as set forth in the Company Disclosure Letter, to the Company’s Knowledge, since August 1, 1993: (i)  the Company and each Company Subsidiary (other than Just-Rite) is in compliance with all Environmental Laws in all material respects; (ii) none of the Company or any Company Subsidiary (other than Just-Rite) has Released any Hazardous Materials on, in, at or about any Leased Real Property or at any facilities or property previously owned or operated by the Company or any Company Subsidiary (other than Just-Rite); (iii) there has been no disposal, Release, burial, placement, migration or Offsite Migration of Hazardous Materials on, in, at or about any of the Leased Real Property or at any facilities or property previously owned or operated by the Company or any Company Subsidiary (other than Just-Rite); (iv) there are no claims, notices, orders or proceedings from any Person, including any Governmental Entity, pending or threatened in writing against the Company or any Company Subsidiary (other than Just-Rite) alleging the violation of Environmental Laws; (v) none of the Company, any Company Subsidiary (other than Just-Rite) or any of their respective assets is subject to any order, decree, injunction or other directive of any Governmental Entity and none of the Company, any Company Subsidiary (other than Just-Rite) or any of their respective assets is subject to any agreement that requires it to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person for or against any environmental liabilities; (vi) none of the Company or any Company Subsidiary (other than Just-Rite) has received any requests for information or other correspondence concerning any site or facility pursuant to any Environmental Law; (vii) the Company and each Company Subsidiary (other than Just-Rite) are currently are not, and have not been, a “generator” of “hazardous waste” (as those terms are defined by the Resource Conservation and Recovery Act of 1976 and the regulations promulgated thereunder), for the purposes of obtaining an Environmental Protection Agency identification number under 40 C.F.R. §262.12(a) or complying with the manifest system under Subpart 8 of 40 C.F.R. Part 262; (viii) no environmental audit, assessment, or other investigation concerning environmental matters has been conducted with respect to the Leased Real Property, or with respect to any property previously owned or operated by the Company or any Company Subsidiary (other than Just-Rite) and copies of all written reports describing such environmental audits, assessments, or other investigations concerning environmental matters have been delivered or have otherwise been made available to Parent prior to the date of this Agreement; (ix) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under any Leased Real Property, including treatment or storage tanks, sumps, or water, gas or oil wells; (x) the Company and each Company Subsidiary (other than Just-Rite) have not manufactured any products containing Hazardous Materials on, in, at or about the Leased Real Property; and (xi) all waste containing any Hazardous Materials generated, used, handled, stored, treated or disposed of (directly or indirectly) by the Company or any Company Subsidiary (other than Just-Rite) or by any other Person, at the Leased Real Property or any property currently owned or operated previously owned or operated, by the Company or any Company Subsidiary (other than Just-Rite) has been stored or disposed of in compliance with all applicable Environmental Laws.

Section 3.17 Intellectual Property Rights.

(a)   The Company Disclosure Letter sets forth a correct and complete list of all (i) registered trademarks, service marks and domain names, and applications to register the foregoing, (ii) copyright registrations, and (iii) patents and patent applications, in each case which are currently owned by the Company or any Company Subsidiary (other than Just-Rite).  Each item listed on such section of the Company Disclosure Letter has been duly registered or applied for with the U.S. Patent and Trademark Office or other applicable Governmental Entity and are, to the Knowledge of the Company, valid and subsisting.  All Intellectual Property owned by the Company and each Company Subsidiary (other than Just-Rite) is owned free and clear of any Liens.  There is no pending or, to the Knowledge of the Company, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations and applications listed in the Company Disclosure Letter.  All such items of Intellectual Property are (i) to the Knowledge of the Company, valid, subsisting, enforceable, in full force and effect, and (ii) have not been or are not, as applicable, canceled, expired, abandoned or otherwise terminated, and payment of all renewal and maintenance fees in respect thereof, and all filings related thereto, have been duly made.  The delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the termination of, otherwise require the consent, approval or other authorization of any party to, or impose any restriction on, any Intellectual Property owned by the Company or any Company Subsidiary (other than Just-Rite).

(b)   The Company Disclosure Letter sets forth a correct and complete list of all licenses with respect to the Intellectual Property under which the Company or any Company Subsidiary (other than Just-Rite) is currently a licensor, licensee, distributor or reseller (“IP Licenses”).  The Company and the Company Subsidiaries (other than Just-Rite) have complied with the terms and conditions of the IP Licenses in all material respects.  To the Knowledge of the Company, all of the IP Licenses are valid, enforceable and in full force and effect (subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law)).  Except as set forth in the Company Disclosure Letter, the delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the termination of, otherwise require the consent, approval or other authorization of any party to, or impose any restriction on, any IP License.  Except as set forth and quantified in the Company Disclosure Letter, neither the Company nor any Company Subsidiary (other than Just-Rite) is a party to or bound by any license or other contract requiring the payment by the Company or any Company Subsidiary (other than Just-Rite) of any royalty or license payment.

(c)   To the Knowledge of the Company, (i) none of the Company or any Company Subsidiary (other than Just-Rite) has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of any other Person or (ii) there is no basis for such a claim by any third party.  Except as disclosed in the Company Disclosure Letter, none of the Company or any Company Subsidiary (other than Just-Rite) has received in writing since December 31, 2006, any charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other conflict that has not been settled or otherwise fully resolved.  None of the Company or any Company Subsidiary (other than Just-Rite) is party to or the subject of any pending or, to the Knowledge of the Company, threatened, suit, claim, action, investigation or proceeding with respect to any such infringement, misappropriation or conflict, that has not been settled or otherwise fully resolved.  To the Knowledge of the Company, no other Person has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property owned by the Company or any Company Subsidiary (other than Just-Rite).  None of the Company or any Company Subsidiary (other than Just-Rite) has brought any action, suit or proceeding for infringement of any Intellectual Property of the Company or any Company Subsidiary (other than Just-Rite), or for breach of any license or agreement involving any of such Intellectual Property, against any party since December 31, 2006.

(d)   Each of the Company and the Company Subsidiaries (other than Just-Rite) has taken all commercially reasonable action to protect (i) the proprietary nature and value of the Intellectual Property used by the Company and each Company Subsidiary (other than Just-Rite) and (ii) the secrecy, confidentiality and value of their trade secrets.  The Intellectual Property owned by the Company and each Company Subsidiary (other than Just-Rite) and the IP Licenses are sufficient for the Company and the Company Subsidiaries (other than Just-Rite) to conduct their business.

Section 3.18 Material Contracts.  (a)  The Company has made available to Parent true and complete copies of the following (“Material Contracts”) to the extent still in force and effect as of the date of this Agreement:

(i)   all Contracts (whether written or oral and whether express or implied) that are legally binding of the Company or any Company Subsidiary (other than Just-Rite) with customers of the Company involving payments to the Company or any Company Subsidiary (other than Just-Rite) in excess of (a) $10,000 during 2012, or (b) anticipated to involve payments to the Company or any Company Subsidiary in excess of $10,000 in 2013;

(ii)   all Contracts of the Company or any Company Subsidiary (other than Just-Rite) with any vendor or supplier of the Company or any Company Subsidiary (other than Just-Rite) involving payments by or to the Company or any Company Subsidiary (other than Just-Rite) in excess of (a) $10,000 during 2012, or (b) $10,000 in anticipated payments in 2013;

(iii)   all Contracts of the Company or any Company Subsidiary (other than Just-Rite) that (x) contain most favored customer pricing provisions with any third party or (y) grants any exclusive rights, rights of first refusal, rights of first negotiation or similar rights to any Person or (z) that restrict the ability of the Company or any Company Subsidiary (other than Just-Rite) to compete in any business or area;

(iv)   all Contracts of the Company or any Company Subsidiary (other than Just-Rite) with any Affiliate, employee, director or officer of the Company, or between the Company and any Company Subsidiary (other than Just-Rite);

(v)   all joint venture, partnership or other similar Contracts to which the Company or any Company Subsidiary (other than Just-Rite) is a party or any other Contract which has involved, or is reasonably expected to involve, a sharing of revenues, profits, cash flows, expenses or losses by the Company or any Company Subsidiary (other than Just-Rite) with any other party;

(vi)   all distribution, original equipment manufacturing, reseller, marketing, sales representative or similar Contracts under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for any product, service or technology owned, marketed, licensed or provided by the Company or any Company Subsidiary (other than Just-Rite);

(vii)          all Contracts in which it has granted or received most favored customer pricing provisions, exclusive sales, distribution, marketing, manufacturing or, rights of refusal, rights of first negotiation or similar rights;

(viii)         all Contracts containing warranty or similar provisions with respect to products or services or any Contracts containing any support, maintenance or service obligation or cost with respect to products or services on the part of the Company or any Company Subsidiary (other than Just-Rite);

(ix)           all Contracts relating to the borrowing of money or extension of credit (collectively, “Debt Obligations”) pursuant to which any indebtedness of the Company or any Company Subsidiary (other than Just-Rite) is outstanding or may be incurred and all guarantees of or by the Company or any Company Subsidiary (other than Just-Rite) of any Debt Obligations of any other Person, other than standard form invoices relating to accounts payable of the Company or any Company Subsidiary (other than Just-Rite) or incurred in the ordinary course of business consistent with past practice since December 31, 2009;

(x)   all Contracts with any Governmental Entity;

(xi)           all Contracts that are a customer/vendor agreement that provide for (i) rebates or allowances or (ii) returns or credits, in each case, other than in accordance with standard practice;

(xii)          all Contracts with any labor union or any collective bargaining agreements or similar Contracts;

(xiii)         all Contracts that grant any Person a general or specific power of attorney to act on behalf of the Company or any Company Subsidiary (other than Just-Rite) or that relates to all or any portion of their business, operations or assets; and

(xiv)         all Contracts, not otherwise described in the foregoing, which to the Company’s Knowledge are material to the Company or any Company Subsidiary (other than Just-Rite).

(b)   Each Material Contract is in full force and effect (except for those Contracts that have expired in accordance with their terms and conditions) and constitutes a legal, valid and binding agreement of the Company or the Company Subsidiaries (other than Just-Rite), as applicable, enforceable in accordance with its terms and conditions (subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law)), and except as disclosed in the Company Disclosure Letter, the Company or the Company Subsidiaries (other than Just-Rite), as applicable, have performed in all respects all of their material obligations under, and are not in violation or breach of or default under, any such Material Contract.  To the Knowledge of the Company, the other parties to any Material Contract have performed all of their material obligations under, and are not in violation or breach of or default under, any such Material Contract, and have not notified the Company of any intention to terminate such Material Contract or to require any amendment or waiver of the terms thereof as a condition of renewing or not terminating such Material Contract.

(c)   Except as set forth in the Company Disclosure Letter, the execution of this Agreement and the consummation of the Transactions will not require the approval of, or a consent to be received from, any party to any Material Contract in order for such Material Contract to remain in full force and effect after the consummation of the Merger.

(d)   Except as set forth in the Company Disclosure Letter, no officer or director of the Company or any Company Subsidiary (other than Just-Rite), and no “associate” (as defined in Rule 14a-1 under the Exchange Act) of any of them, has any interest in any Material Contract of, or other business arrangement with, the Company or any Company Subsidiary (other than Just-Rite), or in any material property (including any real property and any material personal property, tangible or intangible), used in or pertaining to the business of the Company or any Company Subsidiary (other than Just-Rite).

Section 3.19 Owned Real Property .

None of the Company or any Company Subsidiary (other than Just-Rite) owns any real property.

Section 3.20 Leased Real Property . The Company Disclosure Letter contains a schedule of all properties leased by the Company or a Company Subsidiary (other than Just-Rite) (the “Leased Real Property”).  Each lease relating to Leased Real Property (collectively, the “Leases”) is in full force and effect in accordance with its terms.  Neither the Company nor any Company Subsidiary (other than Just-Rite) is in default under any Lease and, to the Knowledge of the Company, no other party to a Lease is in default under any Lease.  The Company has made available to Parent copies of all Leases.

Section 3.21 Title to Assets.  Except as set forth in Company Disclosure Letter, the Company and each Company Subsidiary (other than Just-Rite) has good and indefeasible or marketable, as appropriate, title to, or a valid leasehold interest in, or valid license to use, the assets and properties shown on the Filed Company SEC Documents as it relates to the assets and properties of the Company and /or the Company Subsidiaries (other than Just-Rite) or acquired thereafter and all other assets and properties used in the conduct of their respective businesses as presently conducted.  Such assets and properties are sufficient for the operation of the business of the Company and each Company Subsidiary (other than Just-Rite) as presently conducted.  The buildings, equipment and other tangible assets of the Company and each Company Subsidiary (other than Just-Rite) necessary for the operation of their respective businesses are, individually and in the aggregate, (i) suitable for the uses to which they are currently employed, (ii) in generally good operating condition, (iii) regularly and properly maintained, (iv) not obsolete or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business consistent with past practice and (v) not subject to any known defects or conditions that would require Parent to expend a material amount of funds to repair, other than routine, preventative or remedial maintenance.

Section 3.22 Insurance .The Company Disclosure Letter contains an accurate and complete list of all policies of property, fire, liability, workers’ compensation, errors and omissions and other forms of insurance now held by the Company or any Company Subsidiary (other than Just-Rite) together with the name and address of the insurer, the type of policy or bond, the principal insured and each named insured, the policy number and period of coverage, the expiration date, the annual premiums and payment terms, the coverage amount and any applicable deductible. All the physical assets of the Company and the Company Subsidiaries (other than Just-Rite) are covered by insurance policies against such risks and in such amounts as are reasonable for prudent owners of comparable assets, and true and complete copies of all such insurance policies have been delivered or made available to Parent.  Neither the Company nor any Company Subsidiary (other than Just-Rite) is in default with respect to any of the provisions contained in any such policies of insurance or has failed to give any notice or pay any premium or present any claim under any such insurance policy.  The Company has no Knowledge of and neither the Company nor any Company Subsidiary (other than Just-Rite) has received written notice that any of such insurance policies will not be renewed by the insurer upon the scheduled expiry of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy.  Except as set forth in the Company Disclosure Letter, there is no claim pending under any insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policies including any claims under any directors’ and officers’ insurance policies.

Section 3.23 Labor and Employment Matters .  (a)  To the Knowledge of the Company, the Company and Company Subsidiaries have complied in all material respects with all applicable Law related to the employment of labor, including provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, non-discrimination, and withholding and payment of social security and other Taxes.  There are no complaints, charges, lawsuits, arbitrations or other proceedings pending, or to the Company’s Knowledge, threatened by or on behalf of any present or former employee of the Company or any Company Subsidiary alleging any claim for material damages including breach of any express or implied contract of employment, wrongful termination, infliction of emotional distress or violation of any Federal, state or local statutes or regulations concerning terms and conditions of employment, including wages and hours, employee safety, termination of employment and/or workplace discrimination and harassment.  Since December 31, 2006, neither the Company nor any Company Subsidiary has retaliated against any employee (i) who had previously submitted to his or her supervisor or anyone else in a position of authority with the Company or Company Subsidiary any written, or to the Knowledge of the Company, oral complaint, concern or allegation regarding any alleged unlawful conduct by any of the Company, the Company Subsidiaries or their employees relating to accounting, internal accounting controls or auditing matters, or (ii) who, to the Knowledge of the Company, has provided information to, or otherwise assisted any investigation by, any law enforcement, regulatory or other Governmental Entity.  Since December 31, 2009, there has been no labor union organizing or, to Company’s Knowledge, any attempt to organize any employees of Company or any Company Subsidiary  into one or more collective bargaining units, (y) there is no labor strike, slowdown, stoppage or lockout actually pending, or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary  and (z) neither the Company nor any Company Subsidiary  is a party to or bound by any collective bargaining or similar agreement with any labor organization.

(b)   Since December 31, 2009, neither the Company nor any Company Subsidiary has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification (WARN) Act Pub. L. 100-379, 102 stat. 890 (1988) (the “WARN Act”)), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Company Subsidiary or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Company Subsidiary in the United States; nor has the Company or any Company Subsidiary engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, or local law or regulation similar to the WARN Act that is applicable to the Company or any Company Subsidiary.  To the Company’s Knowledge, neither the Company’s nor any Company Subsidiary’s employees has suffered an “employment loss” (as defined in the WARN Act) in the ninety (90) days prior to the date of this Agreement.

(c)   The Company Disclosure Letter contains a true, correct and complete list of all present employees and sales representatives employed or engaged by the Company or any Company Subsidiary by location, including employer, name, title, date of hire, employment status (active or type of leave), 2012 wage rate, accrued vacation, sick and personal time (through the date of the Company Disclosure Letter). Except as set forth in the Company Disclosure Letter, the employment of each employee of the Company and each Company Subsidiary is terminable at will by the Company or a Company Subsidiary, as applicable, without penalty, Liability or severance obligation incurred by the Company or any Company Subsidiary, except for statutory obligations or such severance obligations incurred in the ordinary course of business, and each independent contractor of the Company or any Company Subsidiary has been correctly classified as such, and the Company and any Company Subsidiary can have no Liability as a result of any employee of such entity incorrectly being classified as an independent contractor or otherwise.

Section 3.24 Accounts Receivable; Disputed Accounts Payable . (a)  All Accounts Receivable (other than Accounts Receivable collected since the date of the Filed Company SEC Documents) reflected on the Filed Company SEC Documents are genuine and fully collectible in the aggregate amount thereof less accruals for normal and customary rebates, allowances and trade discounts recorded in the Filed Company SEC Documents, and less any reserves for doubtful accounts recorded on the Filed Company SEC Documents.  Since the date of the last Filed Company SEC Documents, there have not been any write-offs as uncollectible of any Accounts Receivable.  None of the Accounts Receivable is subject to any claim of offset, recoupment, setoff or counterclaim.  No Accounts Receivable is contingent upon the performance by the Company or any Company Subsidiary (other than Just-Rite) of an obligation or contract.  The Company Disclosure Letter sets forth an aging of the Company’s and each Company Subsidiary’s (other than Just-Rite) Accounts Receivable as of June 30, 2012.

(b)   Except as set forth in the Company Disclosure Letter, there are no unpaid invoices or bills representing amounts alleged to be owed by the Company or any Company Subsidiary (other than Just-Rite), or other alleged obligations of the Company or any Company Subsidiary (other than Just-Rite), which the Company or any Company Subsidiary (other than Just-Rite) has disputed or determined to dispute or refuse to pay.

Section 3.25 Products . Except as set forth in the Company Disclosure Letter, there are no product liability or warranty claims pending nor have any such claims been asserted or threatened against the Company or any Company Subsidiary (other than Just-Rite) in respect of any product sold by or on behalf of the Company or any Company Subsidiary (other than Just-Rite), and no event has occurred or circumstance exists that could reasonably be expected to give rise to any proceeding, claim or demand against the Company or any Company Subsidiary (other than Just-Rite) relating thereto or relating to any product warranty other than warranties of products occurring in the ordinary course of business.  Each product manufactured, sold, licensed, leased or delivered by the Company or any Company Subsidiary (other than Just-Rite) has been in conformity with applicable product specifications, contractual commitments, express and implied warranties and applicable Law, and, to the Knowledge of the Company, and except as set forth in the Company Disclosure Letter, the Company and each Company Subsidiary (other than Just-Rite) has no Liability for violations thereof or other damages in connection therewith, including any obligation to recall, replace or repair any such products.  No such product is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale and warranty provided in connection with such sale.  The Company and each Company Subsidiary (other than Just-Rite) has made available to Parent copies of the standard terms and conditions of sale for each such product containing applicable guaranty, warranty and indemnity provisions.  The Company and each Company Subsidiary (other than Just-Rite) have not sold any products containing asbestos since 1991.

Section 3.26 Books and Records . The books and records of the Company and each Company Subsidiary are true, complete and correct in all material respects and have been maintained in accordance with sound business practices and subject to an adequate system of internal controls.  All of such books and records are in the possession of the Company or a Company Subsidiary.

Section 3.27 Customers and Suppliers.  The Company Disclosure Letter contains a list of the top ten (10) customers or clients and top ten (10) suppliers of the Company and each Company Subsidiary (other than Just-Rite) for the twelve (12) months ended December 31, 2011 and for the five (5) months ended May 31, 2012, together with the dollar amount billed by the Company and the Company Subsidiaries (other than Just-Rite) to each customer or client and the dollar amount of goods purchased by the Company and the Company Subsidiaries (other than Just-Rite) from each such supplier during each such period.  To the Knowledge of the Company, no customer, client or supplier has indicated that it intends to terminate its relationship with the Company or any Company Subsidiary (other than Just-Rite) or that any such customer, client or supplier has indicated that it intends to terminate or materially modify existing Contracts with the Company or any Company Subsidiary (other than Just-Rite) or reduce the amount paid to the Company or any Company Subsidiary (other than Just-Rite) for products and services.

Section 3.28 Inventory  The inventory owned by the Company and the Company Subsidiaries (other than Just-Rite) reflected on the Filed Company SEC Documents (the “Inventory”) was properly stated therein at the lesser of cost or fair market value determined in accordance with GAAP consistently applied.  Except for the Lien in favor of Parent, the Inventory is owned free and clear of all Liens.  Except as set forth in the Company Disclosure Letter, the Inventory includes items of a quality that is usable or saleable by the Company or any Company Subsidiary (other than Just-Rite), as applicable, in the ordinary course of business and will be in quantities sufficient for the normal operation of their business in accordance with past practices.  All Inventory the Company and the Company Subsidiaries (other than Just-Rite), whether reflected on the Filed Company SEC Documents or subsequently acquired, except for Inventory in-transit, is located on the Leased Real Property.  Since the date of the last Filed Company SEC Documents, there have not been any write-downs of the value of, or establishment of, any reserves against any Inventory except for write-downs and reserves in the ordinary course of business, consistent with past practice.

Section 3.29 Just-Rite ABC.  On June 8, 2009, Just-Rite entered into an Assignment for the Benefit of Creditors (the “ABC”) with Michael P. Phelan, as Assignor.  The Filed Company SEC Documents set forth the current status of the ABC as of the date of this Agreement.  Since June 8, 2009, Just-Rite has had no business operations, no assets and no employees.  Prior to the ABC, Just-Rite operated its business in compliance with applicable Laws in all material respects.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

Section 4.01 Organization, Standing and Power.  Each of Parent and Merger Sub, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Parent or prevent or materially delay consummation of the Transactions (a “Parent Material Adverse Effect”).

Section 4.02 Merger Sub.

.  Since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations, other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

Section 4.03 Authority; Execution and Delivery; Enforceability

.  Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution and delivery by each of Parent and Merger Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub.  Parent, as sole stockholder of Merger Sub, has adopted this Agreement.  Each of Parent and Merger Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 4.04 No Conflicts; Consents.

(a)           The execution and delivery by each of Parent and Merger Sub of this Agreement, do not, and the consummation of the Merger and the Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter or organizational documents of Parent or any of its subsidiaries, (ii) any material Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets.

(b)   No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and such filings as may be required under applicable environmental Laws, (ii) such filings as may be required in connection with the taxes described in Section 6.08, (iii) filings under any applicable state takeover Law and (iv) such other items (A) that may be required under the applicable Law (other than antitrust or competition Law) of any foreign country or (B) required solely by reason of the participation of the Company (as opposed to any third party) in the Transactions.

Section 4.05 Information Supplied.  None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any other document required to be filed by the Company with the SEC will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, or filed with the SEC, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.06 Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the Transactions based upon arrangements made by or on behalf of Parent.

Section 4.07 Capital Resources.  Parent will have at Closing sufficient immediately available funds to consummate the Transactions and to pay all related fees and expenses.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01 Conduct of Business.  (a)  Conduct of Business by the Company.  Except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted by this Agreement or as agreed in writing by the parties from time to time, from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary (other than Just-Rite) to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time.  In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary (other than Just-Rite) to, do any of the following without the prior written consent of Parent, such consent not to be unreasonably withheld:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary (other than Just-Rite) or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms;

(iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

(iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries (other than Just-Rite), taken as a whole;

(v) (A) grant to any employee, executive officer or director of the Company or any Company Subsidiary (other than Just-Rite) any increase in compensation, (B) grant to any employee, executive officer or director of the Company or any Company Subsidiary (other than Just-Rite) any increase in severance or termination pay, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee, executive officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement, Company Benefit Plan or Company Benefit Agreement, (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement, Company Benefit Plan or Company Benefit Agreement, or (F) pay any bonuses to any current or former officer, director, employee or other service provider, except, in the case of the foregoing clauses (A), (B), (C), (D) and (E), as otherwise expressly required by applicable Law;

(vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, Liabilities or results of operations of the Company, except insofar as may have been required (a) by GAAP or (b) by applicable law;

(vii) sell, lease (as lessor) or otherwise dispose of, or subject to or permit any Lien on, any material properties or material assets;

(viii) (A) incur any indebtedness for borrowed money other than under existing credit agreements reflected on the Filed Company SEC Documents or guarantee any such indebtedness of another Person, issue or sell any debt securities or other rights to acquire any debt securities of the Company or any Company Subsidiary (other than Just-Rite), guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than any direct or indirect wholly owned subsidiary of the Company;

(ix) make or agree to make any new capital expenditure or expenditures that are in excess of $20,000;

(x) make or change any material Tax election, change Tax accounting methods, file any amended Tax Returns, consent to any extension or waiver of the statute of limitations applicable to any Tax claim or assessment, or settle or compromise any material Tax Liability or refund;

(xi) (A) pay, discharge or satisfy any claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including the Liabilities for the automobile used by Howard Ehler on the date of this Agreement, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or as set forth in the Company Disclosure Letter, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary (other than Just-Rite) is a party;

(xii) enter into, grant, authorize or agree to any agreement that licenses Intellectual Property or allows the license of Intellectual Property to any Person;

(xiii) permit to be canceled or terminated, or cancel or terminate, any insurance policy naming the Company or any Company Subsidiary (other than Just-Rite) as a beneficiary or loss payee, unless such policy is replaced by a policy with comparable coverage, or otherwise fail to maintain insurance at less than current levels or otherwise in a manner consistent with past practices in all respects; provided, however, the Company shall have the right to settle any present litigation related to insurance coverage without being required to comply with the provisions of this Section; provided, further that the Company provide prompt written notice of such settlements to Parent;

(xiv) notwithstanding the foregoing, take any action, that will materially decrease the Working Capital or the cash balance of the Company from their June 30, 2012 balances other than (A) in the ordinary course of business consistent with past practice,  (B) any payments in connection with this Agreement and the Transactions, and (C) as a result of continuing losses consistent with the quarter ended March 31, 2012.

(xv) enter into, amend, or otherwise modify, terminate or waive any material provision of, any Material Contract (other than any extension or expiration of such Material Contract in accordance with its terms);

(xvi) (A) file, or suffer to exist, a voluntary or involuntary petition seeking relief under any applicable Law, (B) consent to, or fail to contest in a timely and appropriate manner to, the institution of any relief proceedings or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Company or any Company Subsidiary or for any substantial part of their assets, (C) make an assignment for the benefit of creditors, or (D) take any action in furtherance of any of the foregoing or (E) admit in writing its inability to pay its debts as such debts become due;

(xvii) hire any new employees other than to replace current manufacturing employees on terms and conditions no more favorable than the employee being replaced;

(xviii) make any voluntary changes with respect to the management, supervisory or other key personnel;

(xix) pay or incur any obligation to pay any compensation or remuneration, whether in cash, stock, or in-kind, to any member of the Company’s or any Company Subsidiary’s Board of Directors on account of their service in such capacity except for (A) any compensation or remuneration to a Board member that was earned and unpaid as of June 12, 2012, (B) reimbursing Board members for their reasonable out-of-pocket expenses for attending Board meetings in accordance with the Company’s or any Company Subsidiary’s policies and procedures, and (C) the payment of regular employment compensation for an employee Director, or

(xx) authorize any of, or commit or agree to take any of, the foregoing actions.

(b)   Other Actions.  Except as otherwise permitted by Section 5.02, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any condition to the Merger set forth in Article VII, not being satisfied.

(c)   Advice of Changes.  The Company shall promptly advise Parent orally and in writing of any change or event that has had or is expected to have a Company Material Adverse Effect.  Parent shall promptly advise the Company orally and in writing of any change or event that has had or is expected to have a Parent Material Adverse Effect.

Section 5.02 No Solicitation.  (a)  The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, “Representatives”) of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal, (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that, if the Company Stockholder Approval has not yet been obtained, the Company may, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by a majority of the members thereof, after consultation with outside legal counsel in response to a bona fide, written Company Takeover Proposal that is made by a Person a majority of the members of the Company Board determine, in good faith, after consultation with its outside legal counsel and independent financial advisor, is reasonably capable of making a Superior Company Proposal and that a majority of the members of the Company Board determine, in good faith, after consultation with the Company’s independent financial advisor, is reasonably likely to result in a Superior Company Proposal that was not solicited by the Company and that did not otherwise result from a breach of this Section 5.02(a), and subject to compliance with Section 5.02(c), (x) furnish information with respect to the Company to the Person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement (provided that such information is contemporaneously provided to Parent) and (y) participate in discussions or negotiations with such Person and its Representatives regarding any Company Takeover Proposal.  The Company shall, and shall cause its Representatives to, cease immediately all discussions and negotiations existing on the date of this Agreement regarding any proposal that constitutes, or may reasonably be expected to lead to, a Company Takeover Proposal.

(b)   Neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or propose publicly to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Company Board or any such committee, of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal.  Notwithstanding the foregoing, if, prior to the obtaining of the Company Stockholder Approval, the Company Board receives a Superior Company Proposal and as a result thereof a majority of the members of the Company Board determine in good faith, after consultation with outside counsel and receipt of advice therefrom, that it is necessary to do so in order to comply with their fiduciary obligations, the Company Board may withdraw or modify its approval or recommendation of the Merger and this Agreement.

(c)   The Company shall promptly advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, and the identity of the Person making any such Company Takeover Proposal or inquiry including any change to the material terms of any such Company Takeover Proposal or inquiry.  The Company shall keep Parent fully informed of the status including any change to the material terms of any such Company Takeover Proposal or inquiry.

(d)   For purposes of this Agreement:

“Company Takeover Proposal” means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) any proposal for the issuance by the Company of more than 10% of its equity securities as consideration for the assets or securities of another Person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, more than 10% of the equity interest in any voting securities of, or the assets of, the Company or any Company Subsidiary, in each case other than this Agreement, the Merger and the Transactions.

“Superior Company Proposal” means any proposal made by a third party to acquire (i) all the Company Common Stock, (ii) all, or substantially all, the assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all or substantially all its assets or otherwise, or (iii) or offer to acquire a majority equity interest in the Company (A) on terms which a majority of the members of the Company Board determines in good faith to be superior from a financial point of view to the holders of Company Common Stock than this Agreement, the Merger and the Transactions (after consultation with the Company’s independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Transactions) (B) that is not subject to a financing condition, or if subject to a financing condition, shall have (X) delivered to the Company (and the Company shall have delivered to Parent) duly executed commitment letters from financial institutions of international reputation committing, subject to (and only to) customary terms and conditions expressly set forth therein, to provide debt and equity financing to such offeror, that, assuming the financings contemplated by such letters were consummated in accordance with their terms, the offeror would have sufficient funds to pay, when due, all obligations of the offeror pursuant to its offer and (Y) confirmed in writing as of the determination of whether such offer constitutes a Superior Offer that (x) no amendment or modification of any of such commitment letters shall be contemplated by the offeror, (y) the respective commitments contained in the commitment letters have not been withdrawn or rescinded in any respect and (z) the offeror has no reason to believe that any of the conditions to the financings contemplated by such commitment letters will not be satisfied on a timely basis or that the financing contemplated by the commitment letters will not be made available on a timely basis and (C) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

ARTICLE VI
ADDITIONAL AGREEMENTS

Section 6.01 Preparation of Proxy Statement; Stockholders Meeting.  (a)  The Company shall, contemporaneously with the public announcement of this Agreement on Form 8-K but in any event no later than seven (7) calendar days following the date hereof, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto.  The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement.  If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement.  The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

(b)   The Company shall, as soon as practicable following the earlier of (i) notice by the SEC that they will not review the Proxy Statement or (ii) responding to any SEC comments to the Proxy Statement to their satisfaction; duly call, give notice of, mail the Proxy Statement to the Company’s Stockholders, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of seeking the Company Stockholder Approval.  The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 5.02(b).  Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or (ii) the withdrawal or modification by the Company Board of its approval or recommendation of this Agreement or the Merger, unless the Company has terminated the Agreement in accordance with the provisions of Sections 8.01(e) and 8.05(b).

(c)   Parent shall cause all shares of Company Common Stock owned by Merger Sub or any other subsidiary of Parent to be voted in favor of the adoption of this Agreement.

Section 6.02 Access to Information; Confidentiality.  (a)  The Company shall, and shall cause each of the Company Subsidiaries (other than Just-Rite) to, afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of the Company Subsidiaries (other than Just-Rite) to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company may withhold (i) any document or information that is subject to the terms of a confidentiality agreement with a third party or (ii) any information which it reasonably believes, after consultation with outside counsel, it may not provide to Parent by reason of applicable Law.  If any material is withheld by the Company pursuant to the proviso to the preceding sentence, the Company shall inform Parent as to the general nature of what is being withheld to the extent the provision of such information will not cause the Company (or any Company Subsidiary) to violate any agreement with a third party or any applicable Law.  Without limiting the generality of the foregoing, the Company shall, within two (2) business days of request therefor, provide Parent with access to the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and with access to any information to which a holder of Company Common Stock would be entitled under Section 220 of the DGCL (assuming such holder met the requirements of such section).

(b)   Each party hereto acknowledges that the information being provided to it, by the other party, in connection with this Agreement, the Merger and the Transactions is confidential and is not generally available to the public; provided, however, that such confidential information shall not include any information that (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a breach of this Section), (ii) after Closing becomes available to a party, its Affiliates or its Representatives from a source other than the other party or its Representatives or (iii) the information was independently acquired or developed by a party, its Affiliates or its Representatives without reference to, or incorporation of, other confidential information.  Each party hereto acknowledges and agrees that such information is proprietary and confidential in nature and shall, and shall cause its Affiliates and shall direct each of their Representatives to, keep all such information strictly confidential.  Each party shall be responsible for any breach of these confidentiality provisions by its respective Affiliates and its and their Representatives.  If a party, its Affiliates or any of their Representatives are legally required to disclose any such confidential information (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), such Person (the “Disclosing Party”) shall or shall cause its Representatives to (in each case unless prohibited by applicable Law) provide the other party with prompt written notice of such request so that the other party may seek an appropriate protective order or other appropriate remedy.  If such protective order or remedy is not obtained, the Disclosing Party may disclose, and shall use commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to, such confidential information.  Effective upon, and only upon, the Closing, these confidentiality provisions shall terminate with respect to information relating solely to the Company and the Company Subsidiaries; provided, however, that each party acknowledges that any and all other information provided to it by the other party or its Representatives shall remain subject to these confidentiality provisions after the Closing Date.

Section 6.03 Best Efforts; Notification.  (a)  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including any proceeding in connection with Appraisal Shares or lawsuits and proceedings seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.  In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, any Transaction or this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, take all action necessary to ensure that the Merger and the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the Transactions.  The Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Parent in the obtaining of any employment agreements that Parent requests.

(b)   The Company shall give prompt notice to Parent, and Parent or Merger Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 6.04 Stock Options.  (a)  As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Stock Options heretofore granted under any Company Stock Plan to provide that each Stock Option outstanding (whether or not vested) shall be canceled in exchange for a cash payment (Parent shall cause such cash payment to be provided to the Company by Merger Sub or Paying Agent) by the Company at the Effective Time of an amount equal to (i) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of Company Common Stock subject to such Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Stock Option shall not theretofore have been exercised.

(b)   All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of Taxes (including any income tax) and shall be paid without interest.  The Company shall obtain all consents of the holders of the Stock Options to effectuate the foregoing.  Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent’s request, be withheld in respect of any Stock Option until all necessary consents from the affected individual are obtained.

(c)   The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other Company Benefit Plan or Company Benefit Agreement providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Stock Option or any participant in any Company Stock Plan or other Company Benefit Plan or Company Benefit Agreement shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

(d)   In this Agreement:

“Stock Option” means any option to purchase Company Common Stock granted under any Company Stock Plan.

“Company Stock Plans” means the 2006 Stock Award and Incentive Plan.

Section 6.05 Indemnification.  (a)  Parent and Merger Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers, employees or fiduciaries of the Company and the Company Subsidiaries (the “Indemnified Persons”) as provided in their respective certificates of incorporation or by-laws or other indemnification agreements shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time, and survive the Merger and shall continue in full force and effect in accordance with their terms.  The Company shall cause to be maintained for a period of not less than three years from the Effective Time the directors’ and officers’ insurance and indemnification policies of the Company and the Company Subsidiaries to the extent that it provides coverage for events occurring prior to the Effective Time.  Prior to the Closing, the Company and each Company Subsidiary shall purchase or cause to be purchased, at the Company’s expense, an extended reporting period for directors’ and officers’ liability and fiduciary liability policies covering the current directors’ and officers’ for a period of at least three years following the Closing Date, the terms and conditions of such extended reporting period to be no less advantageous to the directors and officers as the terms and conditions of such directors’ and officers’ liability and fiduciary liability insurance in effect as of the date hereof unless otherwise mutually agreed between Parent and the Company and shall include coverage with respect to claims arising from facts or events that occurred on or before the Closing Date, including with respect to the transactions contemplated by this Agreement.

(b)   The obligations of Parent and the Surviving Corporation under this Section 6.05 shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnified Person, or any other Person entitled to the benefit of this Section 6.05 of this Agreement, as the case may be, to whom this Section 6.05 applies without the consent of the affected Indemnified Person or such other Person, as the case may be.  If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of their applicable obligations set forth in this Section 6.05.

(c)   The provisions of this Section 6.05 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Person and each other Person entitled to the benefit of Section 6.05 of this Agreement, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.  It is the parties’ intention that indemnification be available hereunder in accordance with, and subject to the limitations of, this Section 6.05 for any losses arising out of a breach of any particular representation, warranty or covenant made to a party regardless of the claimant’s actual or constructive knowledge of such breach or such losses or of any effect relating to such breach or such losses.

Section 6.06 Fees and Expenses.  (a)  Except as provided below, all fees and expenses incurred in connection with the Merger and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b)   The Company shall pay to Parent a fee of $38,500 if: (i) the Company terminates this Agreement pursuant to Section 8.01(e); (ii) Parent terminates this Agreement pursuant to Section 8.01(d)(i) or 8.01(d)(ii); or (iii) this Agreement is terminated pursuant to Section 8.01(c) or 8.01(d)(iii) and within one year of such termination the Company enters into a definitive agreement to consummate, or consummates, a Change of Control Transaction.  Any fee due under this Section 6.06(b) shall be paid by wire transfer of same-day funds within three (3) days of receipt of notice of such termination of this Agreement (except that in the case of termination pursuant to clause (i) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such Change of Control Transaction).

(c)   If this Agreement is terminated pursuant to Sections 8.01(c) or 8.01(d)(iii), the Company shall reimburse Parent and Merger Sub for all their reasonable out-of-pocket expenses incurred in connection with this Agreement, the Merger and the Transactions.  Such reimbursement shall be paid by wire transfer of same-day funds within three (3) days of receipt of notice of  termination of this Agreement.

(d)           The Company shall reimburse Parent and Merger Sub for all their expenses actually incurred not in excess of $150,000 for (i) professional services including accountants, counsel and financial advisors, (ii) actual travel and travel related costs and (iii) costs and expenses associated with any management presentations and meetings, in connection with this Agreement, the Merger and the Transactions; if this Agreement is terminated pursuant to Sections 8.01(a), 8.01(b)(i) or 8.01(b)(iii), and, in each case, within one (1) year of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Change of Control Transaction.  Such reimbursement shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such Change of Control Transaction.

Section 6.07 Public Announcements.  Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 6.08 Transfer Taxes.  All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the Merger or the Transactions shall be paid by either Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

Section 6.09 Stockholder Litigation.  The Company shall give Parent the reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the Merger and the Transactions; provided, however, that no such settlement shall be agreed to without Parent’s consent, which shall not be unreasonably withheld.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01 Conditions to Each Party’s Obligation to Effect The Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)   Stockholder Approval.  The Company shall have obtained the Company Stockholder Approval.

(b)   No Injunctions or Restraints Litigation.  There shall not be pending or threatened any suit, action or proceeding (in each case that has a reasonable likelihood of success) nor any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by a court of competent jurisdiction or other Governmental Entity of competent jurisdiction (collectively, the “Restraints”) in effect (i) seeking to or making the Merger illegal or otherwise prohibiting or limiting the consummation of the Merger, in any way, including any limitations on the ownership or operation of the Company and limitations on the ability of Parent to acquire, hold or exercise full rights of ownership or (ii) seeking to obtain from the Company, Parent or Merger Sub any damages that are material in relation to the Company and the Company’s subsidiaries taken as a whole assuming the Merger and the Transactions have been given effect.  No law or regulation preventing the consummation of the Merger shall be in effect.  Prior to asserting this condition, subject to Section 6.03, each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

Section 7.02 Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are subject to the following conditions:

(a)   Representations and Warranties.  The representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), other than for such failures to be true and correct that, individually and in the aggregate, have not had and is not expected to have a Company Material Adverse Effect.  Parent shall have received a certificate signed on behalf of the Company by the principal executive officer and the chief financial officer of the Company to such effect.

(b)   Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the principal executive officer and the chief financial officer of the Company to such effect.

(c)   Absence of Company Material Adverse Effect.  Since March 31, 2012, there shall not have been a Company Material Adverse Effect or any change, circumstance, event or effect that is reasonably expected to have a Company Material Adverse Effect.

(d)   Appraisal Shares.  Appraisal Shares shall not represent more than ten (10%) percent of the outstanding Company Common Stock.

(e)   Legal Opinion.  Parent shall have received from Bryan W. Bauman, P.A. a legal opinion, addressed to Parent and dated the Closing Date, substantially in the form attached hereto as Exhibit B.

(f)            Good Standing.  Parent shall have received good standing certificates of the Company and each Company Subsidiary from their respective jurisdiction of formation and such other jurisdictions in which the Company and each Company Subsidiary are qualified as a foreign company, dated within ten (10) calendar days prior to the Closing Date.

(g)   Secretary’s Certificate.  Parent shall have received a certificate of the secretary or equivalent Person of the Company and each Company Subsidiary, as applicable, in a form reasonably satisfactory to Parent, certifying (i) resolutions of the Company’s Board approving and authorizing the execution, delivery and performance by this Agreement and and the consummation of the transactions contemplated hereby, (ii) a correct and complete copy of the certificate of incorporation and by-laws of the Company and each Company Subsidiary, and (iii) incumbency matters with respect to the Company and each Company Subsidiary.

(h)   Consents.  Any consents, approvals and filings under applicable Law including any items under Section 3.05(b) (whether or not disclosed on the Company Disclosure Letter) shall have been obtained or made.

Section 7.03 Conditions to Obligation of the Company.  The obligation of the Company to effect the Merger are subject to the following conditions:

(a)   Representations and Warranties.  The representations and warranties of Parent and Merger Sub in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), other than for such failures to be true and correct that, individually and in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.  The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent and Merger Sub to such effect.

(b)   Parent and Merger Sub shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent and Merger Sub to such effect.

(c)            Parent shall satisfy at Closing of the Company’s obligations for severance for Betty Murchison as disclosed in the Company Disclosure Letter.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01 Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Stockholder Approval:

(a)            by mutual written consent of Parent, Merger Sub and the Company;

(b)   by either Parent or the Company:

(i) if the Merger is not consummated on or before December 15, 2012 (the “Outside Date”), unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger;

(ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

(iii) if, upon a vote at a duly held meeting to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained;

(c)            by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within thirty (30) days after the giving of written notice to the Company of such breach (provided that Parent is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement);

(d)   by Parent:

(i) if the Company Board or any committee thereof withdraws or modifies, in a manner adverse to Parent or Merger Sub, or proposes to withdraw or modify,(in each case, regardless whether or not such proposal is delivered pursuant to Section 8.05(b)) in a manner adverse to Parent or Merger Sub, its approval or recommendation of this Agreement or the Merger, fails to recommend to the Company’s stockholders that they give the Company Stockholder Approval or approves or recommends, or proposes to approve or recommend, any Company Takeover Proposal;

(ii) if the Company Board fails to reaffirm unconditionally its recommendation to the Company’s stockholders that they give the Company Stockholder Approval within five (5) business days of Parent’s written request to do so (which request may be made at any time that a Company Takeover Proposal is pending, which public reaffirmation must also include the unconditional rejection of such Company Takeover Proposal); or

(iii) if (A) the Company or any of its officers, directors, employees, representatives or agents takes any of the actions that are prohibited by Section 5.02 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of Section 5.02(a) or (B) the Company gives Parent the notification contemplated by Section 8.05(b)(iii);

(e)            by the Company in accordance with Section 8.05(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein; or

(f)            by the Company, if Parent or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within thirty (30) days after the giving of written notice to Parent or Merger Sub of such breach (provided that the Company is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement).

Section 8.02 Effect of Termination.  In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any Liability or obligation on the part of Parent, Merger Sub or the Company, other than Section 3.14, Section 4.06, Section 6.02, Section 6.06, this Section 8.02, Section 9.05, Section 9.07, Section 9.08, and Section 9.10 which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.

Section 8.03 Amendment.  This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that (i) after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders, (ii) no amendment shall be made to this Agreement after the Effective Time and (iii) except as provided above no amendment of this Agreement by the Company shall require the approval of the stockholders of the Company.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 8.04 Extension; Waiver.  At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement.  Subject to the proviso in Section 8.03, no extension or waiver by the Company shall require the approval of the stockholders of the Company.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.05 Procedure for Termination, Amendment, Extension or Waiver

 (a)           A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.  Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of the Company.

(b)   The Company may terminate this Agreement pursuant to Section 8.01(e) only if (i) the Company Board has received a Superior Company Proposal, (ii) in light of such Superior Company Proposal a majority of the directors of the Company shall have determined in good faith, after consultation with outside counsel, that it is necessary for the Company Board to withdraw or modify its approval or recommendation of this Agreement or the Merger in order to comply with its fiduciary duty under applicable Law, (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above, (iv) at least ten (10) business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised written proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior Company Proposal remains a Superior Company Proposal and a majority of the directors of the Company has again made the determinations referred to in clause (ii) above, (v) the Company is in compliance with Section 5.02, (vi) the Company concurrently pays the fee due under Section 6.06, (vii) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or earlier termination of this Agreement.  This Section 9.01 shall not limit any covenant or agreement of the parties set forth in Article VI which by its terms contemplates performance after the Effective Time.

Section 9.02 Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub or, if after the Closing, to the Company, to:

Q.E.P. Co., Inc. 1001 Broken Sound Parkway, NW Suite A Boca Raton, FL 33487 Attention: Chief Executive Officer Telephone No.: 561-994-5550 Facsimile No.: 561-994-1530

with a copy to (which shall not constitute notice):

Holland & Knight LLP 701 Brickell Avenue, Suite 3000 Miami, FL 33131 Attention: Rodney H. Bell, Esq. Facsimile No.: 305-789-7799

(b)	if to the Company (before Closing), to:

Imperial Industries, Inc. 1259 NW 21st Street Pompano Beach, FL 33069 Attention: Howard L. Ehler, Jr., Executive Vice President Facsimile: (954) 970-3538

with copies to:

S. Daniel Ponce, Chairman of the Board c/o Legon, Ponce & Fodiman, P.A. 1111 Brickell Avenue, Suite 2150 Miami, FL 33131 Facsimile (305) 444-9937

and

Bryan W. Bauman, P. A. 15851 SW 41st Street, Suite 600 Davie, FL 33331 Attention: Bryan W. Bauman, Esq. Facsimile: 954-796-3401

Section 9.03 Definitions.  (a)  For purposes of this Agreement:

“Accounts Payable” means all accounts payable of the Company and each Company Subsidiary (other than Just-Rite) in accordance with GAAP.

“Accounts Receivable” means all accounts receivable, notes receivable and other indebtedness due and owed by any third party to the Company or any Company Subsidiary (other than Just-Rite) in accordance with GAAP, including all trade accounts receivable representing amounts receivable in respect of goods shipped, products sold or services rendered and the full benefit of any security for such accounts or debts.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“aware” or “awareness” means the same as “Knowledge”.

“Change of Control Transaction” means, with respect to the Company, a transaction with a party other than Parent, Merger Sub or one of Parent’s subsidiaries involving (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction or a series of transactions, involving such party as a result of which either (A) the Company’s stockholders prior to such transaction or series of transactions in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or, regardless of the percentage of voting securities held by such stockholders, any Person shall beneficially own, directly or indirectly, at least 50% of the voting securities of such ultimate parent entity or (B) the individuals comprising the Company’s board of directors prior to such transaction do not constitute a majority of the board of directors of the entity surviving or resulting from such transaction or of such ultimate parent entity other than as a result of the voluntary resignation (other than in connection with a Change of Control Transaction) or death of such individuals, (ii) a sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of transactions or (iii) the acquisition, directly or indirectly, in a single transaction or a series of transactions, by a Person of beneficial ownership of 50% or more of the outstanding shares of Company Common Stock whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise.

“Company Material Adverse Effect” shall mean any change, circumstance, event or effect that is materially adverse to the business, operations, assets, properties, Liabilities, financial condition (or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole, other than any change, circumstance, event or effect arising out of or resulting from: (i) conditions generally affecting the United States economy or generally affecting one or more industries in which the Company and/or any Company Subsidiary operates, but only to the extent that the impact of such conditions on the Company and/or the Company Subsidiary, taken as a whole, is not disproportionate to the impact on other similarly situated companies in the same industries in which the Company and the Company Subsidiaries conduct their business; (ii) changes after the date of this Agreement in Laws, rules or regulations of general applicability; (iii) announcement, execution, delivery, performance, consummation or anticipation of the transactions contemplated by, or compliance with, this Agreement and the transactions contemplated hereby; or (iv) continuing losses from the Company’s or and the Company Subsidiaries’ (other than Just-Rite) operations consistent with losses incurred in the first quarter of calendar 2012 (provided, however, that continuing losses shall not include any reasonable fees and expenses incurred by the Company in connection with the Merger and the Transactions).

“Environmental Law” means any and all statutes, codes, laws, ordinances, agency rules, regulations, and guidance, and reporting or licensing requirements having, as one or more of its purposes, the prevention or remediation of pollution, or the protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), or the prevention or limitation of emissions, discharges, Releases or threatened Releases of any Hazardous Materials, or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, any Hazardous Materials, including but not limited to, (A) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq.; (B) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§6901 et seq.; (C) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (D) the Clean Air Act (42 U.S.C. §§ 7401 et seq.); (E) the Clean Water Act (33 U.S.C. I 1251 et seq.); (F) the Toxic Substances Control Act (15 U.S.C. I 2601 et seq.); (G) the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.); (H) the Safe Drinking Water Act (41 U.S.C. I 300f et seq.); (I) any state, county, municipal or local laws similar or analogous to the federal laws listed in parts (A)-(H) of this subparagraph, (J) any amendments to the laws listed in parts (A)-(I) of this subparagraph, and (K) any laws or orders adopted pursuant to or implementing the laws listed in parts (A)-(J) of this subparagraph.

“Hazardous Materials” means (A) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (B) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

“Intellectual Property” means all intellectual property, including (A) inventions (whether patentable or unpatentable and whether or not reduced to practice), ideas, research and techniques, technical designs, discoveries and specifications, improvements, modifications, adaptations, and derivations thereto, and patents, patent applications, models, industrial designs, inventor’s certificates, and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (the “Patents”), (B) trademarks, all service marks, logos, trade dress, brand names and trade names, assumed names, corporate names and other indications of origin (whether registered or unregistered), (C) copyrights (whether registered or unregistered and any applications for registration therefor, including any modifications, extensions or renewals thereof), (D) trade secrets, schematics, sketches, designs, notebooks, reports, memoranda, drafts, documentation, support materials, customer lists, files, know-how and confidential business information, (F) Software, and (G) internet domain names.

“Just-Rite” means Just-Rite Supply, Inc., a Florida corporation, and a wholly-owned subsidiary of the Company.

“Knowledge” with respect to the Company and/or the Company Subsidiaries shall mean the actual knowledge of Howard L. Ehler, Jr., S. Daniel Ponce or Lisa M. Brock, in each case after reasonable inquiry of their direct reports.

“Liability” means any and all debts, liabilities and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

“material adverse effect” on a party means a material adverse effect on the business, assets, condition (financial or otherwise), financial condition, or results of operations of such party and its subsidiaries, taken as a whole, taking into account the exceptions contained in the definition of Company Material Adverse Effect.

“Offsite Migration” means the migration of Hazardous Materials onto or under a parcel discharged, dumped, Released, spilled, leaked, buried or disposed of on or from land neighboring such parcel.

“Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Release” means any releasing, spilling, leaking, discharging, disposing of, pumping, pouring, emitting, emptying, injecting, leaching, dumping or allowing to escape in violation of any Environmental Law, whether or not intentional.

“Software” means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (D) all documentation, including user manuals and training materials, relating to any of the foregoing.

“subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Tax” or “Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

“Working Capital” means (i) the Company’s consolidated current assets, less (ii) the Company’s consolidated current liabilities as determined in accordance with GAAP.

(b)   The following terms have the meanings in the sections set forth below:

Defined Term	Section Reference
ABC	3.29
Administrators	3.11(a)
Affiliate	9.03(a)
Agreement	Preamble
Appraisal Shares	2.01(d)
aware or awareness	9.03(a)
Book-Entry Shares	2.02(a)
Certificates	2.02(a)
Certificate of Merger	1.03
Certifying Officers	3.06(d)
Change of Control Transaction	9.03(a)
Closing	1.02
Closing Date	1.02
Code	3.11(b)
Company	Preamble
Company Benefit Agreements	3.10
Company Benefit Plans	3.10
Company Board	3.04(b)
Company By-laws	3.01
Company Charter	3.01
Company Common Stock	Preamble

Defined Term	Section Reference
Company Disclosure Letter	Article III
Company Material Adverse Effect	9.03(a)
Company Preferred Stock	3.03
Company SEC Documents	3.06(a)
Company Stock Plans	6.04(e)
Company Stockholder Approval	3.04(c)
Company Stockholders Meeting	6.01(b)
Company Subsidiaries	3.01
Company Takeover Proposal	5.02(d)
Consent	3.05(b)
Contract	3.05(a)
Debt Obligations	3.18(a)(ix)
DGCL	1.01
Effective Time	1.03
Exchange Act	3.05(b)
Exchange Fund	2.02(a)
Filed Company SEC Documents	3.08
GAAP	3.06(b)
Governmental Entity	3.05(b)
Indemnified Persons	6.05(a)
Inventory	3.28
Judgment	3.05(a)
Knowledge	9.03(a)
Law	3.05(a)
Leased Real Property	3.20
Leases	3.20
Liens	3.02(a)

Defined Term	Section Reference
material adverse effect	9.03(a)
Material Contracts	3.18(a)
Merger	Preamble
Merger Consideration	2.01(c)
Merger Sub	Preamble
Outside Date	8.01(b)
Parent	Preamble
Parent Material Adverse Effect	4.01
Paying Agent	2.02(a)
Person	9.03(a)
Proxy Statement	3.05(b)
Representatives	5.02(a)
Restraints	7.01(b)
SEC	3.05(b)
Section 262	2.01(d)
Securities Act	3.06(b)
Stock Option	6.04(e)
subsidiary	9.03(a)
Superior Company Proposal	5.02(d)
Surviving Corporation	1.01
Tax or Taxes	3.09(h)
Tax Return	3.09(h)
Transactions	3.04(a)
Transfer Taxes	6.09
Voting Company Debt	3.03(b)
WARN Act	3.23(b)
Working Capital	9.03(a)

Section 9.04 Interpretation; Disclosure Letters.  (a)  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section relates.

(b)   For the purpose of analyzing whether any effect is “material” or constitutes a “material adverse effect” for any purpose under this Agreement, the analysis of materiality shall not be limited to a long-term perspective (and whether any effect is or might be short-term, temporary or cyclical in nature shall not be dispositive of its materiality).

(c)   A reference to any US legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than the United States be treated as a reference to the relevant analogous term in that jurisdiction.

Section 9.05 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 9.06 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  This Agreement may be executed by facsimile signature or by other electronic means, such as portable document format (.pdf) or tagged image file format (TIFF), which shall constitute a legal and valid signature for purposes hereof.

Section 9.07 Entire Agreement; No Third-Party Beneficiaries.  This Agreement, taken together with the Company Disclosure Letter, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for Sections 6.04 and 6.05, are not intended to confer upon any Person any rights or remedies other than the parties to this Agreement.  Notwithstanding clause (b) of the immediately preceding sentence, following the Effective Time the provisions of Article II shall be enforceable by holders of Certificates.

Section 9.08 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 9.09 Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent and no such assignment shall in any way limit Parent’s liability hereunder.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.10 Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Florida state court located within Palm Beach County, Florida, any Federal court located in the State of Florida, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Florida state court located within Palm Beach County, Florida or, any Federal court located in the State of Florida in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any Florida state court located within Palm Beach County, Florida or, any Federal court sitting in the State of Florida and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

[Signatures Begin on Following Page]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

Q.E.P. CO., INC.

By:
Name: Lewis Gould
Title: Chairman and Chief Executive Officer

IMPERIAL ACQUISITION SUB INC.

By:
Name: Lewis Gould
Title: President

IMPERIAL INDUSTRIES, INC.

By:
Name: Howard L. Ehler, Jr.
Title: Chief Operating Officer, Principal Executive Officer, Principal Financial Officer and Secretary

Annex B

[LETTERHEAD OF CASSEL SALPETER & CO., LLC]

July 27, 2012

Imperial Industries, Inc.
1259 NW 21 Street
Pompano Beach, FL  33069
Attention: Board of Directors

Members of the Board of Directors:

We have been advised that Imperial Industries, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Merger Agreement)” by and among Q.E.P. Co., Inc. (“Q.E.P.”), Imperial Acquisition, Inc., a wholly owned subsidiary of Q.E.P. (“Merger Sub”) and the Company.  We have been further advised that, among other things, pursuant to the Merger Agreement, the Company will merge with Merger Sub (the “Merger”), each issued share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) shall be converted into the right to receive $0.30 in cash (the “Merger Consideration), and the Company will become a wholly owned subsidiary of Q.E.P.

You have requested that Cassel Salpeter & Co., LLC (“CS”) render an opinion (this “Opinion”) to the Board of Directors of the Company as to whether, as of the date of this Opinion, the Merger Consideration to be received by holders of Company Common Stock in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

In arriving at this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

•	Reviewed a draft of the Merger Agreement dated as of July 27, 2012.
•
Reviewed certain publicly available financial information and other data with respect to the Company that we deemed relevant, including its Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and its Current Reports on Form 8-K filed June 20, 2012 and July 13, 2012, respectively.

•
Reviewed certain other information and data with respect to the Company made available to us by the Company, including financial projections with respect to the future financial performance of the Company for the three years ending December 31, 2014, prepared by management of the Company (the “Projections”) and other internal financial information furnished to us by or on behalf of the Company.

•	Considered and compared the financial and operating performance of the Company with that of companies with publicly traded equity securities that we deemed relevant.
•	Considered the publicly available financial terms of certain transactions that we deemed relevant.
•	Discussed the business, financial condition, results of operations, and prospects of the Company and the proposed Merger with the Company’s management and certain of the Company’s representatives.
•	Conducted such other analyses and inquiries, and considered such other information and factors as we deemed appropriate.

The Board of Directors
Imperial Industries, Inc.
July 27, 2012

This Opinion only addresses whether, as of the date hereof, the Merger Consideration to be received by holders of Company Common Stock in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders and does not address any other terms, aspects, or implications of the Merger or the Merger Agreement, including, without limitation, any term or aspect of the Merger that is not susceptible to financial analyses, the fairness of the Merger or all or any portion of the Merger Consideration, to any other security holders of the Company or any creditors or other constituencies of the Company, nor the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration to be received by holders of Company Common Stock in the Merger pursuant to the Merger Agreement, or otherwise.

This Opinion does not address the relative merits of the Merger as compared to any alternative transaction or business strategy that might exist for the Company, or the merits of the underlying decision by the Company to engage in or consummate the Merger.  The financial and other terms of the Merger were determined pursuant to negotiations between the parties to the Merger Agreement and were not determined by or pursuant to any recommendation from us. In addition, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction involving the Company.

In arriving at this Opinion, we have, with your consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us or available from public sources, and we have further relied upon the assurances of the Company’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading.  We are not legal, tax, environmental, or regulatory advisors and, we do not express any views or opinions as to any legal, tax, environmental, or regulatory matters relating to the Company or the Merger.  We understand and have assumed that the Company has obtained or will obtain such advice as it deems necessary or appropriate from qualified legal, tax, environmental, regulatory, and other professionals.  You have also advised us and we have assumed that the Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of the Company with respect to the future financial performance of the Company and that such information provides a reasonable basis upon which to analyze and evaluate the Company and form an opinion.  We express no view with respect to the Projections or the assumptions on which they are based.  We have not evaluated the solvency of the Company or any other party to the Merger, the fair value of the Company or any of its assets or liabilities, or whether the Company or any other party to the Merger is paying or receiving reasonably equivalent value in the Merger under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor have we evaluated, in any way, the ability of the Company or any other party to the Merger to pay its obligations when they come due.  We have not physically inspected the Company’s properties or facilities and have not made or obtained any evaluations or appraisals of the Company’s assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities).  We have not attempted to confirm whether the Company has good title to its assets.  CS’s role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Board of Directors of the Company.

The Board of Directors
Imperial Industries, Inc.
July 27, 2012

Among other things, you have advised us and for purposes of our analyses and this Opinion we have assumed, that: (i) the Company has incurred losses from continuing operations for the past five fiscal years, (ii) the Company does not have a line of credit or other financing arrangement other than the loan agreement (the “Loan Agreement”) with Q.E.P. providing the Company with a line of credit up to $500,000, (iii) the Loan Agreement is secured by a lien on substantially all the assets of the Company, is subject to certain financial covenants and other restrictions, and is due to mature no later than on December 14, 2012, (iv) there can be no assurance that the Company will be able comply with the financial covenants and other restrictions under the Loan Agreement or that the Company will be able to extend, replace, or refinance the Loan Agreement on or prior to the expiration or maturity thereof, or on terms satisfactory or otherwise acceptable to the Company, (v) in the absence of the Loan Agreement, the Company would not have sufficient cash balances to sustain operations for the next twelve months, and (vi) in the absence of the proposed Merger or a substantial and sustained improvement in unfavorable conditions in the construction industry and the economy generally, it is unlikely that the Company would have adequate liquidity to continue as a going concern which, taking into account all of the foregoing, would be reasonably likely to result in the insolvency, bankruptcy, or voluntary or involuntary liquidation of the Company without any proceeds from such bankruptcy or liquidation being paid to holders of Company Common Stock.  In this regard, we further understand that the Company’s independent registered public accounting firm issued a report dated March 29, 2012, in connection with its audit of the Company’s financial statements as of and for the year ended December 31, 2011 which included an explanatory paragraph describing the existence of conditions that raise substantial doubt about the Company’s ability to continue as a going concern.  Management of the Company has further advised us that, despite its efforts to solicit alternative financing and strategic transaction proposals prior to entering into a letter of intent and the Loan Agreement with Q.E.P, it had been unable to obtain financing proposals or commitments more favorable to the Company than the Loan Agreement or strategic transaction proposals more favorable to the Company and the holders of Company Common Stock than the Merger.

We have assumed, with your consent, that the Merger will be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Merger, no delay, limitation, restriction, or condition will be imposed that would have an adverse effect on the Company or the Merger.  We also have assumed, with your consent, that the final executed form of the Merger Agreement will not differ in any material respect from the draft we have reviewed and that the Merger will be consummated on the terms set forth in the Merger Agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof that is material to our analyses or this Opinion.  We have also assumed that the representations and warranties of the parties to the Merger Agreement contained therein are true and correct and that each such party will perform all of the covenants and agreements to be performed by it under the Merger Agreement.  We offer no opinion as to the contractual terms of the Merger Agreement or the likelihood that the conditions to the consummation of the Merger set forth in the Merger Agreement will be satisfied.

Our analysis and this Opinion are necessarily based upon market, economic, and other conditions, as they exist on, and could be evaluated as of the date hereof.  Accordingly, although subsequent developments may arise that would otherwise affect this Opinion, we do not assume any obligation to update, review, or reaffirm this Opinion to you or any other person or otherwise to comment on or consider events occurring or coming to our attention after the date hereof.

The Board of Directors
Imperial Industries, Inc.
July 27, 2012

This Opinion is addressed to the Board of Directors of the Company for the use and benefit of the members of the Board of Directors of the Company (in their capacities as such) in connection with the Board of Directors of the Company’s evaluation of the Merger.  This Opinion may not be used for any other purpose without our prior written consent.  This Opinion is not intended to and does not constitute advice or a recommendation to any holders of Company Common Stock or other security holders as to how such holders of Company Common Stock or other security holder should vote or act with respect to any matter relating to the Merger or otherwise.  This Opinion should not be construed as creating any fiduciary duty on our part to the Company or any other party to the Merger Agreement, any security holder of the Company or such other party, any creditor of the Company or such other party, or any other person.

We will receive a fee for rendering this Opinion, no portion of which is contingent upon the completion of the Merger.  In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities that may arise out of our engagement or the rendering of this Opinion.  In accordance with our policies and procedures, a fairness committee was not required to, and did not, approve the issuance of this Opinion.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this Opinion, the Merger Consideration to be received by holders of Company Common Stock in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/Cassel Salpeter & Co., LLC

Annex C

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.;

Annex D

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is entered into as of July 30, 2012, by and among Imperial Industries, Inc., a Delaware corporation (the “Company”), Q.E.P. Co., Inc., a Delaware corporation (“Parent”) and __________________ (the “Stockholder”).  The Stockholder is executing this Agreement only in his/her capacity as the owner of the Subject Securities.

RECITALS

WHEREAS, on July 30, 2011, the Board of Directors of the Company adopted an Agreement and Plan of Merger among the Company, Parent and Roberts Holding International, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) (as the same may be amended or supplemented, the “Merger Agreement”), providing for, among other things, a plan of merger of Merger Sub with and into the Company (the “Merger”), and unconditionally recommended the plan of merger represented by the Merger Agreement and submitted the same to the stockholders of the Company for approval;

WHEREAS, as of the date hereof, the Stockholder is the record holder and beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of (x) that number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (y) such options to purchase that number of shares of Common Stock (the “Options”, and as exercised, the “Option Shares” and together with any Common Stock, the “Subject Shares”, and together with the Options, the “Subject Securities”), in each case as is set forth on Schedule 1 to this Agreement, provided that nothing herein shall require Stockholder to exercise any Options;

WHEREAS, under the Merger Agreement, the Stockholder will receive value for its Subject Securities; and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, Parent has requested that the Stockholder enter into this Agreement pursuant to which the Stockholder shall, among other things, consent to the approval of the Merger Agreement and the Merger and agree to support the transactions contemplated thereby as a stockholder, pursuant and subject to the terms and conditions in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Agreement to Vote.

(a) Except as specifically set forth herein, the Stockholder agrees with Parent (and not any other stockholder of the Company (each stockholder of the Company other than the Stockholder, an “Other Stockholder” and, collectively, the “Other Stockholders”)) that, during the term of this Agreement, at the Company Stockholders Meeting or any other meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, relating to any proposed action by the stockholders of the Company with respect to the matters set forth in Section 1(a)(ii) below, the Stockholder shall:

i. appear at each such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum; and

ii. vote or consent (or cause to be voted or consented), in person or by proxy, all Subject Shares owned by the Stockholder (i) in favor of approval of the Merger Agreement and any other action of the Company’s stockholders requested in furtherance thereof, (ii) against any action or agreement submitted for approval of the stockholders of the Company that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Stockholder contained in this Agreement; (iii) against any amendment of the Company’s certificate of incorporation or bylaws, or other proposal, action or transaction involving the Company or any of its subsidiaries, which amendment, proposal, action or transaction would reasonably be expected (A) to nullify, interfere with or be inconsistent with the Merger Agreement or the transactions contemplated thereby (including the Merger), or (B) to otherwise impede, delay, postpone, prevent, discourage or materially and adversely affect the timely consummation of the Merger or the other transactions contemplated by the Merger Agreement; and (iv) against any other action, agreement or transaction submitted for approval to the stockholders of the Company that would constitute a Company Takeover Proposal; provided however, if the Board of Directors in good faith in accordance with Section 5.02(b) of the Merger Agreement withdraw or modify its approval based on the submission of a Superior Company Proposal, the Stockholder shall not be required to comply with the provisions of this Section 1(a)(ii).

(b) Any such vote will be cast or consent will be given in accordance with the procedures applicable thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of effectuating and recording the results of such vote or consent. The obligations of the Stockholder set forth in this Section 1 shall apply whether or not the Company breaches or threatens to breach any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.  Notwithstanding the foregoing, the obligations of the Stockholder set forth in this Section 1 shall terminate upon termination of this Agreement in accordance with its terms.

2. Irrevocable Proxy.

(a) Grant of Proxy.  The Stockholder hereby appoints Parent and any designee of Parent, each of them individually, the Stockholder’s proxy and attorney-in-fact during the term of this Agreement, with full power of substitution and re-substitution, to vote, direct the vote or act by written consent with respect to the Subject Shares (i) in accordance with Section 1 hereof and (ii) to sign its name (as a stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware or the rules of any bank, broker or depositary may permit or require in connection with any matter referred to in Section 1.  This proxy is given to secure the performance of the duties of the Stockholder under this Agreement and its existence will not be deemed to relieve the Stockholder of its obligations under Section 1.  The Stockholder affirms that this proxy is coupled with an interest and is irrevocable until termination of this Agreement pursuant to Section 8, whereupon such proxy and power of attorney shall automatically terminate and be deemed null and void.  The Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The proxy granted herein shall not be revoked when the interest with which it is coupled is extinguished.  The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Stockholder.  Notwithstanding anything herein to the contrary, the Stockholder shall have the right to revoke the proxy granted herein, in the event that the Company receives a Superior Company Proposal, and the Board of Directors in good faith withdraw its approval or recommendation of the Merger in accordance with Section 5.02(b) of the Merger Agreement.

(b) Other Proxies Revoked.  The Stockholder represents that any proxy heretofore given in respect of the Subject Shares is not irrevocable, has revoked any and all such proxies, and hereby revokes any and all such proxies to the extent not previously revoked.

3. Restrictions on Transfers of Beneficial Ownership. During the term of this Agreement, the Stockholder will not, directly or indirectly: (a) except pursuant to the terms of this Agreement offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (each, a “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Shares (other than a transfer by the Stockholder to an Affiliate of such Stockholder that has entered into an agreement in the form of this Agreement with Parent or expressly agreed to be bound by the terms and conditions of this Agreement in a written agreement reasonably acceptable to Parent); (b) except pursuant to the terms of this Agreement or as otherwise called for by the Merger Agreement, (i) deposit any Subject Shares into a voting trust, (ii) grant any proxies or powers of attorney or enter into a voting agreement with respect to any of the Subject Shares, or (iii) enter into any other agreement or understanding with respect to the voting of any of the Subject Shares; (c) convert or consent to the conversion of any of the Subject Shares into any other class of capital stock or other securities of the Company; or (d) take any action that would reasonably be expected to make any of his/her representations or warranties contained herein untrue or incorrect in any material respect or have the effect of impairing the ability of Stockholder to perform Stockholder’s obligations under this Agreement or preventing or delaying the Merger or consummation of any of the other transactions contemplated by the Merger Agreement.  Any attempted Transfer of the Subject Shares or any interest therein in violation of this Section 3 shall be null and void ab initio.   Notwithstanding anything herein to the contrary, the Stockholder shall have the right to transfer his/her Subject Shares in connection with a Superior Company Proposal if the Board of Directors in good faith withdraw its approval or recommendation of the Merger in accordance with Section 5.02(b) of the Merger Agreement.

4. No Solicitation.  The Stockholder shall, and shall cause each agent and representative (including any investment banker, financial advisor, attorney, accountant or other representative retained by the Stockholder or any such representative) (each, a “Stockholder Representative”) of the Stockholder to, immediately cease any discussions or negotiations with any other parties conducted heretofore (other than Parent and Merger Sub) with respect to any Company Takeover Proposal.  The Stockholder shall not, directly or indirectly, through another Person:  (i) solicit, initiate, induce, knowingly facilitate or encourage the making by any Person (other than Parent and its Subsidiaries) of any Company Takeover Proposal or take any actions that would reasonably be expected to lead to any Company Takeover Proposal or Superior Company Proposal; (ii) enter into discussions or negotiations with any Person in furtherance of a Company Takeover Proposal or to obtain an Superior Company Proposal; (iii) furnish any nonpublic information regarding the Company or any of its Subsidiaries to any Person in connection with or in response to a Company Takeover Proposal or Superior Takeover Proposal; or (v) enter into any contract or agreement with respect to any Company Takeover Proposal, other than in connection with a Superior Company Proposal.  Without limiting the foregoing, it is agreed that any violation of the foregoing by the Stockholder shall be a violation of Section 5.02 of the Merger Agreement by the Company.

5. No Limitations on Stockholder’s Action as a Director.  The Stockholder executes this Agreement solely in his/her capacity as the owner of its Subject Securities, and nothing in this Agreement shall limit or restrict the Stockholder as a member of the board of directors of the Company or any of its Subsidiaries from acting, omitting to act or refraining from taking any action, in such person’s capacity as a member of the board of directors of the Company or any of its Subsidiaries, including all actions taken by such person in accordance with such person’s fiduciary duties as a director of the Company or any of its Subsidiaries or otherwise as permitted by the Merger Agreement, including with respect to a Superior Company Proposal.

6. Representations and Warranties of Stockholder.  The Stockholder hereby represents and warrants to Parent as follows:

(a) Ownership.  The Stockholder is the record and beneficial owner of, and has good and valid title to the Subject Shares, free and clear of any liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, and community property interests.  Except as expressly set forth on Schedule 1, there are no options, warrants or other rights, agreements, voting trusts, proxies, arrangements or commitments of any character to which the Stockholder is a party relating to the pledge, disposition or voting of any of the Subject Shares.  Except as expressly set forth on Schedule 1, except for the Subject Shares, the Stockholder does not beneficially own any securities of the Company on the date hereof, and does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote.

(b) Organization, Authority.  The Stockholder has all requisite power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(c) Execution and Delivery.  This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, reorganization, insolvency, moratorium, liquidation and other laws relating to, or affecting the enforceability of creditors’ rights and remedies generally.

(d) No Conflicts.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, notice or acceleration under, (i) any loan or credit agreement, bond, note, mortgage, indenture, lease or any other contract, agreement, or instrument to which the Stockholder is a party or by which the Stockholder or any of the Subject Shares is bound, or (ii) any law, injunction, judgment, writ, decree, order or ruling applicable to the Stockholder or to such Stockholder’s property or assets.  Subject to appropriate filings under securities laws (which the Stockholder agrees to make promptly), to the extent applicable, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of the Stockholder is required in connection with the valid execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof.  No consent of the Stockholder’s spouse is necessary under any “community property” or other laws in order for the Stockholder to enter into and perform its obligations under this Agreement.

(e) Reliance.  The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance under this Agreement.

7. Representations and Warranties of Parent.  Parent hereby represents and warrants to the Stockholder as follows:

(a) Organization, Authority.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Parent has all the requisite power and authority to enter into, execute and deliver this Agreement and to perform fully the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(b) Execution and Delivery.  This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, reorganization, insolvency, moratorium, liquidation and other laws relating to, or affecting the enforceability of creditors’ rights and remedies generally.

(c) No Conflicts.  Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder will result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) Parent’s certificate of incorporation, bylaws or other constituent documents, (ii) any contract, obligation, commitment, agreement, restriction, understanding, or instrument to which Parent is a party or by which Parent is bound, (iii) any injunction, judgment, writ, decree, order or ruling applicable to Parent, or (iv) subject to the filing of any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby, any law, statute, rule or regulation applicable to Parent.  Subject to appropriate filings under securities laws (which Parent agrees to make promptly), to the extent applicable, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Parent is required in connection with the valid execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof.

8. Termination.  Except as otherwise set forth below, this Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earliest of:

(a) the Effective Time;

(b) the date upon which the Merger Agreement is validly terminated in accordance with its terms;

(c) the delivery of written notice by Parent to the Stockholder of the termination of this Agreement; and

(d) receipt by the Company of a Superior Company Proposal in connection with the Board of Directors in good faith withdraws its approval or recommendation of the Merger in accordance with Section 5.02(b) of the Merger Agreement.

If this Agreement terminates pursuant to this Section 8, then any written consent delivered by the Stockholder pursuant to Section 1 and the proxies granted by the Stockholder pursuant to Section 2(a) shall terminate and be deemed null and void.

9. Miscellaneous.

(a) Adjustments.  In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Subject Shares or the like or any other action that would have the effect of changing the Stockholder’s ownership of the Subject Shares or (ii) the Stockholder becomes the record holder or beneficial owner of any additional shares of Common Stock or Preferred Stock (including any such shares acquired by exercise of options, warrants or otherwise), then the terms of this Agreement will apply to all of the shares of Company Common Stock and Company Preferred Stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the record holder or beneficial owner thereof, as described in clause (ii), as though they were Subject Shares hereunder. Notwithstanding the foregoing, each Stockholder shall immediately notify Parent in writing, and obtain the prior written consent of Parent, if it intends to purchase or otherwise acquire beneficial ownership, voting or other rights to any capital stock of the Company after the date hereof, and to promptly notify Parent of the number of any new shares of capital stock of the Company acquired by the Stockholder, if any, after the date hereof.

(b) Waiver of Dissenter’s Rights. The Stockholder hereby consents to and approves the actions taken by the Company Board in approving the Merger Agreement and this Agreement, the Merger and the other transactions contemplated by the Merger Agreement.  The Stockholder hereby waives, and agrees not to exercise or assert, any right of dissent or similar rights under the DGCL or other applicable law in connection with the Merger.

(c) Publication. The Stockholder hereby permits Parent to publish and disclose in all documents and schedules filed with the SEC or as required by any other Governmental Entity its identity and ownership of the Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement; provided, however, that such publication and disclosure shall be subject to the prior review and comment by the Stockholder.  Except as provided above or as may be required by applicable law, without the prior written consent of the other parties, (i) neither the Stockholder nor Parent shall issue any press release or make any other public statement with respect to this Agreement or the terms hereof and (ii) the Stockholder shall not issue any press release or make any other public statement with respect to the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement.

(d) Further Actions.  Each of the parties hereto agrees that it will execute and deliver such other documents and instruments and to take such further actions as from time to time may be necessary or appropriate to effectuate this Agreement.

(e) Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Stockholder, to the Stockholder’s address on the signature page hereto, with copies (which shall not constitute notice) to the Company at the addresses below.

If to the Company:

Imperial Industries, Inc.
1259 NW 21st Street
Pompano Beach, FL 33069
Attention: Howard L. Ehler, Jr., Executive Vice President
Facsimile: (954) 970-3538

with a copies (which shall not constitute notice) to:

S. Daniel Ponce, Chairman of the Board
c/o Legon, Ponce & Fodiman, P.A.
1111 Brickell Avenue, Suite 2150
Miami, FL  33131
Facsimile (305) 444-9937

and

Bryan W. Bauman, P. A.
15851 SW 41st Street, Suite 600
Davie, FL 33331
Attention: Bryan W. Bauman, Esq.
Facsimile: 954-796-3401

If to Parent:

Q.E.P. Co., Inc.
1001 Broken Sound Parkway, NW  Suite A
Boca Raton, FL 33487
Attention: Chief Executive Officer
Telephone No.: 561-994-5550
Facsimile No.: 561-994-1530

with copies (which shall not constitute notice) to:

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, FL 33131
Attention:  Rodney H. Bell, Esq.
Facsimile No.: 305-789-7799

(f) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, except that Parent may assign this Agreement to a wholly-owned Subsidiary of Parent in connection with the concurrent assignment of the Merger Agreement to such Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder.  Any attempt to make any such assignment without such consent shall be null and void.  Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties, their respective successors and permitted assigns.

(g) Third Party Beneficiaries.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person other than the parties hereto or their respective permitted successors and assigns any rights, benefits, remedies, obligations or liabilities whatsoever under or by reason of this Agreement.

(h) Entire Agreement.  This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, either written or oral, among the parties, or any of them, with respect thereto.

(i) Waivers.  Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance of any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

(j) Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (ii) the word “including” means “including without limitation” and is intended by the parties to be by way of example rather than limitation, (iii) reference to any Section means such Section hereof, (iv) any reference in this Agreement to $ shall mean U.S. dollars, and (v) any reference in this Agreement to gender shall include both genders, and words imparting the singular number only shall include the plural and vice versa.  No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(k) Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

(l) Enforcement; Jurisdiction.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Florida state court located within Palm Beach County, Florida, any Federal court located in the State of Florida, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Florida state court located within Palm Beach County, Florida or, any Federal court located in the State of Florida in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any Florida state court located within Palm Beach County, Florida or, any Federal court sitting in the State of Florida.

(m) Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  This Agreement may be executed by facsimile signature or by other electronic means, such as portable document format (.pdf) or tagged image file format (TIFF), which shall constitute a legal and valid signature for purposes hereof.

(n) Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(o) Waiver of Trial by Jury.  EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED, OR WHICH IN THE FUTURE MAY BE DELIVERED, IN CONNECTION WITH THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(p) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(q) Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Merger Agreement.  Notwithstanding anything to the contrary contained herein, for purposes of this Agreement only, the Stockholder and the Company shall be deemed not to be Affiliates of each other (or of any other Person who would otherwise be an Affiliate as a result of an Affiliate relationship between the Stockholder and the Company).

(r) Acknowledgements.  The Stockholder hereby waives any and all notices and consent rights, solely with respect to the Merger Agreement and all agreements, understandings or arrangements entered into connection with the Merger Agreement, including this Agreement (collectively, the “Transaction Documents”), and with respect to the transactions contemplated by the Transaction Documents, to which it is otherwise entitled under the terms of the Company’s certificate of incorporation or bylaws or any agreement, understanding or arrangement to which the Stockholder or its Affiliates are party with the Company; provided, that this waiver shall not apply to any notices or consents rights afforded to such Stockholder under the Transaction Documents.

(s) Independent Nature of Stockholders’ Obligations and Rights.

i. The obligations of the Stockholder under this Agreement or any other Transaction Document are several and not joint with the obligations of any Other Stockholder and the Company, and the Stockholder shall not be responsible in any way for the performance of the obligations of any Other Stockholder or the Company under the Transaction Documents.  Nothing contained herein or in any other Transaction Document, and no action taken by the Stockholder pursuant hereto or any Other Stockholder pursuant thereto, shall be deemed to constitute the Stockholder, on the one hand, and any Other Stockholder, on the other hand, as (and each of the Company and Parent acknowledges that the Stockholder and the Other Stockholders do not so constitute) a partnership, an association, a joint venture or any other kind of group (including, without limitation, within the meaning of Section 13(d)(3) under the Exchange Act or Rule 13d-5(b)(1) thereunder) or entity, or create a presumption that the Stockholder is in any way acting in concert or as a group (including, without limitation, within the meaning of Section 13(d)(3) under the Exchange Act or Rule 13d-5(b)(1) thereunder) or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters and neither the Company nor Parent, nor any of their respective Affiliates, shall assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents.  The decision of the Stockholder to enter into this Agreement and any other Transaction Document to which the Stockholder is a party, and with respect to the performance of its obligations hereunder and thereunder, has been made by the Stockholder independently of any Other Stockholder.

ii. Each of the Company, Parent and the Stockholder confirm that the Stockholder has, independently of any Other Stockholder, participated with Company and Parent in the negotiation of this Agreement and to the extent it is a party thereto, the other Transaction Documents.  The Stockholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other Stockholder to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Stockholder:
___________________________________________
Name:

Address: ___________________________________

___________________________________________

___________________________________________

Fax: _______________________________________

Company:	IMPERIAL INDUSTRIES, INC. By: _______________________________________ Name: Howard L. Ehler, Jr. Title: Chief Operating Officer, Principal Executive Officer, Principal Financial Officer and Secretary
Parent:	Q.E.P. CO., INC. By: _______________________________________ Name: Lewis Gould Title: Chairman and Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

Schedule 1
SUBJECT SHARES

	Shares of Common Stock Owned	Common Stock issuable upon exercise of Options (1)

Stockholder	________________	______________

(1)	Does not reflect any limitations on the exercise of the Options pursuant to the terms of the Option grant or the applicable Company Stock Plan.

Imperial Industries, Inc.

As a stockholder of Imperial Industries, Inc., you have the option of voting your shares electronically  through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic  vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically  over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on October 16, 2012.

(	*

Vote Your Proxv on the Internet:	OR	Vote Your Proxy bv Phone: Call 1 (866) 894-0537	OR	Vote Your Proxy by Mail:
Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.		Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.		Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	Please mark your votes like this	X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
	FOR	AGAINST	ABSTAIN
1.
Adoption of the Amended and Restated Agreement and Plan of Merger, dated as of August 8, 2012, among Imperial Industries, Inc., Q.E.P. CO., Inc. and wholly owned subsidiary of Q.E.P. CO., Inc., as it may be amended from time to time, pursuant to which Imperial will be acquired by Q.E.P. CO., Inc.
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2.
Adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.
	☐	☐	☐

To change your address, please mark this box.	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________________________________ Signature ______________________________________________ Date __________, 2012.

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title. !f shares are held jointly, both owners should sign. If a corporation, limited liability company or partnership, please sign in full corporate, company or partnership name by authorized signatory.

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Stockholders of Imperial Industries, Inc.
to be held on October 17, 2012.

The Proxy Statement is available at
http://www.imperialindustries.com.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

IMPERIAL INDUSTRIES INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY FOR THE SPECIAL MEETING  ON OCTOBER 17, 2012

    The undersigned, revoking all previous proxies, hereby appoints S. Daniel Ponce and Howard L. Ehler, Jr. as proxy, acting jointly and severally, with full power of substitution, for and in the name of the undersigned to vote all shares of common stock, par value $.01 per share, of Imperial Industries, Inc., that the undersigned would be entitled to vote if present in person at the special meeting of stockholders to be held on Wednesday, October 17, 2012, at 10:00 a.m., at the law offices of Legon, Ponce & Fodiman, P. A. located at 1111 Brickell Avenue, Suite 2150, Miami, Florida 33131, and at any adjournment, on the matters described in the accompanying proxy statement and on any such other matters as may properly come before the special meeting. The proxies are directed to vote or refrain from voting as checked on the reverse side on the matters listed on the reverse side, and otherwise may vote in their discretion.

    The  undersigned   hereby  acknowledges receipt  of the  Notice  of Special  Meeting  and  proxy  statement, both dated August 22, 2012, and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment thereof.

    YOU ARE ENCOURAGED  TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE  BOXES ON THE REVERSE  SIDE,  BUT YOU  NEED NOT MARK  ANY BOXES  IF YOU WISH TO VOTE IN ACCORDANCE  WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY HOLDERS  CANNOT  VOTE YOUR SHARES UNLESS YOU SIGN  AND RETURN THIS CARD.  ACTION TAKEN  PURSUANT TO THIS PROXY CARD WILL BE EFFECTIVE AS TO ALL SHARES THAT YOU OWN.

    Important Notice Regarding  the Availability of Proxy Materials  for the Special Meeting of Stockholders to be held on October 17, 2012. The proxy statement  is available at http://www.imperialindustries.com.

This proxy when properly executed  will be voted in the manner directed  herein.

If no direction  is made, this proxy will be voted "FOR" each of proposal 1 and 2. This proxy will be voted, in the discretion of proxy holders, upon such other  business as may properly come before the Special Meeting or any adjournment thereof.

Please sign, date and return  this proxy in the enclosed postage prepaid envelope.

(Continued, and to be marked, dated and signed, on the reverse side)